Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291832

PROSPECTUS

Jupiter Neurosciences, Inc.

10,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 10,000,000 shares of our common stock, par value $0.0001 per share (the “common stock”) of Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”), by YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville” or the “Selling Stockholder”).

The shares of common stock to which this prospectus relates have been or may be issued by us to Yorkville pursuant to a standby equity purchase agreement, dated as of October 24, 2025, by and between the Company and Yorkville (as amended, the “SEPA”). Such shares of common stock include (i) up to 4,000,000 shares of common stock (the “Conversion Shares”) that may be issued to Yorkville upon conversion by Yorkville of a convertible promissory note (as amended, the “Convertible Note,” and together with any additional convertible promissory notes to be issued, the “Convertible Notes”) issued to Yorkville under the SEPA, (ii) 5,868,091 shares of common stock (the “Advance Shares”) that may be issued to Yorkville in the form of one or more advances (the “Advances”) under the SEPA in our sole discretion following an Advance Notice (as defined below) and (iii) 131,909 shares of common stock we issued Yorkville, upon our execution of the SEPA on October 24, 2025, as partial consideration for its commitment to purchase shares of our common stock in one or more purchases that we may, in our sole discretion, direct Yorkville to make, from time to time after the date of this prospectus, pursuant to the SEPA.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by the Selling Stockholder. However, we may receive up to $6,000,000 aggregate gross proceeds from sales of Convertible Notes and up to $14,000,000 aggregate gross proceeds from sales of common stock we may elect to make to Yorkville pursuant to the SEPA prior to or after the date of this prospectus. See “The Standby Equity Purchase Agreement” for a description of the SEPA and “Selling Stockholder” for additional information regarding Yorkville.

Yorkville may sell or otherwise dispose of the common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how Yorkville may sell or otherwise dispose of the common stock pursuant to this prospectus. Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of common stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees. See section titled “Plan of Distribution” beginning on page 128 of this prospectus.

Shares of our common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “JUNS”. On December 11, 2025, the closing price of our common stock was $1.18. The price of our common stock is volatile. From December 4, 2024, the day when the Company began trading on the Nasdaq through December 11, 2025, our common stock has traded at a low of $0.51 and a high of $19.51.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 14 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities described in this prospectus for resale by the Selling Stockholder who may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder pursuant to this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our product candidate, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement on Form S-1 may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Registration Statement on Form S-1 are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

●	We have not generated any revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future;
●	The ability of our preclinical studies and planned clinical trials to demonstrate safety and efficacy of our product candidate JOTROL™ and other positive results;
●	We recently announced the launch of Nugevia brand, which provides high end supplements which promote health and wellness. We will incur substantial costs in launching this brand and there can be no assurances that this launch will be successful;
●	There is intense competition for supplements and consumer skepticism;
●	The timing, progress and results of preclinical studies and clinical trials for JOTROL™ and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available, and our research and development programs;
●	The timing, scope and likelihood of regulatory filings and approvals, including timing of investigational new drug (“INDs”), new drug applications (“NDAs”) and final FDA approval of JOTROL™ and any other future product candidates;
●	The timing, scope or likelihood of foreign regulatory filings and approvals;
●	Our ability to develop and advance our current product candidate JOTROL™ and programs into, and successfully complete, clinical studies;
●	Our manufacturing, commercialization, and marketing capabilities and strategy;
●	Our plans relating to commercializing our JOTROL™ prescription product candidates, if approved, including the geographic areas of focus and sales strategy;
●	The size of the market opportunity for our product candidate JOTROL™, including our estimates of the number of patients who suffer from the diseases we are targeting;
●	Our expectations regarding the approval and use of our product candidate JOTROL™ in combination with other drugs;
●	Our competitive position and the success of competing therapies that are or may become available;
●	Our estimates of the number of patients that we will enroll in our clinical trials;
●	The beneficial characteristics, and the potential safety, efficacy and therapeutic effects of our product candidate JOTROL™;
●	Our ability to obtain and maintain regulatory approval of our product candidate JOTROL™;
●	Our plans relating to the further development of our product candidate JOTROL™, including additional indications we may pursue;
●	Existing regulations and regulatory developments in the United States, Europe and other jurisdictions;
●	Our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering JOTROL™ and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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●	Our continued reliance on third parties to conduct additional preclinical studies and planned clinical trials of our product candidate JOTROL™, and for the manufacture of our product candidate JOTROL™ for preclinical studies and clinical trials;
●	Our relationships with patient advocacy groups, key opinion leaders, regulators, the research community and payors;
●	Our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidate JOTROL™;
●	The pricing and reimbursement of JOTROL™ and other product candidates we may develop, if approved;
●	The rate and degree of market acceptance and clinical utility of JOTROL™ and other product candidates we may develop;
●	Our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
●	Our financial performance;
●	The period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;
●	The impact of laws and regulations;
●	Our expectations regarding the period during which we will qualify as an emerging growth company under The Jumpstart Our Business Startups Act of 2012 and a smaller reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
●	Our anticipated use of our existing resources and the proceeds from our initial public offering; and
●	The price of our common stock could be subject to rapid and substantial volatility. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading; and
●	Other risks and uncertainties, including those listed under the captions “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These and other risks are described under the heading “Risk Factors” in this prospectus. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Overview of the Company

Business Overview

Jupiter Neurosciences, Inc. is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company is advancing a therapeutic pipeline targeting central nervous system (“CNS”) disorders and rare diseases, while also expanding into the consumer longevity market with its Nugevia™ product line. Both efforts are powered by JOTROL™, Jupiter’s proprietary, enhanced resveratrol formulation that has demonstrated significantly improved bioavailability. The Company’s prescription pipeline is focused broadly on CNS disorders, presently with a planned Phase IIa clinical study in Parkinson’s disease. The Company’s Nugevia product line brings clinical-grade science to the supplement space, supporting mental clarity, skin health, and mitochondrial function.

The Company completed preclinical studies at the University of Miami for Parkinson’s Disease in 2021. These studies used a validated mouse model to mimic human disease characteristics. The promising results have led the Company to plan a Phase IIa clinical trial for Parkinson’s Disease, which is expected to start in the fourth quarter of 2025, with results anticipated 12 months later. The Company also aims to explore other CNS indications, such as Mild Cognitive Impairment (“MCI”) and Alzheimer’s disease, following the Parkinson’s study

The Company believes, based on pre-clinical and clinical studies, that high doses of resveratrol are necessary for therapeutic effects. Current resveratrol products cannot reach these levels without causing severe gastrointestinal side effects. Indications are from human studies in Alzheimer’s patients (Turner et al 2015) and Friedreich’s Ataxia patients (Yu et al 2015) that a concentration at the highest dose (CMax) of resveratrol in blood plasma needs to be 200 ng/ml or higher for therapeutic effect. A Phase 1 study with 500mg of resveratrol as a maximum dose in the JOTROL™ formulation showed levels of resveratrol exceeding 800 ng/ml without generating any severe adverse events (AAPS Open 2022). Resveratrol was shown in the Turner Alzheimer’s study to cross the blood-brain barrier, indicating positive effects on oxidative stress and inflammation. Subsequent analysis published in Molecular Science 2025 (Mousa et al) further indicates that resveratrol has effect on neurodegeneration and neuroinflammation in Alzheimer’s patients.

Over the past two years, JOTROL™ has garnered significant interest from Asian organizations. This interest is partly due to resveratrol’s use in Asian herbal medicines, recent patent approvals in Hong Kong and China, and China’s list of rare disease indications where JOTROL™ could be applicable. Additionally, recent publications in the Journal of Alzheimer’s Disease and AAPS Open, along with the projected growth of the Traditional Chinese Medicine market, have contributed to this interest.

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The Company has entered service agreements with firms in Hong Kong to accelerate product development in South-East Asia. These agreements aim to leverage local expertise and networks to facilitate market entry and potential out-licensing deals. The Company entered into an agreement with Dominant Treasure Health to expand its business development in China, Malaysia, and Singapore, aiming to penetrate the large and challenging Asian market.

In March 2025, the Company unveiled a new strategic initiative to introduce Nugevia—a consumer-oriented product line dedicated to longevity and wellness. This initiative aims to meet the rising demand for scientifically validated wellness solutions by developing nutritional products that support both longevity and health span. Positioned within a rapidly growing global industry expected to reach $8 trillion by 2030, Nugevia products will leverage Jupiter’s proprietary JOTROL™ technology, a resveratrol-based platform shown to deliver a nine-fold increase in bioavailability.

The first products under the Nugevia brand, focusing on longevity and healthspan are available for sale and shipments are expected in the fourth quarter of 2025 through a direct-to-consumer (“DTC”) model. The products are:

●	Nugevia GLO (“GLO”), which promotes cellular defense and skin vitality from the inside out;
●	Nugevia MND (“MND”), which supports cognitive resilience; and
●	Nugevia PWR (“PWR”), which helps replenish mitochondrial function, which is a key for sustained growth and performance.

The three debut formulations—GLO, MND, and PWR—are designed to support cellular resilience through intelligent stacking of synergistic ingredients, all enhanced for optimal absorption via the JOTROL™ system.

The Company plans to market these products in the U.S. and internationally.

Nugevia’s launch is a pivotal move to monetize Jupiter’s proprietary science, support ongoing clinical trials, and capture a share of the booming longevity market.

The Company operates through two segments: (i) the sale of premium nutritional supplements under the Nugevia brand, and (ii) pharmaceutical operations centered on the development of drug candidates.

For other information on our business and product details, see “Description of Business” section.

The Standby Equity Purchase Agreement

On October 24, 2025, Jupiter Neurosciences, Inc. entered into the SEPA and a related Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of October 24, 2025, with Yorkville, pursuant to which the Company has the right to sell to Yorkville up to $20.0 million of its common stock, par value $0.0001 per share, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Such shares of common stock registered under this prospectus include (i) up to 4,000,000 Conversion Shares that may be issued to Yorkville upon conversion by Yorkville of the Convertible Notes issued to Yorkville under the SEPA, (ii) 5,868,091 Advance Shares that may be issued to Yorkville in the form of one or more Advances under the SEPA in our sole discretion following an Advance Notice (as defined below) and (ii) 131,909 Commitment Shares that we issued Yorkville, upon our execution of the SEPA on October 24, 2025, as partial consideration for its commitment to purchase shares of our common stock in one or more purchases that we may, in our sole discretion, direct Yorkville to make, from time to time after the date of this prospectus, pursuant to the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the SEPA.

On November 19, 2025, Jupiter Neurosciences, Inc. entered into Amendment No. 1 to the SEPA (“SEPA Amendment No. 1”) to correct (i) the amount of issued and outstanding shares of common stock of the Company reflected therein as of October 24, 2025 (revised from 34,833,083 to 34,294,446 issued and outstanding shares of common stock) and (ii) the total number of shares of common stock issuable to Yorkville by Company under the SEPA in accordance with the Exchange Cap (as defined below) (revised from 7,180,504 to 6,855,459 shares of common stock). Except as expressly modified by SEPA Amendment No. 1, all provisions remain unchanged and in full force and effect.

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Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, which include, among other things, having a registration statement registering under the Securities Act the resale of the shares of common stock issuable under the SEPA (the “Registration Statement”) declared effective by the SEC, which Registration Statement the Company is obligated to file with the SEC within 30 calendar days after the date of the SEPA. Pursuant to the Registration Rights Agreement, the Company will have the right, but not the obligation, from time to time at its sole discretion until the SEPA is terminated or expires in accordance with its terms, to direct Yorkville to purchase a specified number of shares of common stock through Advances up to the applicable Advance Maximum Amount (defined below), by delivering written notice to Yorkville (each, an “Advance Notice”) in accordance with the terms of the SEPA. While there is no mandatory minimum amount of common stock the Company is required to direct Yorkville to purchase pursuant to any single Advance Notice, an Advance Notice may not direct Yorkville to purchase a number of shares of common stock exceeding 100% of the average of the daily trading volume of the common stock on the Nasdaq the five consecutive trading day-period immediately preceding an Advance Notice (each, an “Advance Maximum Amount”).

The Advance Shares that the Company directs Yorkville to purchase pursuant to an Advance Notice delivered by the Company to Yorkville under the SEPA will be purchased by Yorkville at a per share price equal to 97% of the lowest daily VWAP (defined below) of the common stock during the three consecutive trading day-period commencing on the date of delivery of the Advance Notice (each, a “Pricing Period”), other than (i) the daily VWAP on a trading day on which the daily VWAP is less than a minimum acceptable price set forth by the Company in the Advance Notice (if any), or (ii) there is no daily VWAP on the subject trading day during the applicable Pricing Period. The Company may elect, in its sole discretion, to set forth a minimum acceptable price in each Advance Notice (each, a “Minimum Price”) or it may elect not to do so. To the extent any such VWAP is excluded from the calculation of the per share purchase price for the shares of common stock to be purchased by Yorkville under an Advance Notice, as described above, the total number of Advance Shares to be purchased by Yorkville in the applicable Advance will be automatically reduced by one-third for each trading day during the applicable Pricing Period with respect to which the VWAP is so excluded from the calculation of the applicable per share purchase price. “VWAP” is defined in the SEPA as the daily volume weighted average price of the common stock for such trading day on Nasdaq during regular trading hours as reported by Bloomberg L.P. There is no upper limit on the price per share that Yorkville could be obligated to pay for the common stock the Company may elect to sell to it in any Advance under the SEPA. The purchase price per share of common stock that the Company may elect to sell to Yorkville in an Advance under the SEPA will be equitably adjusted for any stock split, stock combination, stock dividend or other similar transaction involving the common stock occurring during the applicable Pricing Period for such Advance under the SEPA.

Other than as stated above, the Company will control the timing and amount of any sales of common stock to Yorkville as an Advance under the SEPA. Actual sales of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time, which may include, among other things, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company up to $6.0 million, less certain amounts as described below (the “Pre-Paid Advances”), which will be paid in two tranches, in exchange for the Company’s issuance to Yorkville of Convertible Notes as described below. The first Pre-Paid Advance in the amount of $3,720,000 was disbursed to the Company on October 27, 2025, in exchange for the Company’s issuance to Yorkville of a first Convertible Note in the principal amount of $4.0 million, which was issued with an “original issue discount” (“OID”) of 7.0% (or $280,000) and is initially convertible into Conversion Shares at a fixed conversion price of $1.50 per share (subject to adjustment as provided in such Convertible Note) (the “First Convertible Note”). Giving effect to the OID, the purchase price paid by Yorkville for the First Convertible Note is equal to the amount of the first Pre-Paid Advance ($3,720,000). The second tranche of the Pre-Paid Advance in the amount of $1,860,000 will be disbursed to the Company on the second trading day after the later of (i) the initial Registration Statement described above first becoming effective under the Securities Act and (ii) the Company’s receipt of the requisite approval of its stockholders enabling it to issue shares of common stock to Yorkville under the SEPA and upon conversion of the Convertible Notes, collectively, in excess of the Exchange Cap (defined below), in exchange for the issuance by the Company to Yorkville at such time of a second Convertible Note in the principal amount of $2.0 million, which will likewise be issued with an OID of 7.0% (or $140,000) and will also be initially convertible into Conversion Shares at a fixed conversion price of $1.50 per share (subject to adjustment as provided in such Convertible Note) (the “Second Convertible Note”). Giving effect to the OID, the purchase price to be paid by Yorkville for the Second Convertible Note will be equal to the amount of the second Pre-Paid Advance ($1,860,000). Interest shall accrue on the outstanding balance under the Convertible Notes at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each of the Convertible Notes issued in connection with each Pre-Paid Advance will be October 24, 2026.

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Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes into Conversion Shares, at any time and from time to time during the term of the Convertible Notes, at an initial fixed conversion price of $1.50 per share, subject to adjustment as provided in the Convertible Notes (the “Fixed Price”), including (i) standard proportionate antidilution adjustment in the event of any stock split, stock combination, stock dividend or other similar transaction involving the common stock and (ii) certain “price protection” antidilution adjustment in the event of certain “dilutive issuances” of common stock by the Company at prices deemed to be below the Fixed Price (with the exception of certain “excluded issuances” set forth in the Convertible Notes), which would reduce the Fixed Price to the lowest price per share at which the common stock is deemed to be issued by the Company in the dilutive issuance, but in no event below the absolute “Floor Price” (as set forth in the Convertible Notes) (which is subject to the standard proportionate antidilution adjustment as described in (i) above). If an Event of Default (as such term is defined in the Convertible Notes) has occurred, Yorkville will then be entitled to convert any portion of the Convertible Notes, or in the case of an Event of Default triggered by the failure of the Company to repay any Installment Amount (defined below) due under the Convertible Notes by the applicable Installment Date (as defined below), any portion of the outstanding and unpaid Installment Amount due under the Convertible Notes, into Conversion Shares at a conversion price per share equal to the lower of (a) the Fixed Price then in effect and (b) a price per share equal to the product obtained by multiplying (x) 0.95 by (y) the lowest daily VWAP during the 10 consecutive trading day-period immediately preceding the date of conversion (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price. Any conversion of outstanding amounts under a Convertible Note made by Yorkville will have the effect of reducing the outstanding amount under such Convertible Note, (i) first with respect to the amounts then due and payable by the Company under such Convertible Note and (ii) second with respect to the amounts due and payable by the Company on the next succeeding Installment Date (as defined below), by the outstanding amount of the Convertible Note so converted by Yorkville into Conversion Shares.

Beginning on the 75th calendar day after October 24, 2025, and continuing on the same day of each successive month thereafter, (each, an “Installment Date”), the Company shall repay a portion of the outstanding balance of the Pre-Paid Advance, in an amount equal to the sum of (i) one tenth (1/10th) of the aggregate principal amount of the Convertible Notes (or, if the remaining aggregate principal amount outstanding under the Convertible Notes is less than such amount, then the entire remaining principal amount outstanding under the Convertible Notes shall be paid) as of the Installment Date (the “Installment Principal Amount”), plus (ii) a “payment premium” equal to 5% of such Installment Principal Amount (the “Payment Premium”) (as described below, such Payment Premium will not be added to the amount payable if the Company repays such amount through an Advance Repayment (defined below)), plus (iii) all accrued and unpaid interest thereon as of each payment date (the sum of (i), (ii) and (iii), the “Installment Amount”).

With respect to the payment of any Installment Amount by the Company under the Convertible Notes, the Company may, in its sole discretion, elect to repay each Installment Amount either (i) in cash on or before the Installment Date, or (ii) by delivering to Yorkville an Advance Notice (each, an “Advance Repayment”), or a series of Advance Notices, under the SEPA, each with an Advance Date (defined below) on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company, in its sole discretion. The term “Advance Date” is defined in the SEPA to mean the first trading day after the expiration of the applicable Pricing Period for an Advance. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in cash, the Company must pay such Installment Amount to Yorkville by wire transfer of immediately available funds in cash on or before such Installment Date (each, a “Cash Repayment”). If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then the Company must deliver an Advance Notice to Yorkville in the amount of the Installment Amount, without the Payment Premium, in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, Yorkville will offset the amount due to be paid by Yorkville to the Company under the SEPA against an equal amount of the Installment Amount, without the Payment Premium, to be paid by the Advance Repayment. If on the Installment Date any portion of the Installment Amount remains unpaid, the Company must repay such outstanding Installment Amount as a cash repayment in accordance with the SEPA.

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The net proceeds to us from sales that we elect to make to Yorkville under the SEPA, if any, will depend on the frequency and prices at which we sell shares of our common stock to Yorkville. For so long as any amounts remain outstanding under either of the Convertible Notes, or unless otherwise agreed by Yorkville, if the Company delivers an Advance Notice under the SEPA, the Company will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under both Convertible Notes have been fully repaid. Therefore, until both of the Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its common stock to Yorkville in one or more Advances under the SEPA. The Company expects that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily to support its Phase 2 trial of its lead asset, JOTROL™, for the treatment of Parkinson’s Disease and to accelerate DTC marketing and sales growth of its recently launched nutritional product line Nugevia.com, as well as for working capital and other general corporate purposes.

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA or upon conversion of the Convertible Notes, collectively, more than 6,855,459 shares of common stock, which number of shares is equal to 19.99% of the shares of common stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains the requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules. At the upcoming 2025 annual meeting of the Company’s stockholders to be held on December 19, 2025 (the “2025 Annual Stockholders’ Meeting”), among other things, the Company will seek the requisite stockholder approval in accordance with Rule 5635(d) of the Nasdaq Listing Rules (in addition to the requisite stockholder approval under Nasdaq Listing Rule 5635(b)) to issue and sell shares of common stock in excess of the 6,855,459 share Exchange Cap referred to above to Yorkville under the SEPA and upon conversion of the Convertible Notes. Accordingly, if such requisite stockholder approval is obtained at the 2025 Annual Stockholders’ Meeting, the Company would be able to issue and sell to Yorkville in one or more Advances under the SEPA as many shares of common stock as will be necessary for the Company to obtain the entire $20.0 million aggregate purchase commitment made by Yorkville under the SEPA, which includes amounts that are used as Advance Repayments of outstanding amounts under the Convertible Notes, and as many shares of common stock as will be necessary to enable Yorkville to convert all outstanding amounts under the Convertible Notes that Yorkville elects to convert into shares of common stock under the terms of the Convertible Notes, in each case, without any further aggregate share issuance limitations under the Nasdaq rules. However, the 6,855,459 share Exchange Cap will continue to limit issuances and sales of common stock by the Company to Yorkville under the SEPA and upon conversion of the Convertible Notes, unless and until the Company has obtained such requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with the applicable Nasdaq rules.

In addition to the Exchange Cap discussed above, the Company may not issue or sell any shares of common stock to Yorkville under the SEPA or upon conversion of the Convertible Notes, which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules thereunder), would result in Yorkville beneficially owning more than 4.99% of our outstanding shares of common stock (the “Beneficial Ownership Limitation”). Although the SEPA does not permit Yorkville to modify or waive the 4.99% Beneficial Ownership Limitation for purposes of determining the amount of Advance Shares that we may issue and sell to Yorkville under the SEPA, the terms of the Convertible Notes do permit Yorkville to increase to a higher percentage than 4.99% the maximum percentage beneficial ownership of our common stock for purposes of determining the beneficial ownership limitation applicable under the Convertible Notes by delivering to us written notice thereof specifying such higher percentage, which increased beneficial ownership limitation will not become effective until the 65th day after delivery of such written notice to the Company.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which the Company shall have made full payment of the Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer any of their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

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There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the SEPA or Registration Rights Agreement, other than a prohibition on entering into specified “Variable Rate Transactions” (as such term is defined in the SEPA), other than with Yorkville, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the common stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price. Furthermore, under the terms of the SEPA, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full, the Company may not repay any loans to any executives or employees of the Company or make any payments in respect of any related party debt, including outstanding and accrued salaries, except that the Company is permitted to pay (i) an amount equal to one-half of 2022-2024 outstanding bonuses to its executives as of October 24, 2025 (collectively, the “Bonus”) after disbursement of the first Pre-Paid Advance to the Company on October 27, 2025 and (ii) an amount equal to one-half of the Bonus after disbursement of the second Pre-Paid Advance to the Company at the time referred to above. Furthermore, Yorkville has agreed that during the term of the SEPA, none of Yorkville, any of its officers, or any entity managed or controlled by Yorkville, will enter into or effect, directly or indirectly, either for Yorkville’s own principal account or for the principal account of any such entity managed or controlled by Yorkville, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock or any hedging transaction, which establishes a net short position with respect to the common stock.

As consideration for Yorkville’s commitment to purchase common stock at the Company’s direction pursuant the SEPA, the Company (i) paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) upon execution of the SEPA, issued to Yorkville 131,909 shares of common stock (the “Commitment Shares”), which Commitment Shares have a total aggregate dollar value equal to $200,000, or 1.0% of Yorkville’s $20.0 million aggregate purchase commitment under the SEPA (each Commitment Share valued at approximately $1.5162 per share, representing the VWAP on October 23, 2025, the trading day immediately prior to the date of execution of the SEPA, rounded to the nearest whole share).

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

In connection with the transactions contemplated by the SEPA, the Company engaged Revere Securities LLC (“Revere”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., to act as the Company’s “finder” and, in connection therewith, entered into a finder’s fee agreement with Revere, pursuant to which Revere will receive cash compensation from the Company equal to (i) 8.0% of the total proceeds raised by the Company through any Pre-Paid Advance and (b) $18,000 per month, on an accrual basis, for a period 12 months, the total amount of such monthly payment becoming due and payable at such time as the Company raises $5.0 million or more in additional financing.

Because the per share purchase price that Yorkville will pay for Advance Shares pursuant to any Advance that we may elect to effect pursuant to the SEPA will be determined by reference to the VWAP during the applicable period for such Advance on the applicable purchase date for such Advance (“Purchase Date”), as of the date of this prospectus, we cannot determine the actual purchase price per share that Yorkville will be required to pay for any Advance Shares that we may elect to sell to Yorkville under the SEPA from and after the date that the conditions are met and the first Pre-Paid Advance on the SEPA is effected (the “Commencement Date”) and, therefore, we cannot be certain how many Advance Shares, in the aggregate, we may issue and sell to Yorkville under the SEPA from and after the Commencement Date.

As of December 11, 2025, there were 34,426,355 shares of our common stock outstanding, which includes 131,909 Commitment Shares that were issued to Yorkville on October 24, 2025 and of which 9,394,341 shares were held by non-affiliates of our company. If all of the 10,000,000 shares offered for resale by Yorkville under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such shares would represent approximately 22.5% of the total number of outstanding shares of common stock and approximately 51.6% of the total number of outstanding shares of common stock held by non-affiliates of our company, in each case as of December 11, 2025.

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Although the SEPA provides that we may sell up to $20.0 million of our common stock to Yorkville, only (i) 131,909 Commitment Shares, (ii) up to up to 4,000,000 Conversion Shares and (iii) up to 5,868,091 Advance Shares are being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus. The Commitment Shares were issued to Yorkville on October 24, 2025. If we were to issue all of the Conversion Shares pursuant to the Fixed Price per share of $1.50 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), such Conversion Shares would generate aggregate gross proceeds of $6,000,000. If we were to issue and sell all of the Advance Shares to Yorkville at an assumed purchase price per share of $1.18 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), representing the closing sale price of our common stock on the Nasdaq on December 11, 2025, we would only receive approximately $6,924,347 in aggregate gross proceeds from the sale of such Advance Shares to Yorkville under the SEPA. Depending on the market prices of our common stock on the purchase dates on which we elect to sell such Advance Shares to Yorkville under the SEPA, we may need to register under the Securities Act additional shares of our common stock for resale by Yorkville which, together with the 5,868,091 Advance Shares included in this prospectus, will enable us to issue and sell to Yorkville such aggregate number of shares of common stock under the SEPA as will be necessary in order for us to receive aggregate proceeds equal to Yorkville’s $20.0 million maximum aggregate purchase commitment available to us under the SEPA.

If we elect to issue and sell to Yorkville more than the 10,000,000 shares of common stock being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the SEPA in accordance with the applicable Nasdaq rules and (ii) file with the SEC one or more additional Registration Statements to register under the Securities Act for the offer and resale by Yorkville of any such additional shares of our common stock we wish to sell from time to time under the SEPA, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Yorkville under the SEPA. Any issuance and sale by us under the SEPA of a substantial amount of shares of common stock in addition to the 10,000,000 shares of common stock being registered for resale by Yorkville under the initial Registration Statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of common stock ultimately offered for resale by Yorkville through this prospectus is dependent upon the number of shares of common stock, if any, we elect to sell to Yorkville under the SEPA from and after the Commencement Date. The issuance of our common stock to Yorkville pursuant to the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

For other information on the SEPA, see “The Standby Equity Purchase Agreement” section.

Risks Related to Our Business

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors” beginning on page 14. You should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:

●	We are early in our development efforts, with a limited operating history, and have no products approved for commercial sale;
●	We have not generated any revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future;
●	Our ability to generate revenue and achieve profitability depends on the successful launch and commercialization of our Nugevia brand of premium supplements;
●	There is intense competition in the premium supplement business;
●	We are substantially dependent on the success of our product candidate, JOTROL™ for our pharmaceutical operations centered on the development of drug candidates. If we are unable to complete development of, obtain approval for and commercialize JOTROL™ for one or more indications in a timely manner, our business will be harmed;

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●	Even if this offering is successful, we will require substantial additional capital to finance our operations;
●	There are many regulatory and compliance risks involved with launching the Nugevia product line, which include compliance with marketing labeling and claims standards;
●	Our prospects depend upon developing product candidate JOTROL™ for particular indications and possibly discovering, developing other product candidates in future programs;
●	Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate JOTROL™ may not demonstrate safety and efficacy to the satisfaction of the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results;
●	We have limited resources and are currently focusing the majority of our clinical efforts on developing JOTROL™ for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable;
●	We face significant competition, and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the product candidates we develop, our commercial opportunities will be negatively impacted. In particular, we face competition for patients with MPS-I, Friedreich’s ataxia, MELAS, Parkinson’s Disease, MCI, and early Alzheimer’s disease from companies that produce drugs to treat such diseases.
●	Disruptions at the FDA and other government agencies and regulatory authorities caused by funding shortages or a government shutdown could prevent our products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operations of our business may rely;
●	Our common stock is listed on the Nasdaq and there can be no assurance that we will be able to continue to comply with Nasdaq’s continued listing standards;
●	We rely on third parties to conduct our preclinical studies, clinical trials, and manufacturing and these third parties may not perform satisfactorily;
●	The price of our common stock could be subject to rapid and substantial volatility; and
●	Our management’s assessment of historical losses, negative cash flows, and reliance on private equity financing raises substantial doubt about our ability to continue as a going concern, as noted in our auditor’s reports for the fiscal years ended December 31, 2023 and 2024.
●	The other risk and uncertainties discussed in “Risk Factors,” elsewhere in this Registration Statement on Form S-1 and in our other filings with the SEC.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue last fiscal year, we qualify as an emerging growth company under the 2012 JOBS Act. This status allows us to benefit from reduced reporting requirements, including presenting only two years of audited financial statements with limited management’s discussion and analysis, bypassing auditor attestation under Section 404 of the Sarbanes-Oxley Act, minimizing disclosure on executive compensation, and being exempt from nonbinding advisory votes on executive compensation and golden parachute payments. We may utilize these provisions until the last day of our fiscal year following the fifth anniversary of this offering, unless we become a large accelerated filer, our annual revenue exceeds $1.235 billion, or we issue over $1 billion in non-convertible debt within three years, at which point we would lose this status earlier.

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

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Corporate Information

We are currently incorporated in the State of Delaware. Our principal executive offices are located at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477, and our telephone number is (561) 406-6154. Our website address is www.jupiterneurosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Stock Splits

On June 13, 2024, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock approved the forward stock split in a ratio of 15-for-4. On June 14, 2024, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the stock split in a ratio of 15-for-4, effective June 14, 2024.

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the reverse stock split ratio of 1-for-2 (“Reverse Stock Split”) and the subsequent stock split ratio of 15-for-4 (the “2024 Forward Stock Split”) as if they had occurred at the beginning of the earliest period presented. The Reverse Stock Split and the 2024 Forward Stock Split, combined each two shares of our outstanding common stock into one share of common stock and then subsequently split each four shares of our outstanding common stock into fifteen shares of common stock, each without any change in the par value per share, and the Reverse Stock Split and the 2024 Forward Stock Split correspondingly adjusted, among other things, the exercise rate of our warrants into our common stock. No fractional shares were issued in connection with the Reverse Stock Split or the 2024 Forward Stock Split, and any fractional shares resulting from the Reverse Stock Split, or the 2024 Forward Stock Split were rounded up to the nearest whole share.

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THE OFFERING

Shares of common stock offered by the Selling Stockholder	Up to 10,000,000 shares of common stock consisting of:

●	131,909 Commitment Shares that we issued to Yorkville in connection with the execution of the SEPA on October 24, 2024, as partial consideration for its commitment to purchase shares of common stock at our direction under the SEPA, for which we have not and will not receive any cash consideration;
●	Up to 4,000,000 Conversion Shares issued or to be issued to Yorkville in connection with the Pre-Paid Advances (as defined below) by Yorkville and pursuant to the two Convertible Notes issued or to be issued to Yorkville by us under the SEPA; and
●	Up to 5,868,091 Advance Shares that may be issued to Yorkville from time to time from and after the Commencement Date pursuant to the SEPA.

Shares of common stock outstanding prior to this offering	34,426,355 shares of common stock (as of December 11, 2025 and includes the Commitment Shares).

Shares of common stock outstanding immediately after giving effect to the issuance of the shares registered hereunder	34,426,355 shares of common stock (as of December 11, 2025 and includes the Commitment Shares).

Use of proceeds	We will not receive any proceeds from the resale of shares of common stock included in this prospectus by Yorkville. However, we may receive up to $20.0 million in aggregate gross proceeds under the SEPA (of which the Pre-Paid Advances (as defined below) are a part) from sales of common stock that we may elect to make to Yorkville pursuant to the SEPA, if any, from time to time in our sole discretion, from and after the Commencement Date.

For as long as any amounts remain outstanding under either of the Convertible Notes, if we deliver an Advance Notice under the SEPA, we will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under both Convertible Notes have been fully repaid. Therefore, until both of the Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to us will depend on the frequency and prices at which we sell our common stock to Yorkville in one or more Advances under the SEPA, and we expect that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily to support our Phase 2 trial of our lead asset, JOTROL™, for the treatment of Parkinson’s Disease and to accelerate DTC marketing and sales growth of its recently launched nutritional product line Nugevia.com, as well as for working capital and other general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors	You should carefully read the section titled “Risk Factors” beginning on page 14 of this prospectus and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq symbol for our common stock	“JUNS”

Unless we indicate otherwise, all information in this prospectus:

●	gives pro forma effect to the 2024 Forward Stock Split of our outstanding shares of common stock, options and warrants and the corresponding adjustments of all common stock price per share and stock option and warrant exercise price data, except for the financial statements and the notes thereto;
●	is based on 34,426,355 shares of common stock issued and outstanding as of December 11, 2025;
●	excludes 11,726,093 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $1.03 per share as of December 11, 2025; and
●	excludes 1,626,037 shares of our common stock underlying the vested but unissued restricted stock units as of September 30, 2025.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common stock. Refer to “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to the Offering

Substantial blocks of our common stock may be sold into the market as a result of the convertible notes we sold or will sell to Yorkville or shares of common stock we may sell to Yorkville, in each case, under the SEPA, if not terminated and if and when available, which may cause the price of our common stock to decline.

On October 24, 2025, we entered into the SEPA with Yorkville. Subject to the terms and conditions set forth therein, Yorkville agreed to advance to us up to $6.0 million in Pre-Paid Advances, less certain amounts, which will be paid in two tranches, in exchange for our issuance to Yorkville of Convertible Notes as described below. On October 27, 2025, Yorkville disbursed the first tranche of the Pre-Paid Advances, in the amount of $3,720,000 after accounting for OID, to us. In exchange, we issued Yorkville a First Convertible Note for the principal amount of $4.0 million. It is anticipated that Yorkville will disburse the second tranche of the pre-paid advance, in the amount of $1,860,000 after accounting for OID, to us on the second trading day after the later of either of the following: (i) the effective date of an initial Registration Statement, as issuable pursuant to the SEPA, under the Securities Act (ii) our receipt of the requisite approval of our stockholders enabling us to issue shares of common stock to Yorkville under the SEPA, and upon conversion of the Convertible Notes, collectively, in excess of the Exchange Cap (as defined below). In exchange, at the disbursement of the second tranche, we anticipate that we will issue to Yorkville a Second Convertible Note for the principal amount of $2.0 million, the second Pre-Paid Advance, pursuant to the SEPA. Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes we issue it into shares of common stock, at any time and from time to time during the term of the Convertible Notes. Under the applicable Nasdaq rules, in no event may we issue to Yorkville under the SEPA or otherwise, including under conversion of the Convertible Notes, collectively more than 7,180,504 shares of common stock, which number of shares is equal to the Exchange Cap, unless we receive the requisite stockholder approval to issue shares of common stock in excess thereof in accordance with applicable Nasdaq rules.

Under the SEPA, we also have the right to sell to Yorkville an additional $14.0 million of our common stock in the form of one or more Advances, subject to certain limitations and conditions. Sales of our shares of common stock to Yorkville as Advances under the SEPA, and the timing of any such sales, are at our complete discretion and we are under no obligation to sell any shares of common stock to Yorkville under the SEPA.

Yorkville can resell, under this prospectus, up to 10,000,000 shares of common stock, consisting of (i) up to 4,000,000 Conversion Shares that may be issued pursuant to the Convertible Notes; (ii) up to 5,868,091 Advance Shares that we may, in our sole discretion, elect to sell to Yorkville, from time to time from and after the Commencement Date pursuant to the SEPA; and (iii) the 131,909 Commitment Shares that we issued to Yorkville upon our execution of the SEPA on October 24, 2025, as partial consideration for its commitment to purchase shares of our common stock that we may, in our sole discretion, direct Yorkville to purchase from us pursuant to the SEPA, from time to time after the date of this prospectus and during the term of the SEPA.

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If all of the 10,000,000 shares offered for resale by Yorkville under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such shares would represent approximately 22.5% of the total number of outstanding shares of common stock and approximately 51.6% of the total number of outstanding shares of common stock held by non-affiliates of our company, in each case as of December 11, 2025.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

Any issuance of shares of common stock pursuant to the SEPA, if not terminated and if and when available, whether upon conversion by Yorkville of a Convertible Note or upon issuance of common stock in the form of an Advance, will dilute the percentage ownership of our stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

The actual number of shares of common stock we will issue pursuant to the SEPA, if not terminated and if and when available, at any one time or in total, is uncertain.

Subject to certain conditions in the SEPA, if not terminated and if and when available, and subject to compliance with applicable law, we have issued Convertible Notes to Yorkville, which may be converted into shares of our common stock at any time and from time to time during the term of the Convertible Notes, and we may also issue additional shares of our common stock to Yorkville in connection with Advances under the SEPA. The number of shares of common stock that are issued to Yorkville will fluctuate based on a number of factors. It is not possible at this stage to predict the number of shares of common stock that will be ultimately issued pursuant to the SEPA, if not terminated and if and when available.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Yorkville. If and when we do elect to sell shares of our common stock to Yorkville pursuant to the SEPA, after Yorkville has acquired such shares, Yorkville may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Yorkville under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Yorkville may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Yorkville, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Yorkville, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Risks Related to Our Financial Position, Need for Additional Capital and Limited Operating History

We are early in our development efforts, with a limited operating history, and we have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and future viability.

We are an early clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. We are advancing a therapeutic pipeline targeting CNS disorders and rare disease, while also expanding into the consumer longevity market with our Nugevia product line. We are developing one medication to treat rare diseases (MPS I, Friedreich’s ataxia, and MELAS) as well as larger indications, Parkinson’s Disease and MCI / early Alzheimer’s disease, which is an unproven and highly uncertain undertaking and involves a substantial degree of risk. We commenced operations in January 2016, have no products approved for commercial sale and have not generated any revenue. We initiated and completed our Phase I clinical trial for our sole product candidate, JOTROL™, in March 2021. Since our inception in 2016, we have devoted substantially all of our focus and financial resources to discovering, identifying and developing our product candidate, JOTROL™, including advancing our development program, conducting a preclinical study of our product candidate and initiating a clinical trial, organizing and staffing our company, business planning, raising capital and securing related intellectual property rights.

We have not yet demonstrated our ability to successfully complete efficacy clinical trials that can lead to a NDA submission, obtain marketing approvals, manufacture a commercial-scale product, or obtain a proposal for any out-licensing or distribution agreements. As a result, it may be more difficult for investors to accurately predict our likelihood of success and viability than it could be if we had a longer operating history.

In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors and risks frequently experienced by clinical-stage biopharmaceutical companies in rapidly evolving fields. We also may need to transition from a company with a research and development focus to a company capable of supporting commercial activities. We have not yet demonstrated an ability to successfully overcome such risks and difficulties, or to make such a transition. If we do not adequately address these risks and difficulties or successfully make such a transition, our business will suffer.

We have not generated any revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future.

We do not have any prescription drug products approved for sale, and are in process of launching Nugevia brand. The first products under the Nugevia brand, focusing on longevity and healthspan, are available for sale and shipments are expected in the fourth quarter of 2025 through a DTC model. Consequently, we have not generated any revenue. We have incurred significant net losses since our inception and have financed our operations principally through private placements of our common stock. To date, we have not been profitable and have incurred significant losses and cash flow deficits.

For the nine-month period ended September 30, 2025 and 2024, we generated no revenues from product sales and reported net losses of $6,069,866 and $911,998, respectively, and negative cash flow from operating activities of $3,045,713 and $215,225, respectively. As of September 30, 2025, we had an accumulated deficit of $32,091,995.

For the fiscal years ended December 31, 2024 and 2023, we generated no revenues from product sales and reported net losses of $2,439,625 and $4,783,689, respectively, and negative cash flow from operating activities of $3,911,004 and $480,953, respectively. As noted in our financial statements, as of December 31, 2024, we had an accumulated deficit of $26,022,129.

Our product candidate, JOTROL™, recently completed Phase I clinical trial that commenced in December 2020. As a result, we expect that it will be several years, if ever, before we receive approval to commercialize our product and generate revenue from pharmaceutical product sales. Even if we succeed in receiving marketing approval for and commercializing of our approved product candidate, we expect that we will continue to incur substantial research and development and other expenses in order to discover, develop and market additional potential products.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter such that a period-to-period comparison of our results of operations may not be a good indication of our future performance, particularly since we expect our expenses to increase if and when our product candidate progresses through clinical development as a product candidate in later stages of clinical development generally have higher development costs than those in earlier stages, primarily due to the increased size and duration of later-stage clinical trials. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to have our product candidates approved for marketing and to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our working capital, our ability to fund the development of our product candidate and our ability to achieve and maintain profitability and the performance of our stock.

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Our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2024 and 2023.

Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2024 and 2023.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Position.”

Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery, development and commercialization of our product candidates, if approved.

Our business depends entirely on the successful discovery, development, regulatory approval and commercialization of product candidates for therapeutics uses and/or the commercialization of products in our DTC Nugevia line. We have no products approved for commercial sale and do not anticipate generating any revenue from product sales for the next several years, if ever.

Our ability to generate revenue and achieve profitability depends on successfully completing clinical development of the JOTROL™ program and future candidates, establishing relationships with CROs and clinical sites, initiating and completing clinical trials on time, ensuring acceptable safety and efficacy profiles for FDA or foreign regulatory approval, and obtaining timely marketing approvals. We must also comply with post-marketing commitments, develop scalable manufacturing processes, and secure reliable supply chains to meet clinical and market demands. Additionally, we need to launch commercially viable products, ensure continued safety post-approval, gain acceptance from patients, medical professionals, and payors, and secure adequate reimbursement. We must also develop new candidates, protect our intellectual property, defend against infringement claims, and enter favorable collaboration agreements. Further, we need additional funding, the ability to address competing therapies and market developments, manage costs, and attract and retain qualified personnel.

We may never be successful in achieving our objectives and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to maintain or further our research and development efforts, raise additional necessary capital, grow our business and continue our operations.

We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process to commercial partners, which may prevent us from completing our clinical trials or commercializing our product candidates on a timely or profitable basis, if at all. Changes in the manufacturing process or facilities will require further comparability analysis and approval by the FDA before implementation, which could delay our clinical trials and product candidate development, and could require additional clinical trials, including bridging studies, to demonstrate consistent and continued safety and efficacy.

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We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

As of September 30, 2025, we had $723,797 in cash. Our estimate as to how long we expect our existing cash and cash equivalents to be able to continue to fund our operations is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Our operations have consumed substantial amounts of cash since inception, and we expect our expenses to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek marketing approval for, JOTROL™ as well as develop our proprietary drug delivery platform. Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with sales, marketing, manufacturing and distribution activities. Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency (EMA) or other regulatory agencies to perform clinical trials or preclinical studies in addition to those that we currently anticipate. Other unanticipated costs may also arise. Because the design and outcome of our planned and anticipated preclinical studies and clinical trials are highly uncertain, we cannot reasonably estimate the actual amount of resources and funding that will be necessary to successfully complete the development and commercialization of any product candidate we develop. We are not permitted to market or promote JOTROL™, or any other product candidate, before we receive marketing approval from the FDA. We also incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to continue our operations.

Our future capital needs will hinge on multiple factors, including the scope, progress, and costs of researching and developing our product candidates through preclinical studies and clinical trials, as well as the timing and outcome of regulatory reviews. The number and nature of additional product candidates we pursue, along with costs for marketing, manufacturing, and distributing approved products, will also impact funding requirements. Revenue from potential commercial sales, expenses for building inventory, and costs of hiring staff to support growth will further influence our needs. Additionally, expenses for patent applications, intellectual property enforcement, and defending related claims, alongside costs to establish collaborations or in-license new technologies, will play a role. Competing products, milestone payments, royalties, and investments in businesses or technologies, as well as the costs of implementing internal systems and meeting public company compliance obligations, will also shape our financial demands. A change in the outcome of any of these or other factors with respect to the development of any of our product candidates could significantly change the costs and timing associated with the development of that product candidate.

We currently plan to initiate a Phase II clinical trial with JOTROL™ in patients with Parkinson’s Disease, establish a presence in South-East Asia through service agreements and advancing the manufacturing of JOTROL™ clinical trial supplies. in support of activities leading up to clinical trials in targeted indications. Remaining proceeds will be used for general research and development activities, working capital and other general corporate activities. Advancing the development of JOTROL™ program will require a significant amount of capital. Our cash and cash equivalents and grants will not be sufficient for us to fund our product candidates through the completion of its development, Phase III clinical trials, entire regulatory approval process and commercialization. We will need to raise additional capital to fund such activities.

We may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Attempting to secure additional financing may divert our management from our day-to-day activities, which may adversely affect our ability to develop our product candidates. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts.

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Raising additional capital may cause substantial dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial revenues, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, which may dilute our stockholders or restrict our operating activities. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions, engaging in acquisition, merger or collaboration transactions, selling or licensing our assets, making capital expenditures, redeeming our stock, making certain investments, declaring dividends or encumbering our assets to secure future indebtedness. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan.

If we raise additional funds through upfront payments or milestone payments pursuant to strategic collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes to offset future taxable income may be limited.

Our net operating loss (NOL) carryforwards may be unavailable to offset future taxable income because of restrictions under U.S. tax law. Our NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 taxable years under applicable U.S. federal tax law, and therefore could expire unused. Under tax legislation commonly referred to as the Tax Cuts and Jobs Act (Tax Act) as amended by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), our federal NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but for taxable years beginning after December 31, 2021, the deductibility of federal NOLs generated in tax years beginning after December 31, 2017 is limited to 80% of our current year taxable income. It is uncertain if and to what extent various states will conform to the Tax Act. As of December 31, 2024, the Company had federal and state (post-apportioned basis) net operating losses of $26.0 million, as well as federal orphan drug tax credit carryforwards of approximately $1.06 million. Approximately $10.0 million of the foregoing federal and state NOLs will expire at various dates from 2026 through 2043, if not limited by triggering events prior to such time.

In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), if a corporation undergoes an “ownership change” (generally defined as a cumulative change in the corporation’s ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes (including federal orphan drug tax credit carryforwards) to offset its post-change taxable income may be limited. Similar rules may apply under state tax laws. We may have experienced such ownership changes in the past, and we may experience ownership changes in the future as a result of shifts in our stock ownership, some of which are outside our control. We have not conducted any studies to determine annual limitations, if any, that could result from such changes in ownership. Our ability to utilize our NOLs and certain other tax attributes could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations.

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Changes in U.S. tax laws and regulations and those which we are subject to in various tax jurisdictions could adversely affect our business, financial condition and results of operations.

We operate in multiple jurisdictions and are subject to tax laws and regulations of the U.S. federal, state and local and foreign governments. New income, sales, use, digital service or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time. Those enactments could harm our domestic and international business operations and our business, financial condition and results of operations. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. These events could require us to pay additional tax amounts on a prospective or retroactive basis, as well as require us to pay fines and/or penalties and interest for past amounts deemed to be due. Additionally, new, changed, modified or newly interpreted or applied tax laws could increase our compliance, operating and other costs, as well as the costs of our offerings. Further, these events could decrease the capital we have available to operate our business. Any or all of these events may harm our business, financial condition and results of operations.

If we expand the scale of our international business activities, any changes in the U.S. or foreign taxation of such activities may increase our worldwide effective tax rate and harm our business, financial condition and results of operations. We may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. An increase in our tax liabilities could harm our liquidity and results of operations. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest and penalties, and the authorities could claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us, any of which may harm us and our results of operations.

Outstanding amounts under the SEPA, if not terminated and if and when available, will make us more vulnerable to downturns in our financial condition, and any shares of common stock we issue under the SEPA, if not terminated and if and when available, will further dilute our stockholders.

As of the date of this prospectus, there are $4.0 million of Pre-Paid Advances outstanding under the SEPA, and there may be additional amounts outstanding under the SEPA in the future. If our cash flow from operations is insufficient to meet our payments under the SEPA, if not terminated and if and when available, or we are unable to offset amounts outstanding under the SEPA with the issuance of shares of common stock, we would incur an event of default under the SEPA, in which case, all outstanding amounts would be immediately due and payable. Any debt we incur from Yorkville or other parties could make us more vulnerable to a downturn in our operating results or a downturn in economic conditions. If our cash flow from operations is insufficient to meet any debt service requirements or we incur an event of default, we could be required to refinance our obligations, or dispose of assets in order to meet debt service requirements.

In addition, any shares of common stock that we issue to Yorkville under the SEPA, if not terminated and if and when available, will further dilute our current stockholders.

Risks Related to the Launch of the Nugevia Brand

The launch of the Nugevia brand exposes the Company to a number of business and operational risks that could materially and adversely impact its business

The launch of the Nugevia brand exposes us to a number of risks that could materially and adversely affect our business, financial condition, and results of operations. Successfully introducing a new brand requires significant investment in marketing, product development, supply chain management, and regulatory compliance, and there can be no assurance that Nugevia will achieve market acceptance or generate anticipated sales. If we fail to execute the launch effectively, experience delays in product availability, or encounter challenges in maintaining product quality and regulatory standards, our ability to establish Nugevia as a recognized and trusted brand may be compromised.

Additionally, the introduction of Nugevia may provoke competitive responses from established market participants, potentially resulting in increased pricing pressure or heightened marketing costs. If the Nugevia brand does not gain sufficient traction or if we are unable to recover our investment in its development and promotion, our growth prospects and overall financial performance could be negatively impacted.

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Our business and future prospects with the Nugevia brand and our pharmaceutical products are significantly dependent on our exclusive, worldwide license agreement with Aquanova. Any adverse development related to this license agreement could materially and adversely affect our operations, financial condition, and results of operations.

Our business and future prospects are significantly dependent on our exclusive, worldwide license agreement with Aquanova AG, a German company (“Aquanova”) which grants us rights to develop, manufacture, distribute, and sell key products, including JOTROL™. Any adverse development related to this agreement could materially and adversely affect our operations, financial condition, and results of operations

If the license agreement with Aquanova were to be terminated, limited, or materially altered, we could lose access to essential proprietary technologies, such as Aquanova’s NovaSOL® formulation technology, which is critical for the bioavailability and effectiveness of our Nugevia brand. Disputes over contract terms, intellectual property rights, or performance obligations could result in costly litigation, delays in product development, or loss of commercialization rights. Additionally, our obligation to pay license fees and royalties under the license agreement represents a significant financial commitment, and any inability to meet these obligations could jeopardize our rights under the license agreement. The loss or impairment of this license would require us to seek alternative technologies or partners, which may not be available on favorable terms, if at all, and could delay or prevent the development and commercialization of our products.

Should we fail to maintain a productive relationship with Aquanova or if Aquanova experiences operational or financial difficulties, our ability to deliver products to market could be compromised, negatively impacting our growth prospects and competitive position.

If the Company or its suppliers fails to comply with FDA or other regulations, it could result in enforcement actions or delays in the Nugevia brand product launch.

The Company is subject to various federal, state, and local laws, regulations and administrative practices that affect its business. Our suppliers and contract manufacturers are also subject to such laws and regulations. The safety, formulation, manufacturing, processing, packaging, importation, labeling, promotion, advertising, and distribution of the Nugevia brand products are subject to regulation by several federal agencies, including the FDA, the FTC, the USDA, the CPSC and the EPA, as well as by various state and local agencies. If these laws and regulations were violated by our management, suppliers or distributors, we could be subject to regulatory enforcement action, public warning letters, product recalls, fines, penalties and sanctions, including injunctions against the future shipment and sale of products, restitution and disgorgement of profits, operating restrictions. In addition, other public and private actors are increasingly targeting supplement retailers and manufacturers with class action lawsuits for selling products that allegedly fail to adhere to the requirements of FDCA, DSHEA, and other federal and state statutes and requirements, including for failing to adhere to current GPMs, making false or misleading product statements, providing inaccurate ingredient identity and potency, and failing to control or disclose allergens, contaminants, residues and adulterants, as well as for state common and statutory laws regarding deceptive trade practices.

We could also be the target of claims relating to false or deceptive advertising in connection with the marketing and advertising of the products we sell, including under the auspices of the FTC, the consumer protection statutes of some states as well as certain non-government watchdog groups and class action law firms. In addition, the FDA has aggressively enforced its regulations with respect to structure/function claims (e.g., “calcium builds strong bones”), nutrient content claims (e.g., “high in antioxidants”) and other claims that impermissibly suggest therapeutic benefits In addition, the number of private consumer class actions relating to false or deceptive advertising against cosmetic, food, beverage and nutritional supplement manufacturers has increased in recent years. These events could interrupt the marketing and sales of products in our stores, including our private label products, severely damage our brand reputation and public image, increase the cost of products in our stores, result in product recalls or litigation, and impede our ability to deliver merchandise in sufficient quantities or quality to our stores, which could result in a material adverse effect on our business, financial condition, results of operations and cash flows.

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The global nutraceutical market is highly competitive, with many brands offering products that are similar to Nugevia. Failure to differentiate from competitors could limit market penetration and revenue potential.

The global nutraceutical market, valued at $458.55 billion in 2024, is highly competitive, with established players like Nestlé Health Science, Amway, and smaller niche brands vying for market share. Nugevia’s reliance on resveratrol, despite JOTROL™’s enhanced bioavailability, faces skepticism due to past studies questioning resveratrol’s efficacy and may require additional clinical data. Convincing consumers and healthcare professionals of Nugevia’s superior performance will require effective marketing. Failure to differentiate from competitors offering similar longevity or beauty-from-within products could limit market penetration and revenue potential.

The Company is dependent on certain proprietary supply-chain vulnerabilities with operational and supply chain risks.

The Company’s dependence on proprietary technology like JOTROL™ and partnerships, such as with Aquanova for NovaSOL® Astaxanthin, introduces supply chain vulnerabilities. Disruptions in raw material availability, manufacturing delays, or quality control issues could hinder production timelines and product consistency. Scaling up manufacturing to meet demand while maintaining pharmaceutical-grade standards poses additional operational challenges. Any failure to deliver on the expected third quarter launch could erode consumer trust and investor confidence.

If there are intellectual property disputes relating to the JOTROL™ technology, it could threaten Nugevia’s market position

The Company’s competitive edge hinges on its patented JOTROL™ technology. However, intellectual property disputes or challenges to JOTROL™ patent validity could threaten Nugevia’s market position. Competitors may attempt to develop similar bioavailability-enhancing technologies, which circumvent JOTROL™’s patent. Furthermore, any adverse events linked to Nugevia’s ingredients, even if rare, could result in product liability claims, damaging the brand’s reputation and financial stability.

Risks Related to the Discovery, Development and Commercialization of JOTROL™ as a Drug Candidate

We are substantially dependent on the success of our lead product candidate, JOTROL™, which will be undergoing Phase II clinical trials. If we are unable to complete development of, obtain approval for and commercialize JOTROL™ for one or more indications in a timely manner, our business will be harmed.

Our future success is dependent on our ability to timely and successfully complete clinical trials, obtain marketing approval for and successfully commercialize JOTROL™, our lead product candidate, through distribution deals with larger pharmaceutical companies. We are investing the majority of our efforts and financial resources in the research and development of JOTROL™. We have several pre-clinical trials and one completed Phase I clinical trial to evaluate the safety and tolerability of JOTROL™ in healthy volunteers. We are preparing for Phase II clinical trials. This will be our first clinical efficacy trial, and JOTROL™ has not previously been tested in humans with a specific disease although we can rely on data that exist for resveratrol. The reason for this is that once JOTROL™ is ingested the formulation excipients will be separated and it is only the active resveratrol that will be circulating in blood plasma. JOTROL™ will require additional clinical development, expansion of manufacturing capabilities, marketing approval from government regulators, substantial investment and significant marketing efforts to obtain established distributors before we can generate any revenues from product sales. We are not permitted to market or promote JOTROL™, or any other product candidate, before we receive marketing approval from the FDA and comparable foreign regulatory authorities, and we may never receive such marketing approvals.

The success of JOTROL™ depends on multiple factors. Timely completion of ongoing clinical trials, along with the initiation, enrollment, and completion of additional trials, is critical. Establishing and maintaining relationships with contract research organizations and clinical sites will support JOTROL™’s development. The frequency and severity of adverse events in trials, as well as demonstrating efficacy, safety, and tolerability satisfactory to the FDA, EMA, or other regulatory authorities, are essential for securing timely marketing approvals. Post-approval commitments, maintaining supply arrangements with third-party manufacturers, and obtaining robust patent, trade secret, and regulatory exclusivity protections both in the U.S. and globally are also vital. Protecting our intellectual property, expanding JOTROL™’s indications, and finding partners to manage commercialization will drive success. Following approval, achieving a successful commercial launch, maintaining an acceptable safety profile, and gaining acceptance from patients, the medical community, and third-party payors—especially given JOTROL™’s novel nature—will be key. Additionally, accurately assessing the market size and patient demographics, while competing effectively with other therapies, will significantly impact JOTROL™’s commercial viability.

We do not have control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. If we are not successful with respect to one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize JOTROL™, which would materially harm our business. If we do not receive marketing approvals for JOTROL™, we may not be able to continue our operations.

In addition to JOTROL™, our prospects depend in part upon discovering, developing and commercializing product candidates in future programs, which may fail or suffer delays that adversely affect their commercial viability.

Our future operating results are dependent on our ability to successfully develop, obtain regulatory approval for and commercialize product candidates from our research programs, in addition to our lead product candidate, JOTROL™. However, research and development related to novel therapeutics is inherently risky. A product candidate can unexpectedly fail at any stage of preclinical and/or clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care and other unpredictable variables. The results from preclinical testing or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later stage clinical trials of the product candidate.

The success of our future product candidates hinges on several key factors. We must generate sufficient data to justify starting or continuing clinical trials and secure regulatory approval to initiate them. Contracting with the right parties to conduct these trials, successfully enrolling patients, and completing trials on time are critical. Additionally, we need to ensure the timely manufacture of adequate quantities of product candidates for clinical use while minimizing adverse events during trials.

Even if we successfully discover and advance any other product candidates into clinical development, their success will be subject to all of the clinical, regulatory and commercial risks described elsewhere in this “Risk Factors” section. Accordingly, we cannot assure you that we will ever be able to discover, develop, obtain regulatory approval of, commercialize or generate significant revenue from any product candidates.

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Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate may not demonstrate safety and efficacy to the satisfaction of the FDA, EMA or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Our lead product candidate, JOTROL™, is entering into Phase II clinical trials after completing a Phase I clinical trial in March 2021 and its risk of failure is high. It is impossible to predict when or if JOTROL™ or any product candidate that we develop will prove effective or safe in humans or will receive marketing approval. Before obtaining marketing approval from the FDA, EMA or other comparable foreign regulatory authorities for the sale of our product candidates, we must complete preclinical development and extensive clinical trials to demonstrate with substantial evidence the safety and efficacy of such product candidates.

Clinical testing is expensive, difficult to design and implement, can take many years to complete and its ultimate outcome is uncertain. We cannot guarantee that any of our clinical trials will be conducted as planned or completed on schedule, or at all. Clinical trials can fail at any stage of testing and failure may result from a multitude of factors, including, among other things, flaws in study design, dose selection issues, placebo effects, patient enrollment criteria and failure to demonstrate favorable safety or efficacy traits. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. For example, our product candidates may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or having successfully advanced through initial clinical trials. We may also discover that the half-life of our product candidates renders them unsuitable for the therapeutic applications we have chosen. As a result, we cannot assure you that any clinical trials that we conduct will demonstrate consistent or adequate efficacy and safety to support marketing approval.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials, and we cannot be certain that we will not face similar setbacks. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. Furthermore, the failure of any of our product candidates to demonstrate safety and efficacy in any clinical trial could negatively impact the perception of our other product candidates and/or cause the FDA or other regulatory authorities to require additional testing before approving any of our product candidates.

Our clinical trials for JOTROL™ face significant risks that could delay or prevent marketing approval and commercialization. Past delays in trial completion may continue due to regulatory feedback requiring design changes, negative or inconclusive results necessitating additional trials, or challenges in obtaining institutional review board approvals. Enrollment issues, such as insufficient patient numbers or high dropout rates, and difficulties in securing agreements with contract research organizations or clinical sites may further hinder progress. Trials could be suspended or terminated due to non-compliance, undesirable side effects, or protocol deviations. Manufacturing issues, including inadequate supply or quality of product candidates, facility shutdowns, or process changes, pose additional risks. Third-party contractors, including investigators and data analysts, may fail to meet regulatory standards or timelines, potentially kindizing data integrity and requiring new contractors. These challenges could increase costs, delay approvals, and impact our ability to generate revenue.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing in a timely manner, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may incur unplanned costs, be delayed in seeking and obtaining marketing approval, if we receive such approval at all, receive more limited or restrictive marketing approval, be subject to additional post-marketing testing requirements or have the drug removed from the market after obtaining marketing approval.

Moreover, in the future, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, we may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA or comparable foreign regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of our product candidates.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. Moreover, our product development costs will also increase if we experience delays in preclinical studies or clinical trials or in obtaining marketing approvals. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. We may also determine to change the design or protocol of one or more of our clinical trials, which could result in increased costs and expenses and/or delays. Any delays in completing our clinical trials will increase our costs, slow down our product candidates development and approval process and jeopardize our ability to commence product sales and generate revenues.

In addition, many of the factors that cause, or lead to, termination or suspension of, or a delay in the commencement or completion of, clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Any delays to our clinical trials that occur as a result could shorten any period during which we may have the exclusive right to commercialize our product candidates and our competitors may be able to bring products to market before we do, and the commercial viability of our product candidates could be significantly reduced. Any of these occurrences may harm our business, financial condition and prospects significantly.

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Our product candidates may cause serious adverse events, toxicities or other undesirable side effects when used alone or in combination with other approved products or INDs that may result in a safety profile that could prevent regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences.

We are developing a novel biologically active small molecule for neurological disorders. As a result, there is uncertainty as to the safety profile of the product candidates we are developing. In addition, our product candidates may be used in combination with certain other therapies which may have undesirable side effects. If our product candidates are associated with undesirable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or INDs we may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of the affected product candidates and may harm our business, financial condition and prospects significantly.

Patients in our ongoing and planned clinical trials may in the future suffer other serious adverse events or other side effects not observed in our preclinical studies or previous clinical trials. JOTROL™ or other product candidates may be used in pediatric populations for which safety concerns may be particularly scrutinized by regulatory agencies. In addition, if JOTROL™ is studied in combination with other therapies, it may exacerbate adverse events associated with the therapy. Patients treated with JOTROL™ or our other product candidates may also be undergoing other therapies which can cause side effects or adverse events that are unrelated to our product candidates but may still impact the success of our clinical trials. The inclusion of critically ill patients in our clinical trials may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using or due to the gravity of such patients’ illnesses. For example, it is expected that some of the patients enrolled in our JOTROL™ clinical trial will die or experience major clinical events either during the course of our clinical trials or after participating in such trials.

If further serious adverse events or other side effects are observed in any of our current or future clinical trials, we may have difficulty recruiting patients to the clinical trials, patients may drop out of our trials, or we may be required to abandon the trials or our development efforts of that product candidate altogether. We, the FDA, EMA, other comparable regulatory authorities or an IRB may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance due to its tolerability versus other therapies. Any of these developments could materially harm our business, financial condition and prospects. Further, if any of our product candidates obtains marketing approval, toxicities associated with such product candidates previously not seen during clinical testing may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional contraindications, warnings and precautions being added to the drug label, significant restrictions on the use of the product or the withdrawal of the product from the market. We cannot predict whether our product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical trials.

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The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA or other comparable foreign regulatory authorities.

We will be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates are safe and effective for use in a diverse population before we can seek marketing approvals for their commercial sale. Success in preclinical studies and early-stage clinical trials does not mean that future clinical trials will be successful. For instance, we do not know whether JOTROL™ will perform in current or future clinical trials as JOTROL™ has performed in preclinical studies or earlier clinical trials. Product candidates in clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA, EMA and other comparable foreign regulatory authorities despite having progressed through preclinical studies. Regulatory authorities may also limit the scope of later-stage trials until we have demonstrated satisfactory safety, which could delay regulatory approval, limit the size of the patient population to which we may market our product candidates, or prevent regulatory approval.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidates due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dose and dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with our product candidates may also be undergoing other therapies and may be using other approved products or INDs, which can cause side effects or adverse events that are unrelated to our product candidates. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, our clinical trial outcomes.

We do not know whether any clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain approval to market any of our product candidates.

If we experience delays or difficulties in the enrollment and/or maintenance of patients in clinical trials, our regulatory submissions or receipt of necessary marketing approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials to such trial’s conclusion as required by the FDA, EMA or other comparable foreign regulatory authorities. Patient enrollment is a significant factor in the timing of clinical trials. Our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate.

We may encounter difficulties in identifying and enrolling subjects with a stage of disease appropriate for our planned clinical trials and monitoring such subjects adequately during and after treatment. We may not be able to initiate or continue clinical trials if we are unable to locate a sufficient number of eligible subjects to participate in the clinical trials required by the FDA or comparable foreign regulatory authorities. In addition, the process of finding and diagnosing subjects may prove costly. Further, the treating physicians in our clinical trials may also use their medical discretion in advising patients enrolled in our clinical trials to withdraw from our studies to try alternative therapies.

Patient enrollment in our clinical trials for JOTROL™ and other product candidates may face challenges due to competition from ongoing trials by competitors targeting the same indications, potentially diverting eligible patients. Enrollment could also be impacted by factors such as the size and characteristics of the patient population, the severity of the disease being studied, and the availability and effectiveness of existing approved drugs. Perceptions of the risks and benefits of our novel product candidates compared to other therapies, including newly approved drugs or competing candidates, may influence clinicians and patients. Additional factors include strict patient eligibility criteria, physician referral patterns, the ability to monitor patients during and after treatment, and the influence of key opinion leaders and patient advocacy groups. The proximity and availability of clinical trial sites, along with the risk of patient dropouts or mortality due to advanced disease, could further hinder timely trial completion

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates and jeopardize our ability to obtain marketing approval for the sale of our product candidates. Furthermore, even if we are able to enroll a sufficient number of patients for our clinical trials, we may have difficulty maintaining participation in our clinical trials through the treatment and any follow-up periods.

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We have limited resources and are currently focusing the majority of our efforts on developing JOTROL™ for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable.

We are currently focusing the majority of our resources and efforts on developing JOTROL. As a result, because we have limited resources, we may forgo or delay the pursuit of opportunities for other indications or with other product candidates that may have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial drugs or profitable market opportunities. Our spending on current and future research and development activities for JOTROL™ may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target markets for JOTROL™, we may relinquish valuable rights to our product candidates or programs through collaboration, licensing or other strategic arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidates or program.

We face significant competition and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted.

We operate in the highly competitive biotechnology and biopharmaceutical industries, facing significant competition from major pharmaceutical companies, established and emerging biotechnology firms, universities, and research institutions, both domestically and internationally, with many possessing greater financial, technical, and human resources. In Parkinson’s disease, we compete against widely used treatments like levodopa/carbidopa, while in Alzheimer’s disease, we face competition from approved and late-stage therapies like Biogen’s Aduhelm, Eli Lilly’s donanemab, and Eisai’s Leqembi, alongside novel candidates like Cognition Therapeutics’ CT1812 and Anavex’s 2-73. In rare diseases such as MPS-1, Friedreich’s ataxia, and MELAS, we compete with established therapies like Sanofi Genzyme’s Aldurazyme and Reata’s SKYCLARYS, as well as emerging treatments from companies like RegenexBio, Sigilon Therapeutics, Larimar Therapeutics, Cyclerion Therapeutics, and Abliva AB. Competitors’ ability to develop safer, more effective, or less expensive products, secure faster regulatory approvals, or establish stronger market positions could reduce or eliminate our commercial opportunities, rendering our product candidates less competitive or obsolete.

Interim, topline and preliminary data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose preliminary, interim or topline data from our clinical trials, such as the interim data from our Phase I clinical trial of JOTROL™. These interim updates are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. In addition, we may report interim analyses of only certain endpoints rather than all endpoints. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between interim data and final data could significantly harm our business and prospects. Further, additional disclosure of interim data by us or by our competitors in the future could result in volatility in the price of our securities.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidates or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the preliminary or topline data that we report differ from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, JOTROL™ or any other product candidates may be harmed, which could harm our business, financial condition, results of operations and prospects.

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We may not be successful in our efforts to develop our proprietary drug delivery platform to build a pipeline of indications.

A key element of our strategy is to leverage our proprietary drug delivery platform and our ability to expand our pipeline of indications. We are leveraging our proprietary drug delivery platform and capabilities to create precision medicines for neurological disorders with high levels of unmet need. Although our research and development efforts to date have resulted in a pipeline product candidate JOTROL™, this product candidate may not be safe and effective. In addition, although we expect that our proprietary drug delivery platform will allow us to develop a diverse pipeline across multiple therapeutic areas, we may not prove to be successful at doing so. Furthermore, we may also find that the uses of our proprietary drug delivery platform are limited because alternative uses of our therapeutics prove not to be safe or effective. Even if we are successful in building our pipeline, JOTROL™ may not be suitable for clinical development, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval or achieve market acceptance. Further, because our product candidate and development programs are based on our proprietary drug delivery platform, adverse developments with respect to one of our programs may have a significant adverse impact on the actual or perceived likelihood of success and value of our other programs.

In addition, the biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies. Our future success will depend in part on our ability to maintain a competitive position with our approach. If we fail to stay at the forefront of technological change in utilizing our proprietary drug delivery platform to create and develop product candidates, we may be unable to compete effectively. Our competitors may render our approach obsolete or limit the commercial value of our product candidates, by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our drug delivery process that we believe we derive from our research approach and proprietary technologies. By contrast, adverse developments with respect to other companies that attempt to use a similar approach to our approach may adversely impact the actual or perceived value of our proprietary drug delivery platform and potential of our product candidates. If any of these events occur, we may be forced to abandon our development efforts for a program or programs, which would have a material adverse effect on our business and could potentially cause us to cease operations.

We may develop JOTROL™ and potentially other programs in combination with other therapies, which would expose us to additional risks.

We may develop JOTROL™ and potentially other programs, in combination with one or more currently approved therapies or therapies in development. Patients may not be able to tolerate JOTROL™ or any other product candidates in combination with other therapies or dosing of JOTROL™ in combination with other therapies may have unexpected consequences. Even if any of our product candidates were to receive marketing approval or be commercialized for use in combination with other existing therapies, we would continue to be subject to the risks that the FDA, EMA or other comparable foreign regulatory authorities could revoke approval of the therapy used in combination with any of our product candidates, or safety, efficacy, manufacturing or supply issues could arise with these existing therapies. In addition, it is possible that existing therapies with which our product candidates are approved for use could themselves fall out of favor. This could result in the need to identify other combination therapies for our product candidates or our own products being removed from the market or being less successful commercially.

We may also evaluate our product candidates in combination with one or more other therapies that have not yet been approved for marketing by the FDA, EMA or comparable foreign regulatory authorities. We will not be able to market and sell any product candidates in combination with any such unapproved therapies that do not ultimately obtain marketing approval. If the FDA, EMA or other comparable foreign regulatory authorities do not approve or revoke their approval of these other therapies, or if safety, efficacy, commercial adoption, manufacturing or supply issues arise with the therapies we may choose to evaluate in combination with JOTROL™ or any other product candidate, we may be unable to obtain approval of or successfully market any one or all of the product candidates we develop.

Additionally, if the third-party providers of therapies or therapies in development used in combination with our product candidates are unable to produce sufficient quantities for clinical trials or for commercialization of our product candidate, or if the cost of combination therapies are prohibitive, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

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The manufacture of drugs is complex, and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide adequate supply of our product candidates for clinical trials or our products for patients, if approved, could be delayed or prevented.

Manufacturing drugs, especially in large quantities, is complex and may require the use of innovative technologies. Each lot of an approved drug product must undergo thorough testing for identity, strength, quality, purity and potency. Manufacturing drugs requires facilities specifically designed for and validated for this purpose, as well as sophisticated quality assurance and quality control procedures. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures or product recalls. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable quality and efficacy of the products before and after such changes. If our third-party manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization as a result of these challenges, or otherwise, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

Even if JOTROL™ is approved for the treatment of Parkinson’s Disease or other indications, it may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success.

Even if JOTROL™ receives regulatory approval for the treatment of Parkinson’s Disease or other indications, it may not gain adequate market acceptance among physicians, patients, third-party payors and others in the medical community, we may not generate or derive sufficient revenue from that product candidate and our financial results could be negatively impacted. The market acceptance of our approved product candidates, such as JOTROL™, will depend on several key factors. The efficacy and safety profile demonstrated in clinical trials compared to alternative treatments will be critical, as will the timing of market entry relative to competing products. The specific clinical indications approved, along with any regulatory restrictions like boxed warnings, contraindications, or risk evaluation and mitigation strategies, could impact acceptance, especially if competitors face fewer restrictions. The perceived advantages, cost relative to other treatments, and suitability for combination therapies will also influence adoption. Convenience and ease of administration, as well as the willingness of patients, caregivers, and physicians to embrace novel therapies, will play significant roles. Securing coverage and adequate reimbursement from third-party payors, including government authorities, is essential, as is patients’ willingness to pay out-of-pocket if coverage is lacking. Effective sales and marketing efforts, support from key opinion leaders and patient advocacy groups, and avoiding unfavorable publicity will further drive acceptance. Finally, the approval of other therapies for the same indications could challenge our product candidates’ market position.

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The patient population suffering from MPS I, Friedreich’s ataxia, and MELAS is small and has not been established with precision. If the actual number of patients is smaller than we estimate, our revenue and ability to achieve profitability may be adversely affected. Because the target patient populations of our programs are small and the addressable patient population may be even smaller, we must be able to successfully identify patients and capture a significant market share to achieve profitability and growth.

MPS I, Friedreich’s ataxia, and MELAS are rare, genetic neuromuscular disorders. We estimate that MPS I occurs in approximately one in every 100,000 live births and that the patient population is approximately 2,000 to 3,000 in the United States and approximately 4,000 in Europe. Friedreich’s ataxia has a higher incidence of approximately 1 in every 50,000 live births. We estimate there are between 5,000 and 6,000 patients with Friedreich’s ataxia in the United States, with slightly higher patient population estimated in Europe. MELAS is one of the most common mitochondrial diseases, with an estimated incidence of 1 in 4000. We estimate that there are approximately 80,000 patients with MELAS in the United States.

Our estimates of the size of these patient populations are based on published studies. Given the small number of patients who have the diseases that we are targeting, it is critical to our ability to grow and become profitable that we continue to successfully identify patients with these rare diseases. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Various factors may decrease the market size of our product and product candidates, including the severity of the disease, patient demographics and the response of patients’ immune systems to our product candidates. If the results of these studies or our analysis of them do not accurately reflect the relevant patient population, our assessment of the market may be inaccurate, making it difficult or impossible for us to meet our revenue goals, or to obtain and maintain profitability.

Additionally, the potentially addressable patient population for each of our product candidates may be limited or may not be amenable to treatment with our product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business. Further, even if we obtain significant market share for our product candidates, because the potential target populations are very small, we may never achieve profitability despite obtaining such significant market share.

Any product candidates we develop may become subject to unfavorable third-party coverage and reimbursement practices, as well as pricing regulations.

The availability and extent of coverage and adequate reimbursement by third-party payors including government health administration authorities, private health coverage insurers, managed care organizations and other third-party payors is essential for most patients to be able to afford expensive treatments. The initial targets in our pipeline are indications with small patient populations. For product candidates that are designed to treat smaller patient populations to be commercially viable, the reimbursement for such product candidates must be higher, on a relative basis, to account for the lack of volume. Accordingly, we will need to implement a coverage and reimbursement strategy for any approved product candidate that accounts for the smaller potential market size.

Sales of any of our product candidates that receive marketing approval will depend substantially, both in the United States and internationally, on the extent to which the costs of such product candidates will be covered and reimbursed by third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize an adequate return on our investment. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not successfully commercialize any product candidate for which we obtain marketing approval.

There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved products. In the United States, reimbursement decisions are often led by the Centers for Medicare & Medicaid Services (CMS), with private payors frequently following CMS’s lead. However, coverage decisions can vary among payors, and the process for obtaining coverage is often time-consuming, costly, and requires substantial scientific and clinical support. Increasingly, third-party payors demand discounts and scrutinize pricing, medical necessity, and cost effectiveness, which may result in delays or limitations in coverage, formulary restrictions, and the need for additional studies. Even with these efforts, our products may not be deemed medically necessary or cost effective, and there is no assurance that adequate reimbursement will be available.

Outside the United States, commercialization is subject to extensive price controls and market regulations, particularly in Europe and other countries with national health systems. Pricing negotiations can be lengthy, and product prices are generally lower than in the United States. Additional foreign price controls or regulatory changes could further limit the prices we can charge, potentially reducing reimbursement and revenue. If we cannot secure or maintain adequate coverage and reimbursement for our product candidates, adoption and sales may be adversely affected, and even if favorable terms are achieved initially, future changes in policies or rates could negatively impact our ability to market or sell approved products.

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Our business entails a significant risk of product liability and if we are unable to obtain sufficient insurance coverage, such inability could have an adverse effect on our business and financial condition. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. We currently have product liability insurance that we believe is appropriate for our stage of development and may need to obtain higher levels prior to marketing any of our product candidates, if approved. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have an adverse effect on our business and financial condition. Also, our insurance policies may have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

We may be sued if any of our product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing, or sale post-approval. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, or a breach of warranties. Claims could also be asserted under state consumer protection laws. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit testing and commercialization of our products. Even successful defense would require significant financial and management resources.

Liability claims, regardless of their merit or outcome, could significantly impact our operations. Such claims may delay the development of our product candidates, like JOTROL™, and prompt investigations by the FDA, EMA, or other regulatory authorities into the safety and effectiveness of our products, manufacturing processes, facilities, or marketing programs. They could lead to decreased or disrupted demand, damage our reputation, and cause the withdrawal of clinical trial participants, hindering our ability to continue trials. Defending litigation would incur substantial costs, divert management’s attention, and strain our resources. Claims could result in significant monetary awards to trial participants or patients, necessitate product recalls, withdrawals, or restrictions on labeling, marketing, or promotion, and lead to revenue loss. Furthermore, such claims could exhaust available insurance and capital resources, ultimately jeopardizing our ability to commercialize our products.

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Risks Related to Regulatory Approval and Other Legal Compliance Matters

The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval of our product candidates, we will be unable to generate product revenue and our business will be substantially harmed.

Our product candidates are and will continue to be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be approved for marketing. Obtaining approval by the FDA, EMA and other comparable foreign regulatory authorities is costly, unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other data. Even if we eventually complete clinical testing and receive approval for our product candidates, the FDA, EMA and other comparable foreign regulatory authorities may approve our product candidates for a more limited indication or a narrower patient population than we originally requested or may impose other prescribing limitations or warnings that limit the product’s commercial potential. We have not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of our product candidates will ever obtain regulatory approval. Further, development of our product candidates and/or regulatory approval may be delayed for reasons beyond our control. We cannot provide any assurance that any product candidates we may develop will progress through required clinical testing and obtain the regulatory approvals necessary for us to begin selling them.

We have not conducted, managed or completed large-scale or pivotal clinical trials nor managed the regulatory approval process with the FDA or any other regulatory authority. Regulatory approval for our product candidates may be denied for various reasons. Authorities such as the FDA, EMA, or other foreign regulators may disagree with the design, conduct, or results of our clinical trials, or find that our product candidates are not sufficiently safe, effective, or have undesirable side effects. They may also determine that the patient population studied is not broad or representative enough to support approval. Additionally, regulators may not agree with our interpretation of clinical or preclinical data or may conclude that the risk-benefit profile of our product candidates is unacceptable. Approval could also be delayed or denied if third-party manufacturing processes or facilities fail to meet regulatory standards. Furthermore, changes in regulatory policies could render our existing data inadequate for approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations and prospects. Any delay or failure in seeking or obtaining required approvals would have a material and adverse effect on our ability to generate revenue from any particular product candidates we are developing and for which we are seeking approval. Furthermore, any regulatory approval to market a drug may be subject to significant limitations on the approved uses or indications for which we may market, promote and advertise the drug or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy (“REMS”) plan as part of approving an NDA, or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug. These requirements or restrictions might include limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may significantly limit the size of the market for the drug and affect reimbursement by third-party payors.

We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries, and generally includes all of the risks associated with FDA and EMA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.

Our ongoing clinical trials are being undertaken in the United States. We may choose to conduct additional clinical trials internationally. The acceptance of study data by the FDA, EMA or other comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions. In cases where data from United States clinical trials are intended to serve as the basis for marketing approval in the foreign countries outside the United States, the standards for clinical trials and approval may be different. There can be no assurance that any United States or foreign regulatory authority would accept data from trials conducted outside of its applicable jurisdiction. If the FDA, EMA or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.

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Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA or EMA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our potential product candidates will be harmed.

The regulatory approval processes for product candidates that target rare diseases, including MPS I, Friedreich’s ataxia, and MELAS are uncertain.

Due to the lack of precedent, broad discretion of regulatory authorities, and a multitude of unique factors that impact the regulatory approval process, the likelihood of the approval of any of our product candidates that target rare diseases, such as MPS I, Friedreich’s ataxia, and MELAS is uncertain, and we may not be able to anticipate, prepare for or satisfy requests or requirements from regulatory authorities, including completing and submitting planned IND and NDA for our product candidates, in a timely manner, or at all. For example, MPS I is a rare disease for which there is only one FDA approved therapeutics. In addition, no therapies are currently approved for MELAS in the United States or the EU. Further, the FDA may determine, after evaluation of our data and analyses, that such data and analyses do not support an NDA submission, filing or approval. Due to this lack of predictability, we may not have the resources necessary to meet regulatory requirements and successfully complete a potentially protracted, expensive and wide-ranging approval process for commercialization of product candidates for rare diseases.

Even if our product candidates receive regulatory approval, they will be subject to significant post-marketing regulatory requirements and oversight.

Any regulatory approvals that we may receive for our product candidates will require the submission of reports to regulatory authorities and on-going surveillance to monitor the safety and efficacy of the product candidate, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements and regulatory inspection. For example, the FDA may require a REMS in order to approve our product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or foreign regulatory authorities approve our product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with cGMPs and GCPs for any clinical trials that we conduct post-approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMP regulations and standards. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

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Failure to comply with FDA, EMA, or other comparable foreign regulatory requirements may expose our company to a range of administrative or judicial sanctions. These can include delays in or rejection of product approvals, restrictions on our ability to conduct clinical trials—such as full or partial holds on ongoing or planned studies—and limitations on our products, manufacturers, or manufacturing processes. Regulatory authorities may issue warning or untitled letters, impose civil or criminal penalties, or seek injunctions. Our approvals may be suspended or withdrawn, and our products could be seized, detained, or banned from import. We may also be required to undertake voluntary or mandatory product recalls and meet related publicity obligations. In severe cases, regulators could order a total or partial suspension of production or impose new, costly manufacturing requirements, further restricting our operations.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates, if approved, and generate revenue. Furthermore, non-compliance by us or any future collaborator with regulatory requirements, including safety monitoring and with requirements related to the development of products for the pediatric population can also result in significant financial penalties.

We may not be able to obtain orphan drug designation or obtain or maintain orphan drug exclusivity for our product candidates and, even if we do, that exclusivity may not prevent the FDA, EMA or other comparable foreign regulatory authorities, from approving competing products.

Regulatory authorities in some jurisdictions, including the United States and the EU, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. However, there can be no assurances that we will be able to obtain orphan designations for our product candidates.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity. Orphan drug exclusivity in the United States provides that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, except in limited circumstances. The applicable exclusivity period is 10 years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.

We submitted a request to FDA and received orphan drug designation for Friedreich’s ataxia. We intend to seek orphan drug designation for JOTROL™ in MPS I and may seek orphan drug designation for other product candidates. Even if we obtain orphan drug designation for a product candidate, we may not be able to obtain or maintain orphan drug exclusivity for that product candidate. We may not be the first to obtain marketing approval of any product candidate for which we have obtained orphan drug designation for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if we are unable to ensure that we will be able to manufacture sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties may be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care or the manufacturer of the product with orphan exclusivity is unable to maintain sufficient product quantity. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the product candidate any advantage in the regulatory review or approval process or entitles the product candidate to priority review.

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Where appropriate, we plan to secure approval from the FDA or comparable foreign regulatory authorities through the use of accelerated registration pathways. If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical trials beyond those that we contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals. Even if we receive accelerated approval from the FDA, if our confirmatory trials do not verify clinical benefit, or if we do not comply with rigorous post-marketing requirements, the FDA may seek to withdraw accelerated approval.

Where possible, we plan to pursue accelerated development strategies in areas of high unmet need. We may seek an accelerated approval pathway for our one or more of our product candidates. Under the accelerated approval provisions in the Federal Food, Drug, and Cosmetic Act, and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product candidate designed to treat a serious or life-threatening condition that provides meaningful therapeutic benefit over available therapies upon a determination that the product candidate has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. If such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug.

Prior to seeking such accelerated approval, we will seek feedback from the FDA and will otherwise evaluate our ability to seek and receive such accelerated approval. There can be no assurance that after our evaluation of the feedback and other factors we will decide to pursue or submit an NDA for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent FDA feedback we will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if we initially decide to do so. Furthermore, if we decide to submit an application for accelerated approval or under another expedited regulatory designation (e.g., breakthrough therapy designation), there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. The FDA or other comparable foreign regulatory authorities could also require us to conduct further studies prior to considering our application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for our product candidate would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm our competitive position in the marketplace.

We may face difficulties from changes to current healthcare regulations and future legislation.

We may face significant challenges due to changes in existing healthcare regulations or the introduction of new legislation. Shifts in regulatory policies or the enactment of additional government regulations could prevent, limit, or delay the approval of our product candidates. Actions by current or future administrations may impact regulatory agencies such as the FDA, potentially delaying or complicating the approval process for our products Our ability to adapt to evolving requirements is critical; failure to do so could result in the loss of marketing approvals and hinder our ability to achieve or maintain profitability.

Healthcare reform measures, such as the Affordable Care Act (ACA) and subsequent legislative changes, have substantially altered healthcare financing and continue to impact the pharmaceutical industry. Ongoing legal challenges and executive orders create further uncertainty regarding the implementation and future of these reforms. Additional laws, including reductions in Medicare payments and expanded government authority to recover overpayments, may further affect our financial operations and the market for our products.

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Moreover, there has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. We are unable to predict the future course of federal or state healthcare legislation in the United States directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. These and any further changes in the law or regulatory framework that reduce our revenue or increase our costs could also have a material and adverse effect on our business, financial condition and results of operations.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for biotechnology products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.

We are subject to extensive regulation for privacy and personal information under US and foreign law and failure to comply could have a material adverse effect on our Company

The regulatory framework for privacy and personal information security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. The U.S. federal and various state, local and foreign government bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding, the collection, distribution, use, disclosure, storage, security and other processing of personal information.

In the European Union, the General Data Protection Regulation (GDPR) imposes substantial obligations and severe penalties for non-compliance, with its reach extending beyond the EU. The invalidation of the EU-U.S. Privacy Shield and ongoing questions about the use of Standard Contractual Clauses have complicated data transfers between the EU and the U.S., potentially increasing operational costs and restrictions. Brexit has introduced further uncertainty regarding UK data protection laws, as the UK is now treated as a third country under the GDPR. The evolving regulatory environment in both the UK and EU may increase compliance risks and costs for our business, particularly concerning cross-border data transfers and ongoing alignment of privacy standards.

In the United States, there are a broad variety of data protection laws and regulations that may apply to our activities such as state data breach notification laws, state personal data privacy laws (for example, the California Consumer Privacy Act of 2018 (CCPA)), state health information privacy laws, and federal and state consumer protection laws. A range of enforcement agencies exist at both the state and federal levels that can enforce these laws and regulations. For example, the CCPA requires covered businesses that process personal information of California residents to disclose their data collection, use and sharing practices. Further, the CCPA provides California residents with new data privacy rights (including the ability to opt out of certain disclosures of personal data), imposes new operational requirements for covered businesses, provides for civil penalties for violations as well as a private right of action for data breaches and statutory damages (that is expected to increase data breach class action litigation and result in significant exposure to costly legal judgements and settlements). Aspects of the CCPA and its interpretation and enforcement remain uncertain. In addition, the CCPA will be expanded on January 1, 2023, when the California Privacy Rights Act of 2020 (CPRA) becomes operative. The CPRA will, among other things, give California residents the ability to limit use of certain sensitive personal information, further restrict the use of cross-contextual advertising, establish restrictions on the retention of personal information, expand the types of data breaches subject to the CCPA’s private right of action, provide for increased penalties for CPRA violations concerning California residents under the age of 16, and establish a new California Privacy Protection Agency to implement and enforce the new legislation. Although there are limited exemptions for clinical trial data under the CCPA, the CCPA and other similar laws could impact our business activities, depending on their interpretation.

With the GDPR, CCPA, CRPA and other laws, regulations and other obligations relating to privacy and data protection imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other obligations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. Additionally, if third parties we work with, such as vendors or service providers, violate applicable laws or regulations or our policies, such violations may also put our or our customers’ data at risk and could in turn have an adverse effect on our business. Any failure or perceived failure by us or our service providers to comply with our applicable policies or notices relating to privacy or data protection, our contractual or other obligations to third parties, or any of our other legal obligations relating to privacy or data protection, may result in governmental investigations or enforcement actions, litigation, claims and other proceedings, harm our reputation, and could result in significant liability.

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Our relationships with healthcare professionals, clinical investigators, CROs and third-party payors in connection with our current and future business activities may be subject to federal and state healthcare fraud and abuse laws, false claims laws, transparency laws, government price reporting, and health information privacy and security laws, which could expose us to significant losses, including, among other things, criminal sanctions, civil penalties, contractual damages, exclusion from governmental healthcare programs, reputational harm, administrative burdens and diminished profits and future earnings.

Healthcare providers and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our current and future arrangements with healthcare professionals, clinical investigators, CROs, third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we research, as well as market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations may include the following:

●	the federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid;
●	the federal false claims laws, including the civil False Claims Act, which can be enforced by private citizens through civil whistleblower or qui tam actions, and civil monetary penalties laws, prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;
●	the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), prohibits, among other things, executing or attempting to execute a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;
●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH) and their implementing regulations, also imposes obligations, including mandatory contractual terms, on covered entities, which are health plans, healthcare clearinghouses, and certain health care providers, as those terms are defined by HIPAA, and their respective business associates and their subcontractors, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;
●	the federal Physician Payments Sunshine Act requires applicable manufacturers of covered drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to annually report to CMS information regarding payments and other transfers of value to physicians, defined to include doctors, dentists, optometrists, podiatrists and chiropractors, and teaching hospitals as well as information regarding ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, reporting obligations with respect to covered recipients will be expanded to include physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists and anesthesiologist assistants, and certified nurse midwives for payments and transfers of value made during the previous year; and
●	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance regulations promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures, or drug pricing; state and local laws that require the registration of pharmaceutical sales and medical representatives; state laws that govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

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Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare and data privacy laws and regulations will involve substantial ongoing costs, and may require us to undertake or implement additional policies or measures. We may face claims and proceedings by private parties, and claims, investigations and other proceedings by governmental authorities, relating to allegations that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations, and it is possible that courts or governmental authorities may conclude that we have not complied with them, or that we may find it necessary or appropriate to settle any such claims or other proceedings. In connection with any such claims, proceedings, or settlements, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Our employees, contractors, collaborators, investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We face risks that employees, contractors, collaborators, investigators, CROs, suppliers, or vendors may engage in misconduct or improper activities, such as violating FDA regulations, healthcare fraud and abuse laws, or mishandling confidential information. Such actions could result in regulatory sanctions, reputational damage, significant penalties, exclusion from government healthcare programs, and other adverse impacts on our business and financial condition. Despite our code of conduct and compliance efforts, we may not always detect or prevent these risks, and any resulting investigations or legal actions could materially harm our operations and future prospects.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We are subject to strict environmental, health, and safety laws regarding the handling, use, and disposal of hazardous materials. Our operations involve hazardous chemicals and biological materials, which pose risks of contamination, injury, and hazardous waste production. While we use third parties for disposal and hold workers’ compensation insurance, we lack insurance for broader environmental liabilities. Noncompliance or accidents could result in significant fines, penalties, or liabilities exceeding our resources, and compliance with evolving regulations may increase our operational costs and impact our business activities.

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Our business activities may be subject to the U.S. Foreign Corrupt Practices Act and similar anti-bribery and anti-corruption laws of other countries in which we operate, as well as U.S. and certain foreign export controls, trade sanctions, and import laws and regulations. Compliance with these legal requirements could limit our ability to compete in foreign markets and subject us to liability if we violate them.

Our global business is subject to the U.S. Foreign Corrupt Practices Act (FCPA), domestic bribery laws, the U.S. Travel Act, and similar anti-bribery and anti-corruption laws in other countries. These laws prohibit improper payments or benefits to public or private sector officials to obtain or retain business, and hold us liable for the actions of employees, agents, and third parties—even without our direct knowledge or approval. As we expand internationally, our exposure to these risks increases, especially since many healthcare professionals abroad are considered foreign officials under the FCPA.

We must also maintain accurate records and effective compliance controls. Any violations—by us or our partners—could lead to investigations, fines, severe civil or criminal penalties, reputational harm, loss of export privileges, and restrictions on our ability to do business in certain countries. Additionally, our products are subject to U.S. and foreign export controls, sanctions, and import laws. Noncompliance or new regulatory restrictions could delay or prevent product exports, reduce international sales, and negatively impact our business and financial results.

Risks Related to Employee Matters, Managing Our Growth and Other Risks Related to Our Business

Our success is highly dependent on our ability to attract and retain highly skilled executive officers and employees.

To succeed, we must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. We are highly dependent on the principal members of our management and scientific and medical staff, particularly Marshall Hayward, our Co-Founder and Chief Scientific Officer. If we do not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of our executive officers could be detrimental to us if we cannot recruit suitable replacements in a timely manner. We do not maintain “key person” insurance for any of our executives or other employees. We could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in our employee recruitment and retention efforts.

Many of the other biotechnology companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They also may provide higher compensation, more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can discover, develop and commercialize our product candidates will be limited and the potential for successfully growing our business will be harmed.

Additionally, we rely on our scientific founders and other scientific and clinical advisors and consultants to assist us in formulating our research, development and clinical strategies. These advisors and consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, these advisors and consultants typically will not enter into non-compete agreements with us. If a conflict of interest arises between their work for us and their work for another entity, we may lose their services. Furthermore, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours. In particular, if we are unable to maintain consulting relationships with our scientific founders or if they provide services to our competitors, our development and commercialization efforts will be impaired and our business will be significantly harmed.

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If we are unable to establish sales or marketing capabilities or enter into agreements with third parties to sell or market our product candidates, we may not be able to successfully sell or market our product candidates that obtain regulatory approval.

We currently do not have and have never had a marketing or sales team. In order to commercialize any product candidates, if approved, we must build marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which we may have approval to sell or market our product candidates. We may not be successful in accomplishing these required tasks.

Establishing an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our product candidates will be expensive and time-consuming and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing and distribution capabilities could adversely impact the commercialization of any of our product candidates that we obtain approval to market, if we do not have arrangements in place with third parties to provide such services, which is our preferred marketing and sales strategy, on our behalf. Alternatively, if we choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration and such arrangements may prove to be less profitable than commercializing the product on our own. If we are unable to enter into such arrangements when needed, on acceptable terms, or at all, we may not be able to successfully commercialize any of our product candidates that receive regulatory approval, or any such commercialization may experience delays or limitations. If we are unable to successfully commercialize our approved product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer, and we may incur significant additional losses.

In order to successfully implement our plans and strategies, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.

As of July 1, 2025, we had a small team supported by consultants and our Scientific Advisory Board, with only a few employees focused on research and development. To execute our growth and commercialization plans—especially as we transition to a public company—we will need to hire additional staff across key functions. Managing this growth will require recruiting, integrating, and retaining new talent, strengthening our operational and financial controls, and effectively overseeing both internal and outsourced activities.

We rely heavily on independent organizations and consultants for essential services. If we cannot manage these third-party relationships effectively, or if these services become unavailable or are of poor quality, our development timelines and ability to obtain regulatory approvals for JOTROL™ and other candidates could be adversely affected. Failure to expand our organization or secure qualified external support could hinder our research, development, and commercialization goals.

Our computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.

Our information systems and those of our third-party CROs, contractors, and consultants are vulnerable to disruptions from service interruptions, system malfunctions, natural disasters, terrorism, war, telecommunication/electrical failures, and cyber-attacks (e.g., malware, ransomware, denial-of-service, social engineering). These could lead to unauthorized access, loss, destruction, alteration, or disclosure of our data, including trade secrets, intellectual property, and personal information, potentially causing financial, legal, business, and reputational harm. For instance, a 2019 cybersecurity breach at a CRO resulted in unauthorized access to our preclinical data. Increased remote working and phishing attacks heighten these risks. A significant breach could disrupt operations, delay product development, and increase costs to recover or reproduce data. It could also lead to litigation, regulatory investigations, fines, or penalties under privacy and security laws, further impacting our reputation and business. We expect to incur significant costs to detect and prevent security incidents, and any actual or perceived breach could require substantial resources for remediation and compliance.

Our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption in or, failure or security breach of our systems or third-party systems where information important to our business operations or commercial development is stored. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.

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Our operations are vulnerable to interruption by fire, earthquakes, power loss, telecommunications failure, terrorist activity, pandemics and other events beyond our control, which could harm our business.

Our facilities are located in Jupiter, Florida. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major flood, blizzard, fire, earthquake, power loss, terrorist activity, pandemics or other disasters and do not have a recovery plan for such disasters. In addition, we do not carry sufficient insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could harm our business. Also, our contract development and manufacturing organizations’ (“CDMOs”) and suppliers’ facilities are located in multiple locations where other natural disasters or similar events which could severely disrupt our operations, could expose us to liability and could have a material adverse effect on our business. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business.

We may seek regulatory approval of our product candidates outside of the United States and, accordingly, we expect that we will be subject to additional risks related to operating in foreign countries. These risks include navigating differing regulatory requirements and reimbursement systems, as well as coping with unexpected changes in tariffs, trade barriers, price and exchange controls, and other regulatory demands. We may also encounter economic challenges such as inflation or political instability in certain foreign markets. Compliance with local tax, employment, immigration, and labor laws for employees living or traveling abroad will be necessary, alongside managing foreign taxes, including payroll withholding.

Foreign currency fluctuations could increase our operating expenses and reduce revenue, adding further complexity to our international operations. We may experience difficulties in staffing and managing foreign operations, particularly in countries where labor unrest is more common than in the United States, leading to workforce uncertainty. There is also the potential for liability under the Foreign Corrupt Practices Act (FCPA) or similar foreign regulations. Enforcing our contractual and intellectual property rights may be challenging, especially in countries that do not provide the same level of protection as the United States. Additionally, production shortages could arise from disruptions in raw material supply or manufacturing capabilities abroad, and business interruptions could result from geopolitical actions such as war and terrorism. Collectively, these and other risks related to international operations could materially and adversely affect our ability to achieve or maintain profitable operations.

The Certificate of Incorporation, as amended, and amended and restated bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section IX of our Certificate of Incorporation, as amended, and Section 7.4 of our amended and restated bylaws provides that “unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, as may be amended from time to time (the “DGCL”), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our Certificate of Incorporation, as amended, and our amended and restated bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

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This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our Certificate of Incorporation, as amended, and our amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing our common stock, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

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THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Risks Related to our Intellectual Property

Our worldwide exclusive license agreement with Aquanova for JOTROL™ is critical to our business. If we were to lose the license agreement, it could disrupt our ability to commercialize our Nugevia product line or pharmaceutical drug candidates.

We hold a worldwide license for JOTROL™, utilizing Aquanova’s proprietary micellar technology. Aquanova jointly owns with us an international patent filed on January 29, 2017, titled “Resveratrol Solubilization Product for Pharmaceutical Purposes” (PCT/EP2017/051659). The patent, with a priority date of June 16, 2016, and an expiration in 2036, has been examined by the International Preliminary Examining Authority of the Patent Cooperation Treaty (PCT). All 15 claims were deemed novel, inventive, and industrially applicable, leading to the patent’s approval in the United States, select European Union countries, Japan, China, and Hong Kong.

The JOTROL™ license agreement with Aquanova is critical to our operations, as JOTROL™ is a proprietary, enhanced resveratrol formulation that has demonstrated significantly improved bioavailability. Termination or loss of this license agreement would significantly disrupt our ability to commercialize our Nugevia product line or pharmaceutical drug candidates. Such a disruption could delay our development and commercialization efforts, resulting in a material adverse effect on our business, financial condition, and operational results.

Our success depends on our ability to protect our intellectual property and our proprietary technologies.

Our commercial success depends in part on our ability to obtain and maintain patent protection and trade secret protection for JOTROL™ and other product candidates, proprietary technologies and their uses as well as our ability to operate without infringing upon the proprietary rights of others. We generally seek to protect our proprietary position by filing patent applications in the United States and abroad related to our product candidates, proprietary technologies and their uses that are important to our business. We also seek to protect our proprietary position by acquiring or in-licensing relevant issued patents or pending applications from third parties.

Pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that our patent applications or the patent applications of our licensor will result in additional patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties.

Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for our and our licensor’s proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep any competitive advantage. These uncertainties and/or limitations in our ability to properly protect the intellectual property rights relating to our product candidates could have a material adverse effect on our financial condition and results of operations

Obtaining and maintaining patent protection involves significant risks and uncertainties. The USPTO and foreign patent agencies require strict compliance with procedural, documentary, fee payment, and other provisions during the patent process, and noncompliance can lead to the abandonment or lapse of a patent or application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. There is no guarantee that patent applications will result in issued patents. Even if granted, patents may be challenged, invalidated, modified, revoked, circumvented, or deemed unenforceable, potentially offering no competitive advantage. Competitors, often with substantially greater resources and significant investments in competing technologies, may seek or already hold patents that could limit, interfere with, or eliminate our ability to develop, use, and sell our potential product candidates. Additionally, public policy pressures on the U.S. government and international bodies may push to restrict patent protection scopes for successful disease treatments due to global health concerns. Furthermore, patent laws in countries outside the United States may be less favorable to patentees compared to those upheld by U.S. courts, enabling foreign competitors to more easily create, develop, and market competing products.

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The patent prosecution process is also expensive and time-consuming, and we and our licensor may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that we or our licensor will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

In addition, although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical product candidates would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications and those of our licensor may not result in patents being issued which protect our product candidates or which effectively prevent others from commercializing competitive product candidates.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications we own or in-license currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own or in-license may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, we do not know whether our product candidates will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents or the patents of our licensors by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents or the patents of our licensor may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (PGR) and inter partes review (IPR), or other similar proceedings challenging our owned patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our patent rights, allow third parties to commercialize our product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, our patents or the patents of our licensor may become subject to post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge our priority of invention or other features of patentability with respect to our patents and patent applications and those of our licensor. Such challenges may result in loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our product candidates. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensor is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

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Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The future strength of our intellectual property protection is uncertain, as IP rights have inherent limitations and may not fully safeguard our business or competitive position. For instance, others may develop similar products that fall outside the scope of our patents, or we or our licensors may not have been the first to invent or file for certain technologies. Competitors could independently develop or replicate our technologies without infringing our rights, and some of our pending patent applications may never be granted. Additionally, research conducted by others in countries where we lack patent protection could lead to competing products in key markets. We may also fail to develop new patentable technologies, be adversely affected by third-party patents, or choose to rely on trade secrets that others later patent. Any of these outcomes could materially harm our business, operations, and future prospects.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe on their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts.

Our commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our product candidates and products that may be approved in the future, or impair our competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or corresponding foreign patent offices. Numerous third-party U.S. and foreign issued patents and pending patent applications exist in the fields in which we are developing product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published, we may be unaware of third-party patents that may be infringed by commercialization of any of our product candidates, and we cannot be certain that we were the first to file a patent application related to a product candidate or technology. Moreover, because patent applications can take many years to issue, there may be currently-pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, identification of third-party patent rights that may be relevant to our technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. There is also no assurance that there is not prior art of which we are aware, but which we do not believe is relevant to our business, which may, nonetheless, ultimately be found to limit our ability to make, use, sell, offer for sale or import our products that may be approved in the future, or impair our competitive position.

Any claims of patent infringement by third parties could be time-consuming and have significant negative consequences. Such claims may lead to costly litigation and unwanted publicity, divert the attention of our technical staff and management, and cause delays in product development. They could also prevent us from commercializing our product candidates until the disputed patent is either invalidated or found not to be infringed. In response, we might be forced to develop alternative, non-infringing technologies, which may not be feasible or cost-effective. Additionally, we could face substantial liability or be required to enter into licensing or royalty agreements that may be expensive, unavailable on favorable terms, or non-exclusive—potentially allowing competitors access to the same technology.

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Although no third-party has asserted a claim of patent infringement against us as of the date of this prospectus, others may hold proprietary rights that could prevent our product candidates from being marketed. These claims could be alleged to cover JOTROL™ in certain treatment indications or in nutritional supplements. While we believe that these patents are difficult to enforce and that we would have valid defenses to these claims of patent infringement, we cannot be certain that we would prevail in any dispute and we cannot be certain how an adverse determination would affect our business.

It is possible that a third party may assert a claim of patent infringement directed at any of our product candidates. Any patent-related legal action against us claiming damages and seeking to enjoin commercial activities relating to our products, treatment indications, or processes could subject us to significant liability for damages, including treble damages if we were determined to willfully infringe, and require us to obtain a license to manufacture or market our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if we or our future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. In addition, we cannot be certain that we could redesign our product candidates, treatment indications, or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent us from developing and commercializing our product candidates, which could harm our business, financial condition and operating results. In addition, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product candidates and technology.

Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

We may in the future pursue invalidity proceedings with respect to third-party patents. The outcome following legal assertions of invalidity is unpredictable. Even if resolved in our favor, these legal proceedings may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such proceedings adequately. Some of these third parties may be able to sustain the costs of such proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent proceedings could compromise our ability to compete in the marketplace. If we do not prevail in the patent proceedings the third parties may assert a claim of patent infringement directed at our product candidates.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

Many pharmaceutical companies, biotechnology companies, and academic institutions may have patents and patent applications potentially relevant to our business. We may find it necessary or prudent to obtain licenses to such patents from such third-party intellectual property holders, for example, in order to avoid infringing these third-party patents. We may also require licenses from third parties for certain technologies for use with future product candidates. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

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We may be involved in lawsuits to protect or enforce our patents or our licensor’s patents, which could be expensive, time consuming and unsuccessful. Further, our issued patents or our licensor’s patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe our intellectual property rights. To prevent infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in a patent infringement proceeding, a court may decide that a patent we own or in-license is not valid, is unenforceable and/or is not infringed. If we or any of our potential future collaborators were to initiate legal proceedings against a third-party to enforce a patent directed at one of our product candidates, the defendant could counterclaim that our patent or the patent of our licensor is invalid and/or unenforceable in whole or in part. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, lack of sufficient written description, non-enablement, or obviousness-type double patenting. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution.

Third parties may also raise similar invalidity claims before the USPTO or patent offices abroad, even outside the context of litigation. Such mechanisms include re-examination, PGR, IPR, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). The outcome following legal assertions of invalidity and/or unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our licensor, and the patent examiners are unaware during prosecution. There is also no assurance that there is not prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim in our patents and patent applications or the patents and patent applications of our licensor, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. If a third-party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our technology or proprietary drug delivery platform, or any product candidates that we may develop. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations and prospects.

In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensor is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Even if resolved in our favor, litigation or other legal proceedings relating to our intellectual property rights may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.

In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own patented product and practicing our own patented technology.

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Intellectual property litigation may lead to unfavorable publicity that harms our reputation and causes the market price of our common stock to decline.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our existing products, programs or intellectual property could be diminished. Accordingly, the market price of shares of our common stock may decline. Such announcements could also harm our reputation or the market for our future products, which could have a material adverse effect on our business.

Derivation proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party.

Derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensor. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with such proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development or manufacturing partnerships that would help us bring our product candidates to market.

Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other companies with pharmaceutical operations, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the pharmaceutical industry involve a high degree of technological and legal complexity. Therefore, obtaining and enforcing pharmaceutical patents is costly, time consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. In addition, Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to us.

For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patent and the patents we might obtain or license in the future.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that former employees or other third parties have an ownership interest in our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.

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Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we do not obtain patent term extension for our product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of our product candidates, one or more of our U.S. patents or those of our licensor may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (Hatch-Waxman Amendments). The Hatch- Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of our product candidates. However, we may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially. Further, if this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our patents, the patents of our licensors, or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or our licensor’s patents or marketing of competing products in violation of our proprietary rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents or the patents of our licensors at risk of being invalidated or interpreted narrowly and our patent applications or the patent applications of our licensor at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various foreign patent offices at various points over the lifetime of our patents and/or applications and those of our licensors. We have systems in place to remind us to pay these fees, and we rely on our outside patent annuity service to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on our business.

If our trademarks are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We intend to use registered or unregistered trademarks for JOTROL™ and Nugevia, to brand and market ourselves and our products. Our trademarks applications for JOTROL™ and Nugevia, may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our financial condition or results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We rely on trade secrets, unpatented know-how, and proprietary information to maintain our competitive edge, taking steps like entering confidentiality agreements with third parties and invention agreements with employees, consultants, and advisors, but there is no guarantee these agreements are fully executed or will prevent breaches. Enforcing claims against illegal disclosure or misappropriation of trade secrets is costly, time-consuming, and uncertain, especially as some courts, both in the U.S. and abroad, may be reluctant to protect trade secrets, and third parties could independently obtain or develop similar information, using it to compete against us without restriction. Failure to secure patent protection before disclosure or to maintain confidentiality could diminish the value of our proprietary information, jeopardize patentability, and harm our competitive position.

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We may be subject to claims that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets.

We enter into non-disclosure and confidentiality agreements with third parties, such as scientific collaborators, CROs, manufacturers, consultants, and potential partners, to protect proprietary information, but we may face litigation if a third party claims we or our employees breached these agreements by misusing or disclosing their trade secrets. Defending such claims, regardless of merit, could incur significant legal costs, divert employee resources, cause negative publicity, and potentially halt commercialization of our product candidates. Even if successful, litigation could be costly, distract management, and risk compromising our confidential information during discovery, while larger adversaries with greater resources may sustain complex intellectual property litigation more effectively. Such disputes could lead to substantial damages, delay development efforts, and hinder our ability to raise funds, materially impacting our business, financial condition, and prospects.

We may be subject to claims that we have wrongfully hired an employee from a competitor or that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

As is common in the pharmaceutical industry, in addition to our employees, we engage the services of consultants to assist us in the development of our product candidates. Many of these consultants, and many of our employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including our competitors or potential competitors. We may become subject to claims that we, our employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

Our rights to develop and commercialize our technology and product candidates may be subject, in part, to the terms and conditions of licenses granted to us by others.

We have entered into a license agreement with Aquanova pursuant to which we have acquired the exclusive right to certain patents and patent applications in micellar technologies that revolutionizes the bioavailability profile of resveratrol to treat certain rare diseases and Alzheimer’s disease by eliminating the severe gastro-intestinal side effects experienced at effective dose levels of resveratrol. We may enter into additional license agreements in the future with others to advance our research or allow commercialization of product candidates. These and other licenses may not provide exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which we may wish to develop or commercialize our technology and products in the future.

In addition, subject to the terms of any such license agreements, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement, and defense of patents and patent applications covering the technology that we license from third parties. In such an event, we cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced, and defended in a manner consistent with the best interests of our business. If our licensor fails to prosecute, maintain, enforce, and defend such patents, or lose rights to those patents or patent applications, the rights we have licensed may be reduced or eliminated, and our right to develop and commercialize any of our products that are subject of such licensed rights could be adversely affected.

Our licensor may have relied on third-party consultants or collaborators or on funds from third parties such that our licensor are not the sole and exclusive owners of the patents we in-licensed. If other third parties have ownership rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

It is possible that we may be unable to obtain additional licenses at a reasonable cost or on reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to redesign our technology, product candidates, or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product candidates, which could harm our business, financial condition, results of operations, and prospects significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our current technology, manufacturing methods, product candidates, or future methods or products resulting in either an injunction prohibiting our manufacture or future sales, or, with respect to our future sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties, which could be significant.

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If we fail to comply with our obligations in the agreements under which we license intellectual property rights from Aquanova or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

Disputes with our licensor. Aquanova, or potential licensors, particularly regarding our complex licensing agreement with Aquanova, may arise over issues such as the scope of rights granted, potential infringement of the licensor’s intellectual property not covered by the agreement, our ability to sublicense or assign rights, our diligence obligations, or the inventorship, ownership, and priority of inventions created jointly with licensors or partners. These disagreements could lead to interpretations that narrow our rights to intellectual property or increase our financial and operational obligations, significantly impacting our business, financial condition, and prospects. If licensors conclude we have breached these agreements, they may terminate them, stripping us of the ability to develop and commercialize affected products. Termination or failure of underlying patents to provide intended exclusivity could allow competitors to market identical products, severely harming our competitive position, business, and operational outcomes.

The patent protection and patent prosecution for some of our product candidates may be dependent on third parties.

While we normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our product candidates, there may be times when the filing and prosecution activities for patents relating to our product candidates are controlled by our licensor, potential licensors or collaboration partners. If any of our licensor, potential licensors or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering our product candidates, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products. In addition, even where we have the right to control patent prosecution of patents and patent applications we have licensed to and from third parties, we may still be adversely affected or prejudiced by actions or inactions of our licensees, our licensors and their counsel that took place prior to the date upon which we assumed control over patent prosecution.

Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.

We have patent applications, in addition to the in-licensed patent from Aquanova, that were generated through the use of U.S. government funding or grants, and may acquire or license in the future intellectual property rights that have been generated through the use of U.S. government funding or grants. Pursuant to the Bayh-Dole Act of 1980, the U.S. government has certain rights in inventions developed with government funding. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third-party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). If the U.S. government exercised its march-in rights in our future intellectual property rights that are generated through the use of U.S. government funding or grants, we could be forced to license or sublicense intellectual property developed by us or that we license on terms unfavorable to us, and there can be no assurance that we would receive compensation from the U.S. government for the exercise of such rights. The U.S. government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property.

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Risks Related to our Dependence on Third Parties

We rely, and expect to continue to rely, on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research and studies, which may harm our business.

We rely on third parties, such as CROs, clinical data management organizations, medical institutions, and clinical investigators, to conduct our clinical trials for JOTROL™ and other product candidates, as we lack the ability to independently manage these trials. These third parties, who are not our employees, play a significant role in trial execution and data analysis, but we have limited control over their resource allocation, and they may prioritize other entities, including competitors, or terminate engagements, potentially delaying our drug development. Despite reduced control, we remain responsible for ensuring trials comply with GCP standards enforced by the FDA and EMA, and failure to meet these or cGMP requirements for trial products could render data unreliable, necessitating additional trials and delaying marketing approvals. Performance failures by these third parties or distributors, who handle drug storage and distribution for our Company, could further hinder clinical development, approval, or commercialization, leading to losses and reduced revenue potential.

We contract with Aquaova and Catalent for the production of JOTROL™ for our ongoing clinical trial and other product candidates, and expect to continue to do so for additional clinical trials and ultimately for commercialization. This reliance on Aquanova and Catalent increases the risk that we will not have sufficient quality and quantities of our product candidates or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We lack the internal infrastructure to manufacture our product candidates for development and commercialization, relying entirely on Aquanova and Catalent to manufacture our preclinical and clinical trial supplies of JOTROL™. Currently, we depend on these companies as our only third-party manufacturer while evaluating possible other suppliers, but switching manufacturers could delay our supply chain, impacting JOTROL™’s development and increasing costs. Without long-term supply agreements, we purchase drug products on a purchase order basis, leaving us vulnerable to suppliers ceasing or altering terms at any time. An unexpected loss of supply due to manufacturing, storage, or other issues could disrupt, delay, or terminate ongoing clinical trials, requiring us to restart or repeat studies.

Our reliance on third-party manufacturers for commercial supply, if our product candidates gain marketing approval, introduces risks such as failure to meet our schedule or specifications, prioritization of other products by contractors, termination of agreements at inconvenient times, or breaches of contract. Additional risks include non-compliance with current Good Manufacturing Practices (cGMPs), mislabeling of clinical supplies, delayed delivery to trial sites or commercial vendors, and misappropriation of our proprietary information, including trade secrets. These issues could lead to clinical trial interruptions, lost sales, or compromised intellectual property, significantly affecting our operations.

We are developing our supply chain by establishing framework agreements with CDMOs to secure necessary quantities of active pharmaceutical ingredients and drug products. However, we may fail to establish these agreements or ensure redundant supply to mitigate disruptions. Our CDMOs’ compliance with cGMP regulations and other regulatory requirements is critical, as their failure to meet FDA, EMA, or similar standards could prevent or revoke manufacturing approvals, forcing us to seek alternative facilities. Such transitions would require new regulatory inspections, delaying development, approval, or market entry of our product candidates.

Non-compliance by us or our manufacturers with regulations could result in sanctions like fines, injunctions, civil penalties, approval withdrawals, license revocations, product seizures, or criminal prosecutions, all of which could severely impact our product supply and business. Our dependence on third-party manufacturers may reduce future profit margins and hinder our ability to commercialize approved product candidates in a timely and competitive manner.

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Our reliance on third parties may require us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we currently rely on third parties in the course of our business, we may share our proprietary technology and confidential information, including trade secrets, with them. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements, and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are intentionally or inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets and despite our efforts to protect our trade secrets, a competitor’s discovery of our proprietary technology and confidential information or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business, financial condition, results of operations and prospects.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may periodically explore acquisition opportunities and strategic partnerships, such as licensing or acquiring complementary products, intellectual property, technologies, or businesses. These endeavors carry significant risks, including increased operating expenses and cash needs, assumption of additional debt or liabilities, and the issuance of equity securities. Integrating acquired operations, intellectual property, or personnel may pose challenges, diverting management’s focus from existing programs. Retaining key employees, maintaining critical business relationships, and uncertainties about the other party’s prospects, products, or regulatory approvals present further risks. Additionally, we may fail to generate sufficient revenue from acquired technologies or products to achieve our objectives or offset acquisition and maintenance costs. In addition, if we undertake acquisitions or pursue partnerships in the future, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.

If we decide to establish collaborations, but are not able to establish those collaborations on commercially reasonable terms, we may have to alter our development and commercialization plans.

Our drug development programs and potential commercialization of product candidates require significant additional funding, which may lead us to pursue collaborations to enhance capabilities, accelerate research, or out-license rights for certain indications. These relationships could involve non-recurring charges, increased expenditures, issuance of dilutive securities, or management disruptions. We face intense competition in securing collaborators, and the complex, time-consuming negotiation process depends on factors like the collaborator’s resources, expertise, and evaluation of clinical trial results, regulatory approval likelihood, market potential, manufacturing complexities, competing drugs, intellectual property uncertainties, and general market conditions. Alternative candidates or technologies may be deemed more attractive, and our early-stage candidates may not be viewed as viable for collaboration, potentially limiting our ability to form partnerships.

If we cannot secure collaborations on acceptable terms or at all, we may need to curtail development, delay programs, reduce marketing efforts, or fund activities independently, requiring additional capital that may not be available. Recent consolidations among large pharmaceutical companies have reduced potential collaborators, and even successful collaborations may impose restrictions on future agreements. Failure to secure sufficient funds or partnerships could hinder our ability to develop or commercialize product candidates, impacting our ability to generate revenue.

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We may enter into collaborations with third parties for the development and commercialization of product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.

Collaborations with third parties for the development or commercialization of our product candidates involve limited control over the resources and efforts our collaborators dedicate, posing risks such as inadequate performance, deprioritization, or termination of programs due to clinical trial outcomes, strategic shifts, acquisitions, or competing priorities. Collaborators may delay trials, underfund programs, abandon candidates, or develop competing products, potentially undermining our candidates’ success. Exclusive rights granted to collaborators could restrict our ability to partner with others, and their failure to properly manage our intellectual property may invite litigation or jeopardize proprietary information. Disputes, termination of agreements, or non-compliance with laws by collaborators could delay development, necessitate additional capital, or lead to costly legal proceedings, while their control over shared intellectual property may limit our exclusivity. Additionally, reliance on a network of expert advisors for our development efforts carries the risk that these experts may cease collaboration, hindering our ability to address muscle disease needs and develop our proprietary delivery platform.

Risks Relating to the Ownership of Our Securities

The Company’s failure to meet the continued listing requirements of The Nasdaq could result in a delisting of its securities.

The Company’s common stock is listed on the Nasdaq. Failure to maintain compliance with the Nasdaq’s continued listing requirements, including the minimum bid price requirement under the Nasdaq Listing Rule 5550(a)(2), could result in delisting of our securities. This rule mandates a minimum bid price of $1.00 per share, with non-compliance triggered if the bid price remains below this threshold for 30 consecutive business days.

On March 21, 2025, the Nasdaq notified the Company of non-compliance with Listing Rule 5550(a)(2) due to the bid price falling below $1.00. Subsequently, on July 9, 2025, the Nasdaq confirmed that the Company regained compliance, as the closing bid price exceeded $1.00 per share for 13 consecutive days from June 18, 2025, to July 8, 2025. Despite this, there is no guarantee that the Company will maintain compliance with the Nasdaq’s listing standards in the future.

Delisting from the Nasdaq could adversely affect the market price of our common stock, reduce liquidity, and hinder stockholders’ ability to buy or sell shares. Additionally, delisting may limit our access to capital markets, impacting our ability to raise funds for operations or growth.

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to sell additional shares or common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the common stock they hold or may not be able to sell their common stock at all.

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The market price of our common stock may be volatile, and you could lose all or part of your investment.

The market price of our common stock may fluctuate significantly due to factors often beyond our control and unrelated to our operating performance, including the timing and results of preclinical studies and clinical trials for our product candidates or those of competitors, the success or announcements of competitive products, regulatory actions, changes in our growth rate compared to competitors, developments or disputes over patents or proprietary rights, key personnel changes, significant acquisitions or collaborations, changes in financial estimates or analyst recommendations, market conditions in the pharmaceutical and biotechnology sectors, changes in healthcare payment systems, additional financing efforts, sales of our stock by insiders or other stockholders, and general economic, political, industry, and market conditions. The limited public float of our stock may increase price volatility, and the stock market, particularly for pharmaceutical and biotechnology companies, has historically experienced extreme price and volume fluctuations, which could lead to substantial losses for investors. Any of these risks could materially and adversely affect our stock price.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our operating results may fluctuate significantly due to factors such as variable upfront and milestone payments from license or collaboration agreements, changes in stock-based compensation expenses driven by stock price volatility, and costs related to research and development, clinical trial enrollment, and manufacturing. Additional factors include expenditures for acquiring new technologies, outcomes and timing of clinical trials for JOTROL™ or other product candidates, competition, regulatory delays, demand variability, reimbursement policies, and our ability to commercialize products or maintain partnerships. Global economic and political volatility, unforeseen disruptions, and accounting changes may further contribute to fluctuations. These factors make our future operating results unpredictable, rendering period-to-period comparisons unreliable and potentially causing our results or guidance to fall below analyst or investor expectations, which could lead to a substantial decline in our stock price, even if we meet previously stated guidance

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of September 1, 2025, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 67.5% our common stock. These stockholders, acting together, may be able to control matters requiring stockholder approval. For example, they may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transactions. This concentration of ownership control may delay, discourage or prevent a change of control, including unsolicited acquisition proposals or offers for our common stock that you may feel are in the best interest as one of our stockholders, entrench our management and board of directors or delay or prevent a merger, consolidation, takeover or other business combination involving us that other stockholders may desire. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock, and might affect the prevailing market price for our common stock.

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Our common stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock is not currently considered “penny stock” since it is listed on the Nasdaq, if we are unable to maintain that listing and our common stock is no longer listed on the Nasdaq, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” include the ability to seek cancellation of the purchase and a refund of the investment if the stock was sold in violation of federal or state securities laws, such as the requirements outlined above. Additionally, if the “penny stock” was sold through fraudulent means, the investor may have the right to pursue legal action against the individuals or firms responsible for the fraud, seeking damages for any losses incurred. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments. For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements, which we intend to utilize. For as long as we maintain this status, we are not required to obtain an auditor’s report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Additionally, we are exempt from complying with any Public Company Accounting Oversight Board requirements regarding mandatory audit firm rotation or providing a supplement to the auditors’ report with additional information about the audit and financial statements, such as an auditor discussion and analysis. Furthermore, we are not obligated to submit certain executive compensation matters to stockholder advisory votes, including “say-on-pay” and “say-on-frequency” votes, nor are we required to disclose specific executive compensation details, such as the correlation between executive compensation and company performance or comparisons of the chief executive officer’s compensation to the median employee compensation.

As an emerging growth company under the JOBS Act, we have elected to use the extended transition period for adopting new or revised accounting standards, delaying compliance until required for private companies. This may make our financial statements less comparable to those of companies adhering to these standards. We will remain an emerging growth company until the earliest of: (i) annual gross revenue reaching $1.235 billion; (ii) the market value of our non-affiliate-held common stock reaching $700.0 million as of the last business day of our most recently completed second fiscal quarter; (iii) issuing over $1.0 billion in non-convertible debt in the prior three years; or (iv) the fifth anniversary of our initial public offering. Relying on these exemptions may reduce the attractiveness of our securities, potentially leading to a less active trading market and increased price volatility.

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If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we are required to report any changes in internal controls on a quarterly basis. In addition, we are required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

We qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, defined as an issuer (not an investment company, asset-backed issuer, or majority-owned subsidiary of a non-smaller reporting company parent) with either: a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, or, for initial registration statements, a public float of less than $250 million within 30 days of filing, or annual revenues of less than $100 million with a public float of zero or less than $700 million for the most recent fiscal year with audited financial statements. As a smaller reporting company, we benefit from scaled disclosure requirements, including no Compensation Discussion and Analysis in proxy statements, providing only two years of financial statements, and omitting the selected financial data table. These reduced disclosures may make our common stock less attractive to investors, potentially impacting our stockholders’ ability to sell shares.

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We incur significant increased costs as a result of operating as a public company, and our management is required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting, and compliance costs, particularly under the Sarbanes-Oxley Act, which requires effective disclosure and financial controls. These obligations demand substantial management time and increase our legal and financial expenses, including challenges in obtaining directors’ and officers’ liability insurance, potentially hindering our ability to attract qualified board members. Compliance with Section 404 of the Sarbanes-Oxley Act requires evaluating and testing our internal controls over financial reporting, and, after our emerging growth company or smaller reporting company status ends, obtaining an auditor’s attestation. This necessitates additional accounting staff and resources. Failure to comply with Section 404, or identification of material weaknesses in our controls, could lead to SEC sanctions, investigations, or a decline in our securities’ value. Delays or disruptions in implementing enhanced systems and controls may impair our ability to prepare accurate financial statements, potentially affecting our internal control effectiveness, auditor reports, and access to capital markets.

Anti-takeover provisions contained in our Certificate of Incorporation, as amended, and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our Certificate of Incorporation and amended bylaws include provisions that could delay or prevent changes in control or management without board approval, such as prohibiting cumulative voting in director elections, limiting minority stockholders’ ability to elect candidates, and granting the board exclusive authority to fill director vacancies, preventing stockholder appointments. The board can issue preferred stock with terms set without stockholder approval, potentially diluting hostile acquirers, and directors are protected by limited liability and indemnification provisions. Only the board’s majority can call special stockholder meetings, and removing directors requires a two-thirds stockholder vote. Advance notice requirements for nominating directors or proposing matters at meetings may deter potential acquirers from pursuing control. These provisions could delay hostile takeovers or management changes, potentially limiting opportunities for stockholders to receive a premium for their securities and affecting the price investors are willing to pay.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. This risk is especially relevant for us because biotechnology companies have experienced significant stock price volatility in recent years and we may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

Our Certificate of Incorporation provides that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification obligations, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

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USE OF PROCEEDS

Any sales of common stock by Yorkville pursuant to this prospectus will be solely for Yorkville’s accounts. The Company will not receive any proceeds from any such sales.

We may receive up to $20.0 million aggregate gross proceeds under the SEPA from any sales we make to Yorkville pursuant to the SEPA. The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell our common stock to Yorkville after the date of this prospectus. See the sections titled “The Standby Equity Purchase Agreement” and “Plan of Distribution” in this prospectus for more information.

The holders will pay any underwriting discounts, selling commissions and stock transfer taxes and fees incurred by such holders in connection with any sale of their shares of common stock. The Company will generally bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, the Nasdaq listing fees and fees and expenses of Company counsel and independent registered public accountants.

For as long as any amounts remain outstanding under either of the Convertible Notes, if we deliver an Advance Notice under the SEPA, we will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under both Convertible Notes have been fully repaid. Therefore, until both of the Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to us will depend on the frequency and prices at which we sell our common stock to Yorkville in one or more Advances under the SEPA, and we expect that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily to support our Phase 2 trial of our lead asset, JOTROL™, for the treatment of Parkinson’s Disease and to accelerate DTC marketing and sales growth of its recently launched nutritional product line Nugevia.com, as well as for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of common stock may be sold by Yorkville under this prospectus.

THE STANDBY EQUITY PURCHASE AGREEMENT

On October 24, 2025, the Company entered into the SEPA and a related Registration Rights Agreement, each dated as of October 24, 2025, with Yorkville, pursuant to which the Company has the right to sell to Yorkville up to $20.0 million of its common stock, par value $0.0001 per share, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Such shares of common stock registered under this prospectus include (i) up to 4,000,000 Conversion Shares that may be issued to Yorkville upon conversion by Yorkville of the Convertible Notes issued to Yorkville under the SEPA, (ii) 5,868,091 Advance Shares that may be issued to Yorkville in the form of one or more Advances under the SEPA in our sole discretion following an Advance Notice (as defined below) and (ii) 131,909 Commitment Shares that we issued Yorkville, upon our execution of the SEPA on October 24, 2025, as partial consideration for its commitment to purchase shares of our common stock in one or more purchases that we may, in our sole discretion, direct Yorkville to make, from time to time after the date of this prospectus, pursuant to the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the SEPA.

On November 19, 2025, Jupiter Neurosciences, Inc. entered into Amendment No. 1 to the SEPA (“SEPA Amendment No. 1”) to correct (i) the amount of issued and outstanding shares of common stock of the Company reflected therein as of October 24, 2025 (revised from 34,833,083 to 34,294,446 issued and outstanding shares of common stock) and (ii) the total number of shares of common stock issuable to Yorkville by Company under the SEPA in accordance with the Exchange Cap (as defined below) (revised from 7,180,504 to 6,855,459 shares of common stock). Except as expressly modified by SEPA Amendment No. 1, all provisions remain unchanged and in full force and effect.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

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Purchases of Common Stock Under the SEPA

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, which include, among other things, having a Registration Statement declared effective by the SEC that the Company is obligated to file with the SEC within 30 calendar days after the date of the SEPA. Pursuant to the Registration Rights Agreement, the Company will have the right, but not the obligation, from time to time at its sole discretion until the SEPA is terminated or expires in accordance with its terms, to direct Yorkville to purchase a specified number of shares of common stock through Advances up to the applicable Advance Maximum Amount (defined below), by delivering an Advance Notice to Yorkville in accordance with the terms of the SEPA. While there is no mandatory minimum amount of common stock the Company is required to direct Yorkville to purchase pursuant to any single Advance Notice, an Advance Notice may not direct Yorkville to purchase a number of shares of common stock exceeding the Advance Maximum Amount.

The Advance Shares that the Company directs Yorkville to purchase pursuant to an Advance Notice delivered by the Company to Yorkville under the SEPA will be purchased by Yorkville at a per share price equal to 97% of the lowest daily VWAP of the common stock during the Pricing Period other than (i) the daily VWAP on a trading day on which the daily VWAP is less than a minimum acceptable price set forth by the Company in the Advance Notice (if any), or (ii) there is no daily VWAP on the subject trading day during the applicable Pricing Period. The Company may elect, in its sole discretion, to set forth a Minimum Price in each Advance Notice or it may elect not to do so. To the extent any such VWAP is excluded from the calculation of the per share purchase price for the shares of common stock to be purchased by Yorkville under an Advance Notice, as described above, the total number of Advance Shares to be purchased by Yorkville in the applicable Advance will be automatically reduced by one-third for each trading day during the applicable Pricing Period with respect to which the VWAP is so excluded from the calculation of the applicable per share purchase price. “VWAP” is defined in the SEPA as the daily volume weighted average price of the common stock for such trading day on the Nasdaq during regular trading hours as reported by Bloomberg L.P. There is no upper limit on the price per share that Yorkville could be obligated to pay for the common stock the Company may elect to sell to it in any Advance under the SEPA. The purchase price per share of common stock that the Company may elect to sell to Yorkville in an Advance under the SEPA will be equitably adjusted for any stock split, stock combination, stock dividend or other similar transaction involving the common stock occurring during the applicable Pricing Period for such Advance under the SEPA.

Other than as stated above, the Company will control the timing and amount of any sales of common stock to Yorkville as an Advance under the SEPA. Actual sales of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time, which may include, among other things, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

Convertible Notes and Pre-Paid Advances

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company up to $6.0 million in Pre-Paid Advances, less certain amounts, which will be paid in two tranches, in exchange for the Company’s issuance to Yorkville of Convertible Notes as described below. The first Pre-Paid Advance in the amount of $3,720,000 was disbursed to the Company on October 27, 2025, in exchange for the Company’s issuance to Yorkville of a First Convertible Note in the principal amount of $4.0 million, which was issued with an OID of 7.0% (or $280,000) and is initially convertible into Conversion Shares at a fixed conversion price of $1.50 per share (subject to adjustment as provided in such Convertible Note). Giving effect to the OID, the purchase price paid by Yorkville for the First Convertible Note is equal to the amount of the first Pre-Paid Advance ($3,720,000). The second tranche of the Pre-Paid Advance in the amount of $1,860,000 will be disbursed to the Company on the second trading day after the later of (i) the initial Registration Statement described above first becoming effective under the Securities Act and (ii) the Company’s receipt of the requisite approval of its stockholders enabling it to issue shares of common stock to Yorkville under the SEPA and upon conversion of the Convertible Notes, collectively, in excess of the Exchange Cap (defined below), in exchange for the issuance by the Company to Yorkville at such time of a Second Convertible Note in the principal amount of $2.0 million, which will likewise be issued with an OID of 7.0% (or $140,000) and will also be initially convertible into Conversion Shares at a fixed conversion price of $1.50 per share (subject to adjustment as provided in such Convertible Note). Giving effect to the OID, the purchase price to be paid by Yorkville for the Second Convertible Note will be equal to the amount of the second Pre-Paid Advance ($1,860,000). Interest shall accrue on the outstanding balance under the Convertible Notes at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each of the Convertible Notes issued in connection with each Pre-Paid Advance will be October 24, 2026.

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Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes into Conversion Shares, at any time and from time to time during the term of the Convertible Notes, at an initial Fixed Price of $1.50 per share, subject to adjustment as provided in the Convertible Notes, including (i) standard proportionate antidilution adjustment in the event of any stock split, stock combination, stock dividend or other similar transaction involving the common stock and (ii) certain “price protection” antidilution adjustment in the event of certain “dilutive issuances” of common stock by the Company at prices deemed to be below the Fixed Price (with the exception of certain “excluded issuances” set forth in the Convertible Notes), which would reduce the Fixed Price to the lowest price per share at which the common stock is deemed to be issued by the Company in the dilutive issuance, but in no event below the absolute Floor Price (which is subject to the standard proportionate antidilution adjustment as described in (i) above). If an Event of Default (as such term is defined in the Convertible Notes) has occurred, Yorkville will then be entitled to convert any portion of the Convertible Notes, or in the case of an Event of Default triggered by the failure of the Company to repay any Installment Amount (defined below) due under the Convertible Notes by the applicable Installment Date (as defined below), any portion of the outstanding and unpaid Installment Amount due under the Convertible Notes, into Conversion Shares, at a conversion price per share equal to the lower of (a) the Fixed Price then in effect and (b) a price per share equal to the product obtained by multiplying (x) 0.95 by (y) the Variable Price, but which Variable Price shall not be lower than the Floor Price. Any conversion of outstanding amounts under a Convertible Note made by Yorkville will have the effect of reducing the outstanding amount under such Convertible Note, (i) first with respect to the amounts then due and payable by the Company under such Convertible Note and (ii) second with respect to the amounts due and payable by the Company on the next succeeding Installment Date (as defined below), by the outstanding amount of the Convertible Note so converted by Yorkville into Conversion Shares.

Beginning on the 75th calendar day after October 24, 2025, and continuing on each Installment Date, the Company shall repay a portion of the outstanding balance of the Pre-Paid Advance, in an amount equal to the Installment Amount.

With respect to the payment of any Installment Amount by the Company under the Convertible Notes, the Company may, in its sole discretion, elect to repay each Installment Amount through an Advance Repayment or a series of Advance Notices under the SEPA, each with an Advance Date on or before the applicable Installment Date, as determined by the Company, in its sole discretion. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in cash, the Company must pay such Installment Amount to Yorkville as a Cash Repayment. If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then the Company must deliver an Advance Notice to Yorkville in the amount of the Installment Amount, without the Payment Premium, in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, Yorkville will offset the amount due to be paid by Yorkville to the Company under the SEPA against an equal amount of the Installment Amount, without the Payment Premium, to be paid by the Advance Repayment. If on the Installment Date any portion of the Installment Amount remains unpaid, the Company must repay such outstanding Installment Amount as a cash repayment in accordance with the SEPA.

Net Proceeds

The net proceeds to us from sales that we elect to make to Yorkville under the SEPA, if any, will depend on the frequency and prices at which we sell shares of our common stock to Yorkville. For so long as any amounts remain outstanding under either of the Convertible Notes, or unless otherwise agreed by Yorkville, if the Company delivers an Advance Notice under the SEPA, the Company will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under both Convertible Notes have been fully repaid. Therefore, until both of the Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its common stock to Yorkville in one or more Advances under the SEPA. The Company expects that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily to support its Phase 2 trial of its lead asset, JOTROL™, for the treatment of Parkinson’s Disease and to accelerate DTC marketing and sales growth of its recently launched nutritional product line Nugevia.com, as well as for working capital and other general corporate purposes.

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Exchange Cap

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA or upon conversion of the Convertible Notes, collectively, more than 6,855,459 shares of common stock, which number of shares is equal to the Exchange Cap, unless the Company obtains the requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules. At the upcoming 2025 Annual Stockholders’ Meeting, among other things, the Company will seek the requisite stockholder approval in accordance with Rule 5635(d) of the Nasdaq Listing Rules (in addition to the requisite stockholder approval under Nasdaq Listing Rule 5635(b)) to issue and sell shares of common stock in excess of the 6,855,459 share Exchange Cap referred to above to Yorkville under the SEPA and upon conversion of the Convertible Notes. Accordingly, if such requisite stockholder approval is obtained at the 2025 Annual Stockholders’ Meeting, the Company would be able to issue and sell to Yorkville in one or more Advances under the SEPA as many shares of common stock as will be necessary for the Company to obtain the entire $20.0 million aggregate purchase commitment made by Yorkville under the SEPA, which includes amounts that are used as Advance Repayments of outstanding amounts under the Convertible Notes, and as many shares of common stock as will be necessary to enable Yorkville to convert all outstanding amounts under the Convertible Notes that Yorkville elects to convert into shares of common stock under the terms of the Convertible Notes, in each case, without any further aggregate share issuance limitations under the Nasdaq rules. However, the 6,855,459 share Exchange Cap will continue to limit issuances and sales of common stock by the Company to Yorkville under the SEPA and upon conversion of the Convertible Notes, unless and until the Company has obtained such requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with the applicable Nasdaq rules.

Beneficial Ownership Limitation

In addition to the Exchange Cap discussed above, the Company may not issue or sell any shares of common stock to Yorkville under the SEPA or upon conversion of the Convertible Notes, which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules thereunder), would result in Yorkville beneficially owning more than 4.99% of our outstanding shares of common stock. Although the SEPA does not permit Yorkville to modify or waive the 4.99% Beneficial Ownership Limitation for purposes of determining the amount of Advance Shares that we may issue and sell to Yorkville under the SEPA, the terms of the Convertible Notes do permit Yorkville to increase to a higher percentage than 4.99% the maximum percentage beneficial ownership of our common stock for purposes of determining the beneficial ownership limitation applicable under the Convertible Notes by delivering to us written notice thereof specifying such higher percentage, which increased beneficial ownership limitation will not become effective until the 65th day after delivery of such written notice to the Company.

Termination of the SEPA

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which the Company shall have made full payment of the Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer any of their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

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Prohibition on Dilutive Issuances and Similar Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the SEPA or Registration Rights Agreement, other than a prohibition on entering into specified “Variable Rate Transactions” (as such term is defined in the SEPA), other than with Yorkville, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the common stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price. Furthermore, under the terms of the SEPA, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full, the Company may not repay any loans to any executives or employees of the Company or make any payments in respect of any related party debt, including outstanding and accrued salaries, except that the Company is permitted to pay (i) an amount equal to one-half of the Bonus after disbursement of the first Pre-Paid Advance to the Company on October 27, 2025 and (ii) an amount equal to one-half of the Bonus after disbursement of the second Pre-Paid Advance to the Company at the time referred to above. Furthermore, Yorkville has agreed that during the term of the SEPA, none of Yorkville, any of its officers, or any entity managed or controlled by Yorkville, will enter into or effect, directly or indirectly, either for Yorkville’s own principal account or for the principal account of any such entity managed or controlled by Yorkville, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock or any hedging transaction, which establishes a net short position with respect to the common stock.

Structuring Fee

As consideration for Yorkville’s commitment to purchase common stock at the Company’s direction pursuant the SEPA, the Company (i) paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) upon execution of the SEPA, issued to Yorkville 131,909 Commitment Shares, which have a total aggregate dollar value equal to $200,000, or 1.0% of Yorkville’s $20.0 million aggregate purchase commitment under the SEPA (each Commitment Share valued at approximately $1.5162 per share, representing the VWAP on October 23, 2025, the trading day immediately prior to the date of execution of the SEPA, rounded to the nearest whole share).

Finder’s Fee

In connection with the transactions contemplated by the SEPA, the Company engaged Revere, a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., to act as the Company’s “finder” and, in connection therewith, entered into a finder’s fee agreement with Revere, pursuant to which Revere will receive cash compensation from the Company equal to (i) 8.0% of the total proceeds raised by the Company through any Pre-Paid Advance and (b) $18,000 per month, on an accrual basis, for a period 12 months, the total amount of such monthly payment becoming due and payable at such time as the Company raises $5.0 million or more in additional financing.

Effect of Sales of our Common Stock under the SEPA on our Stockholders

The Commitment Shares that we issued, and the Conversion Shares and Advance Shares issued or sold by us, or to be issued or sold by us, to Yorkville under the SEPA that are being registered under the Securities Act for resale by Yorkville in this offering are expected to be freely tradable. The 131,909 Commitment Shares being registered for resale in this offering were issued to Yorkville on October 24, 2025. The 4,000,000 Conversion Shares being registered for resale in this offering may be issued and sold by us to Yorkville at a Fixed Price from time to time over a period of 12 months. The 5, 868,091 Advance Shares being registered for resale in this offering may be issued and sold by us to Yorkville from time to time over a period of up to 24 months, unless the SEPA is earlier terminated, commencing on the effective date of the initial Registration Statement. The resale by Yorkville of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of Advance Shares, if any, to Yorkville under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Yorkville all, some or none of the Advance Shares that may be available for us to sell to Yorkville pursuant to the SEPA.

If and when we do sell Advance Shares to Yorkville pursuant to the SEPA, after Yorkville has acquired such shares, Yorkville may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our common stock to Yorkville under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Yorkville may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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Because the per share purchase price that Yorkville will pay for Advance Shares pursuant to any Advance that we may elect to effect pursuant to the SEPA will be determined by reference to the VWAP during the applicable period for such Advance on the applicable Purchase Date for such Advance, as of the date of this prospectus, we cannot determine the actual purchase price per share that Yorkville will be required to pay for any Advance Shares that we may elect to sell to Yorkville under the SEPA from and after the Commencement Date and, therefore, we cannot be certain how many Advance Shares, in the aggregate, we may issue and sell to Yorkville under the SEPA from and after the Commencement Date.

As of December 11, 2025, there were 34,426,355 shares of our common stock outstanding, which includes the 131,909 Commitment Shares that were issued to Yorkville on October 24, 2025 and of which 9,394,341 shares were held by non-affiliates of our company. If all of the 10,000,000 shares offered for resale by Yorkville under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such shares would represent approximately 22.5% of the total number of outstanding shares of common stock and approximately 51.6% of the total number of outstanding shares of common stock held by non-affiliates of our company, in each case as of December 11, 2025.

Although the SEPA provides that we may sell up to $20.0 million of our common stock to Yorkville, only (i) 131,909 Commitment Shares, (ii) up to 4,000,000 Conversion Shares and (iii) up to 5,868,091 Advance Shares are being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus. The Commitment Shares were issued to Yorkville on October 24, 2025. If we were to issue all of the Conversion Shares pursuant to the Fixed Price per share of $1.50 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), such Conversion Shares would generate aggregate gross proceeds of $6,000,000. If we were to issue and sell all of the Advance Shares to Yorkville at an assumed purchase price per share of $1.18 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), representing the closing sale price of our common stock on the Nasdaq on December 11, 2025, we would only receive approximately $6,924,347 in aggregate gross proceeds from the sale of such Advance Shares to Yorkville under the SEPA. Depending on the market prices of our common stock on the purchase dates on which we elect to sell such Advance Shares to Yorkville under the SEPA, we may need to register under the Securities Act additional shares of our common stock for resale by Yorkville which, together with the 5,868,091 Advance Shares included in this prospectus, will enable us to issue and sell to Yorkville such aggregate number of shares of common stock under the SEPA as will be necessary in order for us to receive aggregate proceeds equal to Yorkville’s $20.0 million maximum aggregate purchase commitment available to us under the SEPA.

If we elect to issue and sell to Yorkville more than the 10,000,000 shares of common stock being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the SEPA in accordance with the applicable Nasdaq rules and (ii) file with the SEC one or more additional Registration Statements to register under the Securities Act for the offer and resale by Yorkville of any such additional shares of our common stock we wish to sell from time to time under the SEPA, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Yorkville under the SEPA. Any issuance and sale by us under the SEPA of a substantial amount of shares of common stock in addition to the 10,000,000 shares of common stock being registered for resale by Yorkville under the initial Registration Statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of common stock ultimately offered for resale by Yorkville through this prospectus is dependent upon the number of shares of common stock, if any, we elect to sell to Yorkville under the SEPA from and after the Commencement Date. The issuance of our common stock to Yorkville pursuant to the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

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The following table sets forth the amount of gross proceeds we would receive from Yorkville from our sale of shares of common stock to Yorkville under the SEPA at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Yorkville(2)	Gross Proceeds from the Sale of Shares to Yorkville Under the SEPA
$1.00	5,868,091	14.56%	$5,868,091
$1.18(3)	5,868,091	14.56%	$6,924,347
$2.00	5,868,091	14.56%	$11,736,182
$3.00	4,666,667	11.58%	$14,000,000
$4.00	3,500,000	8.69%	$14,000,000
$5.00	2,800,000	6.95%	$14,000,000

(1)	This column excludes the 131,909 Commitment Shares that we issued to Yorkville upon the execution of the SEPA on October 24, 2025 and excludes the up to 4,000,000 Conversion Shares that may be issued to Yorkville at a Fixed Price upon conversion of the Convertible Notes issued to Yorkville under the SEPA. Although the SEPA provides that we may sell up to $20,000,000 of our common stock to Yorkville, we are only registering 10,000,000 shares under the initial Registration Statement that includes this prospectus. Such shares of common stock include (i) up to 4,000,000 Conversion Shares that may be issued to Yorkville upon conversion by Yorkville of Convertible Notes issued to Yorkville under the SEPA, (ii) 5,868,091 Advance Shares that may be issued to Yorkville pursuant to one or more Advances under the SEPA and (iii) 131,909 Commitment Shares (which may or may not cover all of the shares we ultimately sell to Yorkville under the SEPA). We will not issue more than the Exchange Cap (an aggregate of 6,855,459 shares of our common stock) unless otherwise approved by our stockholders to do so (which stockholder approval we are seeking to obtain from our stockholders at the upcoming 2025 Annual Meeting of Stockholders to be convened on December 19, 2025). The number of shares to be issued as set forth in this column is limited to the 5,868,091 Advance Shares being registered for resale hereunder. If we elect to issue and sell to Yorkville more than the 10,000,000 shares of common stock, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the SEPA and (ii) file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by Yorkville of any such additional shares of our common stock we wish to sell from time to time under the SEPA, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Yorkville under the SEPA.
(2)	The denominator is based on 34,426,355 shares of common stock outstanding as of December 11, 2025 (which includes the 131,909 Commitment Shares we issued to Yorkville on October 24, 2025), adjusted to include (i) the issuance of the number of shares set forth in the adjacent column that we would have sold to Yorkville, assuming the average purchase price in the first column and (ii) excludes the issuance of any Conversion Shares. The numerator is based on the number of shares issuable under the SEPA as Advance Shares at the corresponding assumed average purchase price set forth in the first column.
(3)	The closing sale price of our common stock on the Nasdaq on December 11, 2025.

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DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We currently intend to retain future earnings, if any, and do not anticipate paying any cash dividends in the foreseeable future.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “JUNS.”

Holders of Common Stock

As of December 11, 2025, there were approximately 22 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this prospectus to “we,” “us” or the “Company” refer to Jupiter Neurosciences, Inc. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus.

Overview

Jupiter Neurosciences, Inc. is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company is advancing a therapeutic pipeline targeting CNS disorders and rare diseases, while also expanding into the consumer longevity market with its Nugevia™ product line. Both efforts are powered by JOTROL™, Jupiter’s proprietary, enhanced resveratrol formulation that has demonstrated significantly improved bioavailability. The Company’s prescription pipeline is focused broadly on CNS disorders, presently with a planned Phase IIa clinical study in Parkinson’s disease. The Company’s Nugevia product line brings clinical-grade science to the supplement space, supporting mental clarity, skin health, and mitochondrial function.

The Company completed preclinical studies at the University of Miami for Parkinson’s Disease in 2021. These studies used a validated mouse model to mimic human disease characteristics. The promising results have led the Company to plan a Phase IIa clinical trial for Parkinson’s Disease, which is expected to start in the fourth quarter of 2025, with results anticipated 12 months later. The Company also aims to explore other CNS indications, such as MCI and Alzheimer’s disease, following the Parkinson’s study

The Company believes, based on pre-clinical and clinical studies, that high doses of resveratrol are necessary for therapeutic effects. Current resveratrol products cannot reach these levels without causing severe gastrointestinal side effects. Indications are from human studies in Alzheimer’s patients (Turner et al 2015) and Friedreich’s Ataxia patients (Yu et al 2015) that a concentration at the highest dose (CMax) of resveratrol in blood plasma needs to be 200 ng/ml or higher for therapeutic effect. A Phase 1 study with 500mg of resveratrol as a maximum dose in the JOTROL™ formulation showed levels of resveratrol exceeding 800 ng/ml without generating any severe adverse events (AAPS Open 2022). Resveratrol was shown in the Turner Alzheimer’s study to cross the blood-brain barrier, indicating positive effects on oxidative stress and inflammation. Subsequent analysis published in Molecular Science 2025 (Mousa et al) further indicates that resveratrol has effect on neurodegeneration and neuroinflammation in Alzheimer’s patients.

Over the past two years, JOTROL™ has garnered significant interest from Asian organizations. This interest is partly due to resveratrol’s use in Asian herbal medicines, recent patent approvals in Hong Kong and China, and China’s list of rare disease indications where JOTROL™ could be applicable. Additionally, recent publications in the Journal of Alzheimer’s Disease and AAPS Open, along with the projected growth of the Traditional Chinese Medicine market, have contributed to this interest.

The Company has entered service agreements with firms in Hong Kong to accelerate product development in South-East Asia. These agreements aim to leverage local expertise and networks to facilitate market entry and potential out-licensing deals. The Company entered into an agreement with Dominant Treasure Health to expand its business development in China, Malaysia, and Singapore, aiming to penetrate the large and challenging Asian market.

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During 2025, the Company initiated a transition toward two operating activities: (i) production and sale of premium nutritional supplements (marketed under the Nugevia® brand) and (ii) pharmaceutical operations focused on the development of drug candidates.

In March 2025, the Company announced that it had entered into a partnership with Aquanova to develop a series of nutritional products targeting longevity, aging and healthspan. The first three products, which will focus on the concept of longevity and healthspan, are available for sale and shipments are expected in the fourth quarter of 2025 through a DTC model. The Company will form a wholly-owned subsidiary to focus on the consumer market and will market its products through its website nugevia.com targeting the US market, along with social media marketing.. Once launched, the Company expects to generate product sales through (i) DTC e-commerce, including one-time purchases and auto-ship subscriptions, (ii) third-party online marketplaces, and (iii) wholesale/distributor channels. Internationally, the Company is focusing on partners who can market and accelerate sales, with an initial focus on the Asian region

On October 24, 2025, the Company entered into the SEPA and a related Registration Rights Agreement, each dated as of October 24, 2025, with Yorkville, pursuant to which the Company has the right to sell to Yorkville up to $20.0 million of its common stock, par value $0.0001 per share, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Such shares of common stock registered under this prospectus include (i) up to 4,000,000 Conversion Shares that may be issued to Yorkville upon conversion by Yorkville of the Convertible Notes issued to Yorkville under the SEPA, (ii) 5,868,091 Advance Shares that may be issued to Yorkville in the form of one or more Advances under the SEPA in our sole discretion following an Advance Notice (as defined below) and (ii) 131,909 Commitment Shares that we issued Yorkville, upon our execution of the SEPA on October 24, 2025, as partial consideration for its commitment to purchase shares of our common stock in one or more purchases that we may, in our sole discretion, direct Yorkville to make, from time to time after the date of this prospectus, pursuant to the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the SEPA. For additional information, see the section titled “The Standby Equity Purchase Agreement.”

Operating Segments

As of September 1, 2025, the Company has two operating segments: (i) its premium nutritional supplements, and (ii) pharmaceutical operations focused on drug candidates for CNS and rare orphan diseases.

Financial Position

For the fiscal years ended December 31, 2024 and 2023, we generated no revenues from product sales and reported net losses of $2,439,625 and $4,783,689, respectively, and negative cash flow from operating activities of $3,911,004 and $480,953, respectively. For the nine months ended September 30, 2025 and September 30, 2024, we have generated no revenues from product sales since inception and incurred net losses of $6,069,866 and had negative cash flows of operations totaling $3,045,713. We have had a cumulative net loss since inception totaling $32,091,995.

There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings. See “Risk Factors”. We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2024 and 2023 in our Form 10-K for fiscal 2024.

Components of Results of Operations

Research and Development Expenses

Research and development expense reflects costs to advance our pharmaceutical programs and support product development for our consumer health initiatives. Key drivers include third-party service agreements to accelerate development and distribution efforts in Asia and program-level activities such as procurement of clinical trial supplies. We expense research and development expenses as incurred, and certain multi-period service arrangements are recognized ratably over their terms, which can create period-to-period variability as new agreements commence or milestones occur.

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General and Administrative Expenses

General and administrative expense comprises corporate overhead necessary to operate as a public company and to support our dual focus on pharmaceuticals and premium nutritional supplements. Major components include personnel-related costs, professional fees (legal, accounting, regulatory, commercialization support), facilities and insurance, and other public-company compliance costs. Fluctuations versus prior periods primarily reflect changes in staffing, stock-based compensation, external advisory needs, and launch-readiness activities for the consumer health business.

Interest Income

Interest income is generated from cash and cash equivalents, with period-to-period changes driven by average cash balances and prevailing short-term yields. The timing of capital raises, and operating cash usage can influence both the absolute level of interest income and its variability across reporting periods. Our policy treats highly liquid investments with original maturities of three months or less as cash equivalents.

Interest Expense

Interest expense primarily arises from financing arrangements recorded on our balance sheet (including notes payable), and will vary based on outstanding principal, effective interest rates, and any amortization of related financing costs. Changes in borrowings or the terms of such obligations can therefore impact period-over-period comparability.

Results of Operations

Three Months Ended September 30, 2025 Compared to the Three Months Ended September 30, 2024

The period-to-period comparisons of our historical results are not necessarily indicative of the results that may be expected in the future. The results of operations for the three months ended September 30, 2025 and September 30, 2024, have been derived from the condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.

	For the Three Months Ended		Variance
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Expenses:
Research and development	$816,697	$91,911	$724,786	789%
General and administrative	1,480,356	401,636	1,078,720	269%
Total operating expenses	2,297,053	493,547	1,803,506	365%

Loss from operations	(2,297,053)	(493,547)	(1,803,506)	365%

Other Income (Expenses):
Interest income	10,212	23	10,189	44300%
Gain on change in fair value of derivative liability	-	9,885	(9,885)	-100%
Interest expense	(1,193)	(107,382)	106,189	-99%
Gain on extinguishment of debt	-	-	-	-
Other income	-	-	-	-
Total other income (expenses), net	9,019	(97,474)	106,493	-109%

Net (loss) income	$(2,288,034)	$(591,021)	$(1,697,013)	287%

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Research and Development Expenses

Research and development (“R&D”) expenses were $816,697 for three months ended September 30, 2025 compared to $91,911 for three months ended September 30, 2024, representing an increase of $724,786, or 789%. The increase in R&D expenses was primarily driven by costs incurred under a three-year service agreement associated with product development and distribution efforts in the Southeast Asian market. The remainder of the increase relates to heightened R&D activities, specifically the procurement of clinical trial supplies for our Parkinson’s disease program.

General and Administrative Expenses

General and administrative expenses were $1,480,356 for the three months ended September 30, 2025 compared to $401,636 for the three months ended September 30, 2024, representing an increase of $1,078,720, or 269%. The increase is due to employees receiving their full salaries and an accrual for a bonus in the three months ended September 30, 2025 compared to the prior period. In addition, there was an increase in legal and professional fees in the three months ended September 30, 2025 compared to the prior period as a direct result of the Company being listed on the Nasdaq. Lastly, the increase in general and administrative expenses is attributed to an increase in insurance expenses and consulting fees. Overall, this increase is a direct result of the Company expanding its operations in the current period compared to the prior period.

Interest Income

Interest income was $10,212 for the three months ended September 30, 2025, compared to $23 for the three months ended September 30, 2024, representing an increase of $10,189. The increase primarily reflects higher average cash balances and prevailing interest rates during 2025.

Interest Expense

Interest expense was $1,193 for the three months ended September 30, 2025, compared to $107,382 for the three months ended September 30, 2024, representing a decrease of $106,189, or 99%. The significant decrease in the current period reflects the repayment or conversion in prior periods of these interest-bearing obligations.

Gain on Change in Fair Value of Derivative Liability

There were no derivative liabilities in the three months ended September 30, 2025. In the prior year quarter, the Company recognized a $9,885 gain from marking to market the variable conversion features embedded in its then-outstanding convertible notes.

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Nine months ended September 30, 2025 Compared to the Nine months ended September 30, 2024

The period-to-period comparisons of our historical results are not necessarily indicative of the results that may be expected in the future. The results of operations data for the nine months ended September 30, 2025 and September 30, 2024 have been derived from the condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.

	For the Nine Months Ended		Variance
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Expenses:
Research and development	$2,042,890	$291,655	$1,751,235	600%
General and administrative	4,057,046	1,341,271	2,715,775	202%
Total operating expenses	6,099,936	1,632,926	4,467,010	274%

Loss from operations	(6,099,936)	(1,632,926)	(4,467,010)	274%

Other Income (Expenses):
Interest income	33,627	138	33,489	24267%
Gain (loss) on change in fair value of derivative liability	-	(53,257)	53,257	-100%
Interest expense	(3,557)	(217,821)	214,264	-98%
Gain on extinguishment of debt	-	951,868	(951,868)	-100%
Other income	-	40,000	(40,000)	-100%
Total other income (expenses), net	30,070	720,928	(690,858)	-96%

Net (loss) income	$(6,069,866)	$(911,998)	$(5,157,868)	566%

Research and Development Expenses

R&D expenses were $2,042,890 for nine months ended September 30, 2025 compared to $291,655 for nine months ended September 30, 2024, representing an increase of $1,751,235, or 600%. The increase in research and development expenses was primarily driven by costs incurred under a three-year service agreement associated with product development and distribution efforts in the Southeast Asian market. The remainder of the increase relates to heightened R&D activities, specifically the procurement of clinical trial supplies for our Parkinson’s disease program.

General and Administrative Expenses

General and administrative expenses were $4,057,046 for the nine months ended September 30, 2025 compared to $1,341,271 for the nine months ended September 30, 2024, representing an increase of $2,715,775, or 202%. The increase is due to employees receiving their full salaries and an accrual for a bonus in nine months ended September 30, 2025 compared to the prior period. In addition, there was an increase in legal and professional fees in the current period compared to the prior period as a direct result of the Company being listed on the Nasdaq. Lastly, the increase in general and administrative expenses is attributed to an increase in insurance expenses and consulting fees. Overall, this is a direct result of the Company expanding its operations in the current period compared to the prior period.

Interest Income

Interest income was $33,627 for the nine months ended September 30, 2025, compared to $138 for the nine months ended September 30, 2024. The increase primarily reflects higher average cash balances and prevailing interest rates during 2025.

Interest Expense

Interest expense was $3,557 for the nine months ended September 30, 2025, compared to $217,821 for the nine months ended September 30, 2024, representing a decrease of $214,264, or 98%. The significant decrease in the current period is due to the fact that none of these interest-bearing obligations remained outstanding, as they were either repaid or converted in prior periods. As a result, the Company did not incur material interest expense during the current period.

Loss on Change in Fair Value of Derivative Liability

There were no derivative liabilities during the nine months ended September 30, 2025. In the prior year period, the Company recognized a $53,257 loss from marking to market the variable conversion features embedded in its then outstanding convertible notes.

For the nine months ended September 30, 2024, the Senior Secured Convertible Note was amended several times with materially different economics thus requiring for the recording of debt as an extinguishment and re-recording the debt with the amended terms. This resulted in a loss on extinguishment of debt in the nine month period ended September 30, 2024 of $951,868.

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Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Revenue and Federal Awards

There was no revenue from product sales during the years ended December 31, 2024 or 2023 as we are focused on research and development.

Research and Development Expenses

R&D expenses were $492,660 for the year ended December 31, 2024 compared to $954,793 for the year ended December 31, 2023.

R&D expenses related to the federal grant were segregated in the chart of accounts from non-federal award costs. At this time, we are not tracking R&D expenses per indication as all of the R&D expenses incurred to date related to JOTROL™, which is the platform product used in each indication defined in our product pipeline.

In addition, the probability of success for JOTROL™ will depend on numerous factors, including manufacturing capability, satisfactory results in follow on clinical trials, regulatory approvals and commercial viability. See “Risk Factors”.

General and Administrative Expenses

General and administrative expenses were $2,598,622 for the year ended December 31, 2024 compared to $2,915,978 for the year ended December 31, 2023. The decrease relates directly to the reduction of employee salaries that began in December 2023.

Interest Expense

Interest expenses were $248,366 for the year ended December 31, 2024, compared to $218,705 for the year ended December 31, 2023. Interest expense is primarily attributable to interest expense associated with our previously outstanding notes payable, convertible notes payable, notes payable to our Chief Executive Officer, Christer Rosén, and interest expense on our corporate credit card.

Loss (Gain) on Change in Fair Value of Derivative Liability

As of December 31, 2024 and 2023 and at each quarter end during these years, the variable conversion options embedded in our convertible notes were marked to market, and the change in fair value of the derivative was recorded as a (loss)/gain of $(53,257) and $148,751, in the years ended December 31, 2024 and 2023, respectively.

Gain (Loss) on Extinguishment of Debt

During the years ended 2024 and 2023, the Senior Secured Convertible Note was amended several times with materially different economics thus requiring for the recording of debt as an extinguishment and re-recording the debt with the amended terms. This resulted in a gain/(loss) on extinguishment of debt in the years ended December 31, 2024 and 2023 of $857,723 and $(887,946), respectively.

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Liquidity and Capital Resources; Plan of Operations

As of September 30, 2025 and December 31, 2024, we had cash and cash equivalents of $723,797 and $3,769,510, respectively. Our cash equivalents are held in high yield savings account. We have generated no product sales since our inception and have negative cash flows from operations. We incurred net losses of $6,069,866 for the nine months ended September 30, 2025 and $2,439,625 and $4,783,689 for the fiscal years ended December 31, 2024 and 2023, respectively.

We had an accumulated deficit of $32,091,995 as of September 30, 2025.

Historically, we have financed our operations primarily by selling common stock and convertible debt. On December 2, 2024, the Company priced its initial public offering of 2,750,000 shares of common stock at a price of $4.00 per share. The offering closed on December 4, 2024, and the Company started trading on the Nasdaq under the ticker symbol “JUNS”. The Company sold 2,750,000 shares of its common stock to the underwriters and yielded proceeds of $9,725,213, net of underwriters and other fees of $1,274,787. On April 11, 2022, we issued a senior secured convertible note in the principal amount of $1,111,111 in exchange for $1,000,000, which was paid down with the proceeds from initial public offering.

We have generated no revenues from product sales since inception, incurred a net loss of $6,069,866 for the nine months ended September 30, 2025, accumulated negative cash flows from operating activities totaling $3,045,713 during that same period, and have an accumulated deficit since inception totaling $32,091,995. Accordingly, management has concluded there is substantial doubt regarding our ability to continue as a going concern for a period of at least twelve months as a result of our historical recurring losses, negative operating cash flows from operations and our dependence on external financings. In addition, the report of our external auditor with respect to their audit of our financial statements as of and for the years ended December 31, 2024 and 2023, included in our 2024 Annual Report on Form 10-K, includes an explanatory paragraph regarding our ability to continue as a going concern. See “Risk Factors”.

In order to achieve our business plans and sustain operations, we will need to raise additional funds which may be from sources including, but not limited to, the issuance of equity or debt securities, licensing of our intellectual property, or entering into other partnering agreements. If we are unable to raise additional funds when needed, we may be required to delay, reduce, or terminate some or all of our development programs and clinical trials. However, there can also be no assurance that we will be able to raise additional funds on commercially reasonable terms, if at all.

Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategies. We anticipate that we will need to raise substantial additional capital, the requirements of which will depend on many factors, including:

●	the scope, rate of progress and costs of our drug delivery, preclinical development activities, laboratory testing and clinical trials for our drug candidate;
●	the number and scope of clinical programs we decide to pursue;
●	the scope and costs of manufacturing development and commercial manufacturing activities;
●	the extent to which we acquire or in-license other drug candidate and technologies;
●	the cost, timing and outcome of regulatory review of our drug candidate;
●	the cost and timing of establishing sales and marketing capabilities, if our drug candidate receives marketing approval;
●	the costs of preparing, filing and prosecuting patent applications, obtaining, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;
●	our ability to establish and maintain collaborations on favorable terms, if at all;
●	our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel, including personnel to support the development of our drug candidate;
●	the costs associated with being a public company; and
●	the cost associated with commercializing our drug candidate, if it receives marketing approval.

If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Any future debt financing into which we enter may impose upon us additional covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we are unable to raise additional funds when needed, we may be required to delay, reduce, or terminate some or all of our development programs and clinical trials. We may also be required to sell or license to other parties rights to develop or commercialize our drug candidate that we would prefer to retain.

See “Risk Factors” for additional risks associated with our capital requirements.

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Cash Flows for the Nine months ended September 30, 2025 and 2024

The following table shows a summary of our cash flows for the nine months ended September 30, 2025 and 2024.

	For the Nine months ended September 30,
	2025	2024
Net cash flows from operating activities	$(3,045,713)	$(215,225)
Net cash flows from investing activities	-	-
Net cash flows from financing activities	$-	$187,000
Net increase (decrease) in cash	$(3,045,713)	$(28,225)

Net Cash Flows From Operating Activities:

Net cash used in operating activities during the nine months ended September 30, 2025 was $3,045,713, as compared to net cash used in operating activities of $215,225 for the nine months ended September 30, 2024. The increase in net cash used in operating activities was primarily attributable to the significant increase in net loss, which totaled $6,069,866 in 2025 compared to $911,998 in 2024. The higher net loss was partially offset by increased non-cash adjustments, including $1,955,275 of stock-based compensation in 2025 compared to $827,357 in 2024 and $573,424 of non -cash amortization of prepaid contracts in 2025 compared to no comparable amortization in 2024. Additionally, the prior period included a non-cash loss on extinguishment of debt of $951,868 and a gain on forgiveness of accrued compensation of $40,000, which did not recur in the current period. Changes in working capital also contributed to the variance, primarily due to an increase in accounts payable and accrued expenses of $81,869 in 2025 compared to $117,555 in 2024 and an increase of $433,959 in accrued compensation in 2025 versus an increase of $541,135 in 2024.

Net Cash Flows From Financing Activities:

Net cash provided by financing activities during the nine months ended September 30, 2025 was $0, as compared to net cash provided in financing activities of $187,000 for the nine months ended September 30, 2024. The decrease in net cash provided by financing activities was primarily related to the absence of financing transactions in the current period, compared to proceeds from related-party notes payable of $137,000 and proceeds from the sale of common stock of $50,000 during the nine months ended September 30, 2024.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Cash Flows for the Years Ended December 31, 2024 and 2023

The following table shows a summary of our cash flows for the years ended December 31, 2024 and 2023.

	Fiscal Years Ended December 31,
	2024		2023
Net cash used in operating activities		$(3,911,004)		$(480,953)
Net cash used in investing activities		-		-
Net cash provided by financing activities		$7,652,036		$445,000
Net increase (decrease) in cash		$3,741,032		$(35,953)
Cash - beginning of the period	$		$
Cash - end of the period		$3,769,510		$28,478

Net Cash Used in Operating Activities:

Net cash used in operating activities during the year ended December 31, 2024 increased $3,430,051 from December 31, 2023 mainly attributable to an increase of $2,300,000 in prepaid contracts due to stock issuances associated with Asian business development service agreements, an increase of $118,796 in other current assets, a decrease of $2,187,051 in accrued compensation, a decrease of $314,412 in accounts payable and accrued expenses, a decrease of $1,517,085 in changes associated with debt (amortization of debt discounts, loss on extinguishment of debt, gain/loss on change in fair value of derivative liabilities, and increase in accrued interest), an increase in amortization of prepaid contracts of $54,612, an increase of $642,329 in stock-based compensation, partially offset a decrease of $2,334,064 in Net Loss.

Net Cash Used in Investing Activities:

No net cash was provided by or used in investing activities during the years ended December 31, 2024 and 2023.

Net Cash Provided by Financing Activities:

Net cash provided by financing activities for the year ended December 31, 2024 increased by $7,207,036 from the year ended December 31, 2023. The increase is mainly attributed the proceeds raised from the Company’s initial public offering, net of offering costs of $9,725,213 partially offset by the repayments of notes payables of $2,361,677.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Business Development Activities

The Company initiated business development activities in the Asian region in 2021. The Company has a strong strategic interest in accelerating the drug development and potential commercialization efforts of JOTROL™ in this market. Our Chairman & CEO, presented in person, our company’s status and pipeline at the BIOHK 2023 conference in Hong Kong in September of 2023. The presentation led to several follow-on meetings, and we have recently agreed to service agreements in the areas of business development, CMC (“Chemistry, Manufacturing, and Controls”), regulatory affairs and clinical trial management. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements is cost effective and have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

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The agreements executed are very similar in nature that include an equity investment in our Company by the other party and in turn we issued equity in the form of shares of common stock, in lieu of cash, for 3 years of services from each company.

The Company believes these agreements to be favorable for both parties based on the cash position of the Company and the need for these activities to be executed and enabling the possibility of a one or more out-licensing agreements in the territory.

Contractual Obligations

We do not have any long-term capital lease obligations, operating lease obligations or long-term liabilities, except as follows:

Notes Payable to Related Parties and Other Transactions

The Company’s Chief Executive Officer (“CEO”) has loaned the Company working capital since inception. The balance of the loans to the CEO as of September 30, 2025 and December 31, 2024 and 2023 was $146,432, $146,432 and $358,479, respectively. The loan is due on demand and accrues interest at 3% per year. Accrued interest relating to the loan was $4,350, $1,064 and $11,308 as of September 30, 2025 and December 31, 2024 and 2023, respectively, and is included in accrued interest on the accompanying balance sheets. On October 1, 2025, the Company repaid in full the unsecured, on demand working capital loan from its CEO, which accrued interest at 3% per annum. The repayment consisted of the outstanding principal balance of $146,432 and accrued but unpaid interest of $4,350, for an aggregate payment of $150,782. Following the repayment, no amounts remained outstanding under the loan. See Note 9 – Subsequent Events – Notes payable, related party for repayment of notes.

As of September 30, 2025 and December 31, 2024 and 2023, $136,105, $64,105 and $67,750, respectively, were payable to Titan Advisory Services LLC (“Titan”), a company wholly owned by the Company’s Chief Financial Officer, pursuant to a Master Services Agreement (“MSA”) dated December 31, 2022. Under the MSA, Titan provides executive finance and corporate support services to the Company, including services by Saleem Elmasri as Chief Financial Officer.

Recent Developments

Note payable, related party

On October 1, 2025, the Company repaid in full the unsecured, on demand working capital loan from its Chief Executive Officer, which accrued interest at 3% per annum. The repayment consisted of the outstanding principal balance of $146,432 and accrued but unpaid interest of $4,350, for an aggregate payment of $150,782. Following the repayment, no amounts remained outstanding under the loan.

Standby Equity Purchase Agreement and Pre-Paid Advances with Yorkville

On October 24, 2025, the Company entered into the SEPA and related Registration Rights Agreement with Yorkville, providing the Company the right, but not the obligation, to sell up to $20.0 million of common stock from time to time, subject to customary conditions, including an effective resale registration statement. See “The Standby Equity Agreement.”

Critical Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified two reportable operating segments, which consist of our pharmaceutical operations and premium supplements operations.

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Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the years ended December 31, 2024 and 2023, respectively, include valuation of stock-based compensation, uncertain tax positions, and the valuation allowance on deferred tax assets.

Research and Development

Research and development costs are expensed as incurred. Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as subject enrollment, monitoring visits, clinical site activations, or information provided to us by our vendors with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development expense, as the case may be. Total research and development costs for the fiscal years ended December 31, 2024 and 2023 were $492,660 and $954,793, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation, or ASC 718, which requires the recognition of expense related to the fair value of stock-based awards in the statements of operations. For stock options issued to employees, non-employees and members of our board of directors for their services on our board of directors, the Company estimates the grant-date fair value of options using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates, and, for grants prior to our initial public offering, the value of the common stock. For awards subject to time-based vesting, the Company recognized stock-based compensation expense, on a straight-line basis over the requisite service period, which is generally the vesting term of the award. As of December 31, 2024 and 2023, stock-based compensation expenses totaled $1,840,908 and $1,198,579, respectively.

Clinical Trial Expenses

As part of the process of preparing our financial statements, the Company is required to estimate expenses resulting from obligations under contracts with vendors, clinical research organizations and consultants and under clinical site agreements in connection with conducting clinical trials. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. The Company’s objective is to reflect the appropriate trial expenses in the financial statements by matching those expenses with the period in which services are performed and efforts are expended. The Company accounts for these expenses according to the progress of the trial as measured by patient progression and the timing of various aspects of the trial. The Company determines accrual estimates based on estimates of services received and efforts expended that take into account discussion with applicable personnel and outside service providers as to the progress or state of consummation of trials. During the course of a clinical trial, the Company adjusts the clinical expense recognition if actual results differ from its estimates. The Company makes estimates of the accrued expenses as of each balance sheet date based on the facts and circumstances known at that time. The clinical trial accruals are dependent upon the timely and accurate reporting of contract research organizations and other third-party vendors. Although the Company does not expect the estimates to be materially different from amounts actually incurred, understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low for any particular period.

Convertible Notes with Embedded Derivative Liabilities

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of common stock at a fixed discount to the price of the common stock at or around the time of conversion upon certain trigger events. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 - Derivative and Hedging - Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

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DESCRIPTION OF BUSINESS

Unless the context otherwise requires, “JNS,” “we,” “us,” “our,” or “the Company” refers to Jupiter Neurosciences, Inc., a Delaware corporation.

Business Overview

Jupiter Neurosciences, Inc. is a clinical stage research and development company pursuing a dual-path strategy to address neuroinflammation and promote healthy aging. The Company is advancing a therapeutic drug pipeline targeting CNS disorders and rare disease, while also entering into the consumer longevity market with its Nugevia product line. Both efforts are powered by JOTROL™, Jupiter’s proprietary enhanced resveratrol formulation that has demonstrated significantly improved bioavailability. The Company’s prescription pipeline is focused broadly on CNS disorders, presently with a Phase IIa in Parkinson’s disease. The Company’s Nugevia line brings clinical-grade science to the supplement space, supporting mental clarity, skin health and mitochondrial function.

Currently available resveratrol products are associated with severe gastrointestinal (GI) side effects at the dose levels we believe are needed for therapeutic effect. Our belief, that a high dose of resveratrol is needed for therapeutic effects, is based on available scientific literature, preclinical trial results conducted in mice and rats, and previously conducted human trials with resveratrol. We believe that JOTROL™, based on the results from our Phase I clinical trial conducted at SYNEOS Health, Miami and completed in 2021, has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream without causing any severe side effects. Based on our own preclinical studies and scientific publications we believe that resveratrol has the ability to cross the blood-brain barrier. In studies conducted in Friedreich’s ataxia (FA) and Alzheimer’s disease (AD) patients, JOTROL™ resulted in positive effects on oxidative stress, inflammation, and mitochondrial function.

The present primary target for the Company’s pharmaceutical pipeline is the treatment of Parkinson’s Disease (PD). The Company completed preclinical activities in a validated mouse model of Parkinson’s Disease at the University of Miami in 2021. The model of Parkinson’s Disease that was used in this clinical trial mimics many aspects of the disease utilizing a unilateral injection of a neurotoxin precursor that elicits nigral cell loss, striatal dopamine loss and behavior deficits similar to physiological characteristics of human disease. We believe that results from this clinical trial indicate that Parkinson’s Disease might be the best target for treatment and financial opportunity among the multiple indications where JOTROL™ might play a role.

The Company is now in process to start its first Phase II trial in a patient population. This will be a Phase IIa study conducted with the assistance of Zina Biopharmaceuticals that is led by Dr. Charbel Moussa, MBBS, Ph.D. The study is expected to start in the fourth quarter of 2025 and have results available approximately 12 months thereafter. In addition, the Company will target other clinical indications where it believes JOTROL™ may be effective, which may include indications for Alzheimer’s Disease, Mucopolysaccharidosis Type 1, Friedreich’s ataxia, and Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like Episodes (MELAS).

We have over the past three years received a strong interest in JOTROL™ from various Asian organizations. We believe that this interest has been triggered, in part, because (i) resveratrol is becoming commonly used in Asian herbal medicines as a therapeutic strategy as described in available scientific literature published by PubMed Central: PMCID: PMC7498443 (September 2020); (ii) Hong Kong’s and China’s recent approval of the patent for JOTROL™; (iii) China releasing a list of approximately 120 rare disease indications issued jointly by five national bodies, including the National Health Commission, Ministry of Science and Technology, Ministry of Industry and Information Technology, State Drug Administration, and State Administration of Traditional Chinese Medicine (May 2018), that we believe JOTROL™ can be applicable as a treatment for MPS-1 and MELAS in this population; (iv) recent publications regarding JOTROL™ in the Journal of Alzheimer’s Disease and AAPS Open (Journal of Alzheimer’s Disease 86 (2022) 173-190 February 2022; Kemper et al. AAPS Open June 2022); and (v) the projected increase of the Traditional Chinese Medicine (TCM) market due to several factors which of one is reformulation of existing compounds. We have recently entered into service agreements in the areas of business development, CMC, regulatory affairs and clinical trial management. These agreements are with companies that, we believe, have the knowledge and network in the South-East Asian market to accelerate steps that are needed to have a product that can have treatment value in the territory. The agreements are further described in the section “—Asian Business Development Activities.”

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In March 2025, the Company unveiled a new strategic initiative to introduce Nugevia—a consumer-oriented product line dedicated to longevity and wellness. This initiative aims to meet the rising demand for scientifically validated wellness solutions by developing nutritional products that support both longevity and health span. Positioned within a rapidly growing global industry expected to reach $8 trillion by 2030, Nugevia products will leverage Jupiter’s proprietary JOTROL™ technology, a resveratrol-based platform shown to deliver a nine-fold increase in bioavailability.

The first products under the Nugevia brand, focusing on longevity and healthspan, are available for sale and shipments are expected in the fourth quarter of 2025 through a direct-to-consumer (“DTC”) model. The products are:

●	Nugevia GLO (“GLO”), which promotes cellular defense and skin vitality from the inside out;
●	Nugevia MND (“MND”), which supports cognitive resilience; and
●	Nugevia PWR (“PWR”), which helps replenish mitochondrial function, which is a key for sustained growth and performance.

The three debut formulations—GLO, MND, and PWR—are designed to support cellular resilience through intelligent stacking of synergistic ingredients, all enhanced for optimal absorption via the JOTROL™ system.

The Company plans to market these products in the U.S. and internationally.

Nugevia’s launch is a pivotal move to monetize Jupiter’s proprietary science, support ongoing clinical trials, and capture a share of the booming longevity market.

The Company operates through two segments: (i) the sale of premium nutritional supplements under the Nugevia brand, and (ii) pharmaceutical operations centered on the development of drug candidates.

Resveratrol

Resveratrol has been studied for over 50 years by academic institutions as well as by small and large pharmaceutical companies. The multi-functional mechanisms of resveratrol are well documented in over 20,000 scientific publications. Several of these publications, including a summary paper by AY Berman et al, published in Precision Oncology 2017, point to the issue of the poor bioavailability that has stopped medical utilization of regular resveratrol and never received regulatory approval for any indication. We believe the Phase I study we have conducted indicates that we have resolved the poor bioavailability issue with JOTROL™.

Based upon available scientific literature, it appears that resveratrol is an activator of SIRT1, one of the mammalian forms of the sirtuin family of proteins. SIRT1 deacetylates histones and nonhistone proteins including transcription factors. The SIRT1-regulated pathway affects metabolism, stress resistance, cell survival, cellular senescence, inflammation/immune function, endothelial functions, and circadian rhythms. Resveratrol has been documented in scientific literature to activate SIRT1, NrF2, NLR3P inflammasomes and have an epigenetic mechanism, and therefore, is predicted to benefit diseases affected by abnormal metabolic control, inflammation, and cell cycle defects. Nonetheless, resveratrol application is a major challenge for the pharmaceutical industry, due to its poor solubility and bioavailability, as well as severe gastro-intestinal side effects when taken at effective dose levels (over 2,000 mg daily).

Resveratrol has never before been developed with all the necessary steps to achieve an approval as a pharmaceutical product since the existing natural supplements cannot provide high enough levels of resveratrol in blood plasma to be able to provide a therapeutically effective dose without generating severe gastro-intestinal side effects. This means that we need to take JOTROL™ through the full regulatory NDA (New Drug Application) requirement to obtain a prescription marketing approval in the USA.

JOTROL

JOTROL™ was developed together with our technology partner Aquanova, headquartered in Darmstadt, Germany. JOTROL™ is formulated with a unique patented micellar technology that is projected to increase the bioavailability profile of resveratrol. Manufacturing technology transfers were completed in 2017, and manufacturing procedures and clinical trial supply manufacturing have been completed at Catalent Pharmaceutical Services, Inc. (“Catalent”), St Petersburg, Florida. Catalent is also in process to manufacture the clinical trial supplies for our Phase IIa trial in Parkinson’s Disease.

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JOTROL™ is a micellar non-aqueous solution of resveratrol delivered in a softgel capsule. Each capsule includes 100mg of resveratrol. Pre-clinical trials in mice and rats were conducted comparing JOTROL™ to micronized resveratrol, labeled to have the highest bioavailability in the nutritional market, to demonstrate that we could achieve a significantly higher bioavailability. A Phase I dose finding pharmacokinetic (“PK”) study in healthy volunteers was completed during the first half of 2021. The study results met our targeted goals.

The study demonstrated that JOTROL™ achieves over nine times higher bioavailability compared to resveratrol used in earlier clinical trials (e.g., Turner, MCI/Early Alzheimer’s Disease trial and Yui et al., Friedreich’s ataxia trial). The results of this Phase 1 study were published in the Journal of Alzheimer’s diseases and AAPS Open in February 2022. The results from this study will be used as a cross-reference for all indications where JOTROL™ will be used in Phase II and Phase III clinical trials. The Company has not discussed the use of cross-referencing in this manner with the FDA or other comparable regulatory authorities.

JOTROL™ Intellectual Property and License Agreement

We hold an exclusive global license dated from Aquanova for micellar technologies to develop, manufacture, and sell JOTRO on the terms set forth in the license agreement. Our CSO, Marshall Hayward, and Aquanova’s lead scientist, Darius Benham, invented JOTROL™. The patent is co-owned by Aquanova and us, with the application assigned to Aquanova. Filed in Germany on January 29, 2017, the patent (PCT/EP2017/O51659) expires in 2036 and is granted in the USA, Japan, China, Hong Kong, and specific European countries. The patent covers a solubilization product with resveratrol, polysorbate 80 and 20, MCT, and tocopherols for pharmaceutical use. It includes claims on formulation specifics, micelle size, turbidity, and treatment applications for diseases like Alzheimer’s and diabetes. The product is available in various capsule forms and is administered orally.

Our license agreement with Aquanova is vital, as JOTROL™ is our primary product. Losing this agreement would delay our plans and force us to seek similar licenses, if available, adversely affecting our business. The agreement grants us worldwide exclusivity to utilize granted and pending patents. Effective from September 15, 2016, it lasts until patent expiration or ten years after the first commercial sale. We paid an upfront fee of $20,000 and an annual license fee of $75,000 until the first product approval. Milestone payments of $200,000 are due per territory upon regulatory approval, with royalties set at 5% of net sales. Each party has the option, within 180 days of a US Marketing approval, to demand that the Company pay a one-time payment of $3 million for reduced royalties of 1.25%. Termination can occur due to material breach or insolvency, with specific provisions for retaining licenses. Recent amendments include a Debt Forgiveness and Exchange Agreement on December 1, 2021, where $225,000 of debt was forgiven in exchange for $125,000 cash, a $100,000 promissory note, and stock options.

The Company relies on trade secret protection and contractual confidentiality obligations to safeguard certain proprietary know-how related to JOTROL™. The Company also asserts common law trademark rights in the JOTROL™ name. In January 2025, the Company filed an intent-to-use trademark application with the U.S. Patent and Trademark Office..

Operating Segments

As of September 1, 2025, the Company has two operating segments: (i) its premium nutritional supplements, and (ii) pharmaceutical operations focused on drug candidates for CNS and rare orphan diseases.

PREMIUM NUTRITIONAL SUPPLEMENTS - NUGEVIA BRAND

Overview

In March 2025, the Company unveiled a major strategic initiative to launch a consumer-focused longevity and wellness product under a wholly-owned subsidiary. The three core products expected to be launched in Q3 2025 in a DTC model will target the “Beauty from Within” category, mental wellness and mitochondria support. These products emphasize scientifically backed formulations designed to support longevity and overall health and are expected to mark the beginning of a growing revenue stream in parallel with the Company’s advancing therapeutic pipeline.

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The expansion into longevity is not only logical, but timely. As outlined in a UBS report dated March 28, 2025 (“UBS Report”), the global longevity market is projected to grow from $5.3 trillion in 2023 to $8 trillion by 2030. Aging demographics, especially in developed markets, are driving a surge in demand for products that extend health span and support cognitive vitality, metabolic health and cellular resilience – all area where JOTROL™ and resveratrol show therapeutic promise.

The Company is well-aligned with trends highlighted in the UBS report:

●	Neuroinflammation and metabolic dysfunction are primary aging accelerators.
●	The NLRP3 inflammasome, a target of JOTROL™, is considered a central mechanism in both neurodegenerative disease and metabolic disorders.
●	Health care and wellness companies that can demonstrate evidence-based anti-aging benefits are expected to drive premium valuations.

Nugevia Brand

The Company is launching Nugevia, a premium line of longevity and performance supplements to enhance cellular health, mental clarity and skin vitality. The Nugevia brand targets the growing consumer demand for science-backed wellness solutions, leveraging Jupiter’s proprietary JOTROL™ technology—a resveratrol-based platform with a demonstrated nine-fold improvement in bioavailability.

Nugevia’s initial product line features three core formulations, each targeting a major aspect of health and longevity:

Product Name	Focus Area	Target Consumer Benefit

GLO	Beauty-from-within/skin	Cellular skin health, collagen, hydration, UV protection

MND	Cognitive performance	Mental clarity, cognitive resilience

PWR	Mitochondrial health	Energy, endurance, muscle recovery

Nugevia’s formulations are built on Jupiter’s patented JOTROL™ micellar delivery platform, which has shown significantly enhanced bioavailability and serves as the foundation for the company’s clinical-stage CNS therapies. The debut products—GLO, MND, and PWR—are formulated to support cellular resilience through synergistic ingredient combinations, all optimized for absorption via the JOTROL™ system.

Market Positioning and Opportunities

The Nugevia brand will enter the nutraceutical market as a premium longevity and performance supplement line, capitalizing on a global industry projected to reach $8 trillion by 2030. Powered by JOTROL™, a patented resveratrol-based platform with nine times greater bioavailability than standard resveratrol, Nugevia targets health-conscious consumers seeking science-backed solutions for mitochondrial health, mental clarity, and skin vitality. Products like PWR and GLO address key market segments—dietary supplements and functional foods—driven by rising health awareness, an aging population, and a shift toward preventive healthcare. The DTC model, launching in Q3 2025, positions Nugevia to capture high-margin revenue in a competitive but growing market, leveraging clinical-grade credibility to stand out in a competitive market.

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Challenges and Competitive Landscape

The supplement market is fueled by increasing lifestyle-related disorders and demand for natural ingredients. However, Nugevia faces challenges including regulatory hurdles, complex product approvals, and competition from established players offering similar health claims. Consumer skepticism about resveratrol’s historical bioavailability issues and the need for robust scientific validation could impact adoption. Nugevia’s use of JOTROL™ alongside ingredients like NovaSOL® Astaxanthin and CoQ10 aims to address these concerns, while strategic partnerships with Aquanova and endorsements from figures like Annika Sörenstam and Chris Webber enhance brand trust. Success will hinge on overcoming market saturation and proving efficacy to stand out in a crowded field.

Marketing

The Company will employ a digital-first marketing strategy, leveraging a DTC e-commerce platform to reach health-conscious consumers seeking clinically validated wellness solutions. The Company has appointed Annika Sörenstam, a Hall of Fame golfer with over 95 tournament victories, as Nugevia’s first brand ambassador, enhancing brand credibility and aligning with the product’s focus on performance, focus, and longevity. In addition, the Company has partnered with Chris Webber, five-time NBA All-Star and Hall of Fame inductee, as the Company’s second official brand ambassador for Nugevia. Marketing efforts also include tailored campaigns for international markets, with service partners in Hong Kong developing a specific program for Southeast Asia to address regional consumer preferences.

The initial launch in the USA, planned for Q3 2025, will utilize a DTC model, with the Nugevia website serving as the primary sales platform. Following this, Jupiter Neurosciences aims to expand distribution to Europe, the Middle East, and Southeast Asia through regional partnerships, capitalizing on the global demand for longevity solutions. The Company’s strategic focus on the NLRP3 inflammasome pathway, as announced in January 2025, further underscores its commitment to addressing neuroinflammation and aging-related conditions, aligning Nugevia’s consumer products with its broader clinical goals. By combining cutting-edge science, strategic marketing, and a robust manufacturing process, Nugevia is poised to capture a significant share of the longevity market while supporting Jupiter’s long-term mission to advance treatments for CNS disorders.

Competitors

The longevity and wellness market, driven by increasing demand for health span extension, is highly competitive, with Nugevia facing established players like ChromaDex (offering NAD+ precursors like Tru-Niagen), Novos (targeting aging hallmarks with products like NOVOS Core), Timeline’s urolithin A supplements and Tally Health (providing personalized longevity supplements and biological age testing). Larger competitors, including Nestle Health Science (with multiple brands and products), Amway (through Nutrilite’s Healthy Aging Solution), and L’Oreal (via its Longevity Integrative Science initiative), are also expanding into this space, intensifying competition. Nugevia’s differentiation lies in its pharmaceutical-grade JOTROL™ technology, which supports higher plasma concentrations (approximately 300 ng/ml) and effective CNS delivery, positioning it as a premium offering.

Brands like NOVOS, Blueprint, and Perpetua.Life offer formulas that combine resveratrol with other scientifically validated longevity compounds (e.g., NMN, quercetin, CoQ10, fisetin) for synergistic effects. In addition, advanced delivery systems such as Liposomal and micellar technologies are widely used by many companies to enhance the absorption of key actives, similar to Nugevia’s approach, purity and clinical validation. Furthermore, companies such as ProHealth, Renue By Science, and Decode Age, who offer similar longevity supplements and sell their products online directly to consumers, emphasize ingredient purity, bioavailability, multi-ingredient formulations and evidence-based dosing, which is appealing to the target health-conscious consumers seeking credible, science-backed longevity solutions.

Manufacturing

Nugevia products will be manufactured by Aquanova in Germany. The manufacturing process has several steps, which are: (a) ingredient combinations are manufactured as a liquid solution by Aquanova in Germany, (b) the liquid solutions are shipped to GMP-certified facility in California for encapsulation into softgels and (c) finished products are sent in bulk to a final packing and fulfillment center, which ships directly to customers. While all steps except the initial solution preparation can be handled by U.S. suppliers, changing the first step would require a separate agreement with Aquanova.

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The FDA requires that that dietary supplement manufacturers comply with Current Good Manufacturing Practices (cGMP) under 21 CFR Part 111, ensuring product safety, quality, and accurate labeling. Jupiter must verify that its manufacturing partners, including those involved in producing JOTROL™ or sourcing ingredients like CoQ10, meet these standards. Non-compliance, such as contamination or inconsistent ingredient potency, could lead to product recalls, fines, or reputational damage. Given Nugevia’s pharmaceutical-grade positioning, any lapses in quality control could undermine consumer trust and weaken its competitive edge in the $451.7 billion nutraceutical market.

Compliance with U.S. FDA Regulations

In the United States, Nugevia products, classified as dietary supplements, fall under the Dietary Supplement Health and Education Act (DSHEA) of 1994, enforced by the FDA. The FDA requires that all health claims be substantiated with credible scientific evidence, and any claims related to Nugevia’s benefits—such as mitochondrial support, mental clarity, or skin vitality—must avoid implying treatment or prevention of diseases, which would classify the products as drugs subject to stricter pre-market approval. Non-compliance, such as misleading labeling or unsubstantiated claims, could result in warning letters, product seizures, or injunctions. Additionally, Jupiter must ensure that JOTROL™, its proprietary resveratrol delivery system, complies with FDA’s New Dietary Ingredient (NDI) notification requirements if deemed novel, a process that can take months and delay the Q3 2025 launch if not initiated early.

International Regulatory Variations

Global expansion introduces regulatory complexities. In the European Union, the European Food Safety Authority (EFSA) oversees nutraceuticals under the Novel Food Regulation (EU) 2015/2283. If JOTROL™ or other ingredients like NovaSOL® Astaxanthin are considered novel foods (not consumed in the EU before May 15, 1997), Jupiter must submit a detailed safety dossier, a costly and time-intensive process that could delay market entry. In markets like China or Japan, stringent pre-market approvals and ingredient restrictions may require reformulation or additional clinical studies. Failure to navigate these variations could limit Nugevia’s global reach or result in costly reformulations, impacting Jupiter’s revenue projections.

Post-Market Surveillance and Adverse Event Reporting

After launch, Nugevia products are subject to post-market surveillance, particularly in the U.S., where manufacturers must report serious adverse events to the FDA within 15 days under DSHEA. Even rare side effects linked to resveratrol or other ingredients like astaxanthin could trigger investigations, negative publicity, or product withdrawals. Jupiter must establish robust adverse event reporting systems and ensure transparency to mitigate legal and reputational risks. Failure to comply could lead to regulatory scrutiny, consumer lawsuits, or loss of market confidence, particularly given past skepticism about resveratrol’s safety and efficacy at high doses.

PHARMACEUTICAL PRODUCT PIPELINE

The Company’s pharmaceutical product pipeline is built around its proprietary platform product, JOTROL™ an enhanced oral formulation of resveratrol. Resveratrol, a natural compound is optimized in JOTROL™ to deliver therapeutically effective doses safety, aiming to address oxidative stress, inflammation and mitochondrial issues linked to neurological conditions. The Company has designated the different indications with project numbers, JNS101 - JNS115. The same JOTROL™ product is planned to be used in all indications although the number of capsules might vary and be indication specific.

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The pipeline chart above shows the indications that we presently are prioritizing. However, JNS101 is an additional indication that we believe will be of interest to perform a clinical trial in at a later stage.

The product pipeline represented above assumes drawing upon previous preclinical and clinical data conducted by third parties. This data is available either via public domain or under agreements with our key partners. The Company has not discussed with the FDA its ability to rely on and reference data from previous third-party trials, such as the Phase II trial in MCI/early Alzheimer’s disease, conducted by Georgetown University.

Our top priorities are advancing our clinical studies for JNS115 for Parkinson’s Disease. We have started the work with the JNS115 Phase IIa trial and estimate that first dosing of patients will occur in Q4 of 2025.

We have not set any timeline for starting clinical trials for rare diseases. We may work with other strategic partners on these clinical trials.

JNS115 Parkinson’s Disease

We will be utilizing JOTROL™ in our application for investigating a treatment for Parkinson’s Disease (PD).

People are usually more familiar with the motor symptoms of Parkinson’s disease (PD), which are noticeable and used by doctors for diagnosis. The three cardinal motor symptoms are stiffness (rigidity), slowness (bradykinesia), and resting tremors. Stiffness involves muscle rigidity detected during examination, while slowness refers to decreased spontaneous and voluntary movement, such as slower walking or reduced facial expression. Resting tremor is an involuntary shaking that occurs when a limb is relaxed and disappears during movement.

Non-motor symptoms, often called the “invisible” symptoms, can affect almost every body system and vary in severity. These symptoms can significantly impact quality of life and include autonomic dysfunctions like constipation, low blood pressure, sexual problems, sweating issues, and urinary problems. While available therapies can treat some symptoms, there is an urgent need for better treatments to improve quality of life and slow disease progression. Approved medications for motor symptoms include dopamine replacement therapy (levodopa/carbidopa), adenosine receptor antagonists, amantadine, anticholinergic medications, COMT inhibitors, decarboxylase inhibitors, dopamine agonists, and MAO-B inhibitors. Researchers are increasingly recognizing the debilitating nature of non-motor symptoms and are working on new therapies, while doctors manage these symptoms with current treatments.

Upcoming Phase IIa Study in Parkinson’s Disease Patients

The Company has engaged Zina Biopharmaceuticals to assist with study design, FDA communications including IND and to manage the execution of the trial. Catalent has been engaged to manufacture the JOTROL™ clinical trial supplies pursuant to the Manufacturing Agreement between Company and Catalent dated September 16, 2020, under which Catalent is to provide the Company with clinical batches of JOTROL™ using a softgel formulation, which will be for active and placebo batches for the Parkinson’s disease study. The preliminary study design is described below and is subject to final IND approval by the FDA. The Company expects to start the clinical trial in the fourth quarter of 2025 and have the first study results available within 12 months thereafter.

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We are sponsoring a Phase IIa clinical trial to evaluate the safety, tolerability, and pharmacokinetics of Resveratrol (JOTROL™) in individuals with Parkinson’s Disease. This multicenter, randomized, double-blind, placebo-controlled study involves approximately 30 participants across three centers in the US. Participants are randomly assigned to one of three groups to receive either a placebo or JOTROL™ at doses of 200mg or 400mg daily for three months. The study aims to explore JOTROL™’s potential to improve energy metabolism in Parkinson’s Disease. An optional biomarker sub-study will assess cerebrospinal fluid, requiring additional consent. Each participant will be involved for 4-5 months, with the entire study lasting two years. First readout of results is expected within 12 months of first dosing.

JNS108 Mild Cognitive Impairment/Early Alzheimer’s Disease

The Company had previously conducted studies which used JOTROL™ in our applications for investigating treatment of various segments of Alzheimer’s disease of which MCI/early AD is the initial target.

The National Institute on Aging (“NIA”) financed the Company’s Phase I study with $1.76 million through grant 1R44AG067907-01A1. Since there were unanticipated higher costs, mostly due to Covid-19 related additional procedures during the Phase I trial, a supplemental grant of $233,281 was submitted to the NIA in December of 2021. We were awarded the supplemental grant on April 7, 2022. In April 2021, we submitted our first grant application to the NIA for full funding of a Phase II trial in MCI and early Alzheimer’s disease. The Phase II trial was designed to focus on 3 areas: (1) safety and tolerability; (2) pharmacokinetics and pharmacodynamics, measuring of responses from 2 different doses versus a placebo; and (3) measuring of effect on multiple biomarkers related to the disease. The application was not accepted, but we were encouraged by the NIA to refine our application and submit again. We have since submitted 3 grant applications, with budgets of $20 million or higher, to the NIA for full funding of such Phase II trial but none of those applications were successful. The NIA scientific review of our Alzheimer’s Phase II trial grant application shows a total score of 47 which is our best score so far. A score of 40 or below is necessary for being considered for funding. After discussions with the NIA, we have decided to apply, in September of 2024, for a much smaller grant, $2.5 million, for a proof of concept study focusing on JOTROL™’s effect on validated biomarkers. In May 2025, the Company announced that it will not receive this grant. The Company intends to use the biomarker data that it obtains from the Phase IIa clinical trial for Parkinsons Disease and reapply for a grant next year, but we still may never receive any future grants or cost savings.

Early-stage Alzheimer’s (MCI)

Later stages of Alzheimer’s are very difficult to reverse and therefore it is important to start treatment of Alzheimer’s in the earliest possible stage so the individuals can continue living normal lives and maintain their independence.

In the early stage of Alzheimer’s, a person may function independently. He or she may still drive, work, and participate in social activities. Despite this, the person may feel as if he or she is having memory lapses, such as forgetting familiar words or the location of everyday objects.

Symptoms may not be widely apparent at this stage, but family and close friends may take notice and a doctor would be able to identify symptoms using certain diagnostic tools. Common difficulties include finding the right word or name, remembering names when meeting new people, and performing tasks in social or work settings. People may also forget material they just read, lose or misplace valuable objects, and experience increased trouble with planning or organizing.

This is the Alzheimer’s disease patient category that we will include in our grant application for a proposed Phase II clinical trial with the final objective of showing that JOTROL™ has the potential of slowing and/or possibly stopping the progression of this disease. The effect of JOTROL™ treatment, in the Phase II trial, will primarily be measured through several biomarkers.

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Economic burden of Alzheimer’s disease on society in USA is generating a very large opportunity

According to Alzheimer’s Association’s 2020 annual report Alzheimer’s disease has impacted 5.7 million Americans and that it costs the US $277 billion each year, excluding the cost of “unpaid time and effort of the people, mostly women, who are caring for spouses, parents, siblings, and friends with dementia.” The Association explained, “In 2017, 16 million Americans provided an estimated 18.4 billion hours of unpaid care in the form of physical, emotional and financial support - a contribution to the nation valued at $232.1 billion.” Any product that delays the onset of severe Alzheimer’s disease should represent significant savings to society.

JNS108 Phase II Clinical Trial for MCI/early Alzheimer’s Disease

The proposed Phase II trial is built on utilizing published information from the earlier Turner et al Phase II trial, completed in 2015 with 119 patients with early Alzheimer’s disease who were treated with 4 different doses of resveratrol. The study was conducted by Professor Raymond Turner, MD, Ph.D. at Georgetown University, a member of our Scientific Advisory Board, as the Principal Investigator. Dr. Turner is the Principal Investigator of our proposed Phase II trial. The study tried 500mg, 1000mg, 1500mg and 2000mg daily doses with each dose taken by the patients over 13 weeks. Only the highest dose of 2000mg (2 X 1g per day) showed positive results on biomarkers which lead to the conclusion that this study was most likely underdosed for achieving the best therapeutic effect. PK analysis showed that the average C-Max of resveratrol in the blood on the highest dose was 181 ng/ml, which is far from the target of 300ng/ml that we believe is needed for reaching therapeutic effect.

Our team of scientists in the Alzheimer’s field, Professors Raymond Turner, MD, Ph.D. and Charbel Moussa, Ph.D. from Georgetown University, Rudolph Tanzi, Ph.D. from Harvard and Li-Huei Tsai, Ph.D. from MIT are assisting in designing our Phase II study to address and explore biomarkers and areas where the trial results can guide us to a follow-on Phase IIb/Phase III trial, if approved to do so by the FDA, that might generate meaningful outcomes for MCI/early Alzheimer’s disease patients. The Company has not discussed its ability to rely on and reference the Phase II trial conducted by Georgetown with the FDA nor has it discussed the design of the planned Phase II study in MCI patients with the FDA.

Proposed JOTROL™ MCI Phase II Study

The Company prepared a draft synopsis of an MCI Phase II study. The Company did not receive a grant for this study and it will modify it after the results of the Phase 2a Parkinson’s Disease study are conducted.

STUDY SYNOPSIS Title: A phase II, randomized, double-blind, placebo-controlled study to assess the safety and efficacy of JOTROL™ (micellar resveratrol solubilisation formulation) in early Alzheimer’s disease (“AD”) patients study description: This study seeks to assess the safety and efficacy of JOTROL™ (resveratrol) in patients with MCI/early AD. Approximately 105 patients will be enrolled at study centers across the United States. Patients will be randomized into one of two active treatment arms to receive JOTROL™ 200 mg BID or JOTROL™ 500 mg BID or to a placebo group. We hypothesize that JOTROL™ will found by the FDA to be safe and tolerable in individuals with MCI/early AD.

Objectives

Primary Objective:

●	To determine the safety and efficacy of JOTROL™ (200 mg resveratrol BID and 500 mg resveratrol BID) for neuroinflammation and biomarkers of MCI/early AD.
●	To assess safety and tolerability of JOTROL™ in AD-MCI patients by monitoring adverse events (AEs) and serious adverse events (“SAEs”) and assessing their relationship to the study drug. Tolerability will be measured by subjects’ ability to remain on treatment. Overall tolerability of the drug will be defined as fewer than 25% discontinuations due to drug-related AEs and SAEs
●	A first efficacy indicator will be stabilization of Abeta 40/42.

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Secondary Objectives:

●	To assess population pharmacokinetics (“Population PK”) in the ITT population
●	To measure the effect of JOTROL™ on biochemical markers for AD, neurodegeneration, vascular damage, metabolic effects, and neuroinflammation
●	To determine the effects of JOTROL™ on whole-brain and regional brain atrophy
●	To measure the effects of JOTROL™ on functional MRI measures
●	To assess cognitive effects of JOTROL™
●	To examine the influence of Apolipoprotein E genotyping on both biomarker and cognitive endpoints

Endpoints

Primary Endpoint:

●	Assessment of safety/tolerability by monitoring AEs and SAEs, assessing their potential relationship to the study drug and Abeta 40/42

Secondary Endpoints:

●	Levels of AD relevant biomarkers
●	Volumetric MRI and Cortical Disarray Measurement
●	Additional experimental biomarkers as stated in protocol, such as those for neuroinflammation

Study Population: Approximately 105 male or female subjects between 55 and 85 years of age with a diagnosis of MCI/early AD will be enrolled. MCI/early AD patients should be amyloid positive with an AD/MCI clinical diagnosis.

Phase: Phase II Description of Sites/Facilities Enrolling Participants: Approximately 8 study centers in the USA. Study sites will be determined by competitive selection of interested and eligible ADCS sites - with experienced study coordinators, raters, and site PIs.

Description of Study Intervention: Subjects will be randomized 1:1:1 to receive 500 mg bid (1g/day) resveratrol as JOTROL™; or 200 mg bid (400mg/day) resveratrol as JOTROL™; or placebo.

Participant Duration: Treatment phase will be 6 months with a one month follow up safety visit and safety monitoring over a 6-month period to ensure that patients have no long-lasting treatment related effects.

Rare Orphan Diseases

JNS101 Friedreich’s ataxia direct to Phase II

JNS101 is a project utilizing JOTROL™, specifically designed to treat Friedreich’s ataxia.

Friedreich’s ataxia (“FA”) is a rare inherited disease that causes damage to the nervous system as well as mobility dysfunctions. FA usually begins in childhood and leads to impaired muscle coordination (ataxia) which worsens over time. It is caused by a defect (mutation) in a gene labeled FXN. Friedreich’s ataxia is recessive, meaning it only occurs in someone who inherits two defective copies of the gene, one from each parent. Although rare, FA is the most common form of hereditary ataxia, affecting about 1 in 50,000 people in the United States. EU5 (5 largest European countries) alone has approximately the same amount of FA patients as there are in USA.

In 2014 Murdoch Children’s Research Institute (“MCRI”) conducted a clinical trial in 27 human subjects where 24 completed the study, resulting in that a high daily dose (5 grams) of nutritional grade trans-resveratrol had statistically different positive results, see p-values for 5 g daily dosing in the table below, on established Friedreich’s ataxia measurements. Key markers, such as FARS Score and measurements of hearing and speech parameters were included in these positive results. The results indicate that an effective dose of resveratrol is expected to be a meaningful treatment for patients with Friedreich’s ataxia. The data from the MCRI study was used in pre-IND meetings with the FDA discussing our Phase II study and was also referenced in our application for orphan drug designation (ODD). The ODD, request #17-5978, was granted to us by the FDA on August 16, 2017.

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The MCRI study is widely published, Eppie M. Yiu et al., and below is a summary table of the results including the demonstrated issue with gastro-intestinal side effects at a higher dose.

The p-value (or probability value) is used to determine if the outcome of an experiment is statistically significant. A low p-value means that there is a very low likelihood that this outcome was a result of luck or is a random occurrence. A high p-value means that assuming the null hypothesis is true, this outcome was very likely. Generally, a p value less than 0.05 (or 5% odds of the event being random) is regarded as statistically significant. The lower the P value, the less chance that the comparison is a random outcome. The FDA follows these accepted measures of statistical probability in the evaluation of significant results in preclinical experimental outcomes and for clinical trials. In general, if a primary endpoint in a Phase III/Pivotal trial gets a p-value below 0.05 there is a good possibility, unless there are simultaneous safety issues, that a product may receive approval from the FDA.

The below graph representing results of two different doses of resveratrol in the same patient population. Comparisons are made from the patients’ baseline and was not placebo controlled. There is a clear difference between the 1 gram daily dosing versus the 5 gram daily dosing in p-values in all areas measured. There is also a clear difference in adverse events, primarily GI related between the 2 doses. This clearly demonstrates that the significantly higher dose is effective while the lower dose is not. However, it also shows that the high dose of the regular resveratrol administered cause unacceptable high gastro-intestinal side effects. Therefore, we believe that our JOTROL™ product in a Phase II/II trial will replicate the positive outcomes without any severe gastro-intestinal side effects.

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JNS102 Phase II trial for Mucopolysaccharidosis Type 1 (“MPS Type I” or “MPS-I”)

JNS102 is utilizing JOTROL™ for the treatment of Lysosomal Storage disease areas whereas MPS Type I is the first target.

MPS-I is divided into three subtypes based on severity of symptoms. All three types result from an absence or insufficient levels of the enzyme alpha-L-iduronidase. Children who have parents with MPS-I will carry the defective gene.

MPS-I patients are presently treated with an Enzyme Replacement Therapy (“ERT”) named Aldurazyme. This requires a weekly infusion of 4 hours per event and costs over $500,000 per year per patient. The ERT is effective in significantly prolonging life. However, since the ERT does not penetrate the blood brain barrier, ears, eyes, or joints, it leaves the patients with a gradually worsening quality of life including loss of hearing, blindness and severe arthritis.

JNS102 is targeting the specific areas that ERT cannot treat, with JOTROL™ treatment.

JNS102 Phase II Clinical Trial

1.	Preclinical studies conducted at University of Miami in MPS-I mice results showed that a high dose of resveratrol increased the alpha-L-iduronidase which is the critical enzyme that is too low in these patients.
2.	IND application for Phase I study was approved by the FDA and the clinical trial is completed. Results documented in the section JOTROL™ Phase I PK and Safety Study.
3.	Final study details and start to be determined by consultation with the FDA and supportive additional financing.

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4.	Primary endpoint:

●	Safety, tolerability and PK/PD values

5.	Secondary endpoints to include (subject to FDA acceptance)

i.	Improvement in 6-minute walk distance
ii.	Forced vital capacity
iii.	Biomarkers, such as alpha-L-iduronidase levels
iv.	MPS-I validated pain survey

JNS107 Phase II trial for MELAS Syndrome

JNS107 is utilizing JOTROL™ as the product to treat MELAS Syndrome.

MELAS (Mitochondrial Encephalopathy, Lactic Acidosis, and Stroke-like episodes) syndrome is a rare disorder that begins in childhood, usually between two and fifteen years of age, and mostly affects the nervous system and muscles. The most common early symptoms are seizures, recurrent headaches, loss of appetite, and recurrent vomiting. Stroke-like episodes with temporary muscle weakness on one side of the body (hemiparesis) may also occur and this can lead to altered consciousness, vision and hearing loss, loss of motor skills, and intellectual disability. MELAS is caused by mutations in mitochondrial DNA. Pre-clinical trials performed with mice at University of Miami showed that JOTROL™ increased mitochondrial biogenesis in the liver with 70% and in the brain with 30%, which is expected to lead to an increase in the mitochondria levels in MELAS patients and thereby show positive patient outcomes.

While symptoms of MELAS syndrome usually begin between the ages of two and fifteen years, delayed onset cases have also been reported in people aged fifteen to forty years and older. In approximately 75 percent of cases, onset of the disorder occurs before the age of 20 years. Symptoms and physical findings associated with MELAS syndrome vary greatly among affected individuals. The distinguishing feature in MELAS syndrome is the recurrence of stroke-like episodes. It is currently thought that the deficiency of a compound called nitric oxide in the small blood vessels of the brain may be responsible for the stroke-like episodes. Short stature and hearing loss may be present and fatigue and difficulty tolerating exercise may be early symptoms.

MELAS syndrome is a rare disorder that affects males and females in equal numbers. Although rare, MELAS syndrome is probably the most common type of mitochondrial myopathy caused by mutations in mtDNA. Some researchers believe that mitochondrial myopathies may go unrecognized and underdiagnosed in the general population, making it difficult to determine the true frequency of disorders like MELAS syndrome.

Opportunity for JNS107

The potential market for JOTROL™ in the USA includes approximately 80,000 patients. With a projected treatment cost for MELAS syndrome of $75,000 per patient annually, treating 50,000 patients could generate around $3.75 billion per year. Furthermore, successful clinical trial results may extend JOTROL™’s applicability to other mitochondrial diseases, potentially expanding its market impact.

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Competition

The following is an overview of JNS’s competitors in the pharmaceutical industry. Many companies, including the largest pharma companies in the world, are competitors in some of the disease areas for which we are developing treatments for through our various projects. We will compete with both small and large companies in each indication we are pursuing.

There are a multiple of companies, both smaller biotech’s as well as large pharmaceutical companies, that are working on solutions for the same indications that we are pursuing. There is no assurance that we will be able to compete with these companies even if our product is approved in an indication.

Parkinson’s Disease

Despite the availability of FDA-approved treatments for Parkinson’s Disease, no breakthrough therapies have emerged recently to halt disease progression. The most commonly prescribed treatment is levodopa/carbidopa, which has been used since the late 1960s. Levodopa is absorbed in the intestine and converted to dopamine in the brain, addressing the dopamine deficiency in Parkinson’s patients. Carbidopa prevents premature conversion of levodopa to dopamine outside the brain, reducing side effects like nausea. This combination is available in various forms, including pills, dissolvable tablets, and a gel infused directly into the intestine.

Levodopa/carbidopa significantly improves motor symptoms in most patients, especially those with mild symptoms, and remains effective over time. However, as Parkinson’s progresses, dosage adjustments may be necessary. Initial side effects can include nausea and vomiting, which can be mitigated by taking the medication with a small snack or adding extra carbidopa. Other side effects may include drowsiness, low blood pressure, and hallucinations. Despite these challenges, levodopa/carbidopa remains a cornerstone in managing Parkinson’s symptoms.

Alzheimer’s Disease

Several companies are actively developing treatments for Alzheimer’s disease, each with unique approaches and challenges. Biogen’s Aduhelm, an IV infusion targeting amyloid-beta plaques, has faced reimbursement issues despite FDA approval, leading to low market penetration. Eli Lilly’s donanemab, targeting a modified form of beta amyloid, recently received FDA approval and is priced at $32,000 annually. It has shown promise in early Alzheimer’s patients and is undergoing further trials. Cognition Therapeutics is developing CT1812, an orally dosed molecule in Phase II, supported by significant NIA grants.

Anavex Life Sciences is advancing Anavex 2-73, a Phase III candidate from their SIGMACEPTOR™ platform, targeting CNS conditions with genomic precision. Eisai and Biogen’s Leqembi, approved by a panel of experts, is expected to receive traditional FDA approval, potentially expanding Medicare coverage. Priced at $26,000 per year, Leqembi has shown benefits for early-stage Alzheimer’s patients. Despite these advancements, the competitive landscape remains dynamic, with the possibility of other companies emerging with successful treatment

Rare Diseases

There are several companies that are targeting the same rare diseases as us. Below is a description of a selection of those companies that we see as our closest competitors. However, it is possible that another company, that is not listed below, can potentially have a successful product approved before us and have a more effective treatment.

In the MPS-1 space, several companies offer competitive products to Jupiter. Sanofi Genzyme’s Aldurazyme has been the standard enzyme replacement therapy for nearly 20 years. RegenexBio is developing RGX-111, a gene therapy designed to deliver a functional copy of the IDUA gene to the central nervous system. Sigilon Therapeutics, Inc. is working on SIG-005, which uses a genetically modified human cell line to express the IDUA enzyme, with an IND application for Phase I submitted to the FDA. Additionally, Sangamo Therapeutics, Inc. is exploring gene editing products, although no positive results have been published yet. These developments represent significant competition in the treatment of MPS-1.

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In the treatment of Friedreich’s ataxia, several products compete with Jupiter’s offerings. Reata Pharmaceuticals’ Omaveloxolone, branded as SKYCLARYS, received approval in 2023 following successful Phase II and pivotal trials. Despite its effectiveness, Jupiter anticipates conducting future studies in Europe and Australia due to market competition in the USA, especially after Biogen’s acquisition of Reata. Minoryx Therapeutics has completed a Phase II trial for MIN-102, a selective PPAR gamma agonist, showing promise in this space. Additionally, Larimar Therapeutics is developing CTI-1601, a recombinant fusion protein intended to deliver human frataxin to mitochondria, currently in Phase I trials. These advancements highlight the competitive landscape in Friedreich’s ataxia treatment.

In the treatment of MELAS, several products present competition to Jupiter’s offerings. Cyclerion Therapeutics is advancing CY643, currently in Phase 1B, which evaluates safety and its impact on mitochondrial dysfunction and cognition. Abliva AB is developing KL1333, which has been granted orphan drug designation in both the United States and Europe. This product has been tested in healthy volunteers and patients, with a registrational Phase 2/3 study initiated in December 2022. These developments underscore the competitive landscape in the search for effective MELAS treatments.

Competitive Advantages

We believe that we are positioned to outperform competitors in the pharmaceutical industry for the following reasons:

●	We believe that the focus on a new product based on resveratrol with higher bioavailability, JOTROL™, will enable us to utilize the same product for several indications, subject to FDA’s approval. We believe that this enables us to have several opportunities to obtain regulatory approval in case we are able to show efficacy and safety acceptable to regulatory agencies for one or more of our targeted indications.
●	JOTROL™ is an oral product based on a natural compound. Oral delivery of medications is a physician and patient preferred treatment compared with injections and infusions and we expect that our product will have an attractive and affordable price point for reimbursors and patients.
●	We are building a close relationship with Key Opinion Leaders (“KOLs”) and patient organizations to facilitate a better understanding of patient needs and thereby design trials targeting solutions to those needs as long as these targets are acceptable to the FDA.
●	The natural product resveratrol is well studied with over 20,000 scientific publications to date. Published scientific papers, such as AY Berman et al, indicate that a highly bioavailable product generating less GI side effects may have application in a number of indications.
●	Based upon available scientific literature, it appears that resveratrol is an activator of SIRT1, one of the mammalian forms of the sirtuin family of proteins. SIRT1 deacetylates histones and nonhistone proteins including transcription factors. The SIRT1-regulated pathway affects metabolism, stress resistance, cell survival, cellular senescence, inflammation/immune function, endothelial functions, and circadian rhythms. Resveratrol has been documented in scientific literature to activate SIRT1, NrF2, NLR3P inflammasomes and have an epigenetic mechanism and therefore is predicted to benefit diseases affected by abnormal metabolic control, inflammation, and cell cycle defects. Nonetheless, resveratrol application is a major challenge for the pharmaceutical industry, due to its poor solubility and bioavailability, as well as severe gastro-intestinal side effects when taken at effective dose levels (over 2,000 mg daily). In this context, studies have proposed that structural changes in the resveratrol molecule, including glycosylation, alkylation, halogenation, hydroxylation, methylation, and prenylation could lead to the development of derivatives with enhanced bioavailability and pharmacological activity. Resveratrol has never been developed with all the necessary steps to achieve an approval as a pharmaceutical product since the existing natural supplements cannot provide high enough levels of resveratrol in blood plasma to be able to provide a therapeutically effective dose without generating severe gastro-intestinal side effects. This means that we need to take JOTROL™ through the full regulatory NDA (New Drug Application) requirement to obtain marketing approval. We were able to receive, through a confidential agreement from a major pharmaceutical company, a chronic toxicology study performed with resveratrol, in two different species, that was referenced in our approved Phase I IND application submitted to the FDA. The study was conducted by Charles River Laboratories.

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●	Possible out-licensing for Asian markets is being considered as it may reduce risk and cost of product development in those markets that requires confirming trials in an Asian population, while generating income through milestones and royalty agreements, see “—Asian Business Development Activities” regarding further developments and strategy in the Asian market.

Marketing and Commercialization Plan for Therapeutic Drug Candidates

The Company may consider out-license JOTROL™ for pharmaceutical uses to one or more companies that have such commercialization capability in place. We may consider at any time a complete exit through any proposed acquisition of our company. In case no acceptable M&A offer is presented we might consider marketing and distributing JOTROL™ in the USA for the rare disease market only and have companies with large sales organizations distribute our product for the larger indications. All international distributions will most likely be out-licensed.

The marketing and sales of orphan drugs can be relatively fast and effective. We believe, based on discussions with organizations such as the EveryLife Foundation an approval of a drug for a rare disease is efficiently communicated through social media to KOLs, patient advocacy groups and directly to patients, which may reduce marketing costs.

We are already using information regarding our development progress through KOLs and the respective patient organizations that exist for each indication. We have also initiated a collaboration with several patient organizations such as the FARA organization, www.curefa.org, the National MPS Society, UMDF, www.umdf.org, and the EveryLife Foundation in USA. However, formal relationships with such organizations may never come to fruition.

We have been approached by several large and mid-size pharmaceutical companies discussing future collaborations once we have more clinical data available. We will try to utilize this interest by out-licensing primarily in the Asian territories while waiting to conduct out-licensing in the USA and Europe until after Phase II results are obtained.

We have participated in several industry trade shows, such as Biotech Showcase, BIO USA, LSX World, World Orphan Congress, World Symposium for LSD, BIO Hong Kong 2023 and many others. We plan to continue to participate in those conferences as well as conferences targeting presentations by publicly traded companies.

Operation and Organization

We are, and plan to stay, primarily a virtual organization utilizing partnership arrangements for certain functions including but not limited to our R&D, clinical trial work, regulatory affairs and product manufacturing. A core organization is in place and will be expanded handling Strategy, Project Management, Clinical Trial Management, Regulatory Affairs, Finance and Business Development. We believe that our core management team structure has proven experience in utilizing outside resources which allows us to efficiently execute several programs simultaneously in what we believe to be a very cost-effective way.

Regulatory Approval

Our management, Scientific Board of Advisors and business advisors have extensive experience in regulatory affairs and clinical development of product candidates for the treatment of rare diseases, Parkinson’s Disease and Alzheimer’s disease. The overall regulatory approval process for product candidates for the treatment of rare diseases are generally conducted with a smaller number of patients in clinical trials and over a shorter amount of time than more prevalent diseases. There is a documented pathway to get accelerated FDA approval for a rare disease indication if there is no existing treatment for the indication, if a product shows efficacy and has a good safety profile. There is also a possibility of receiving a Priority Review Voucher (“PRV”) from the FDA upon approval in pediatric population in a rare disease. One or more of our programs, such as MPS-I, will be targeting pediatric patients. The voucher entitles the bearer to regulatory review in about six months rather than the standard ten months. The FDA awards a voucher following approval of a treatment for a neglected disease, rare pediatric disease, or medical countermeasure. Two drugs can receive priority review for each voucher: the drug winning a voucher for a neglected or rare pediatric disease, and the drug using a voucher for another indication. The voucher may be sold. For example, a small company might win a voucher for developing a drug for a neglected disease and sell the voucher to a large company for use on a commercial disease.

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There are four specific approval pathways applicable for rare disease indication. We will be evaluating and most likely applying for one or more of these when we get closer in the FDA approval process. These include the following pathways for the indications that it is targeting: (1) Priority Review (2) Fast Track (3) Accelerated Approval Pathway and (4) Breakthrough Therapy.

Priority Review

Priority Review was authorized in 1992 by the Prescription Drug User Fee Act (PDUFA) which created the two-tiered FDA drug review system (standard v. priority). This pathway shortens application review from 10 months (standard) to 6 months (priority). The FDA determines if a drug receives a standard or priority review, although sponsors may request a priority review. Priority review is granted if a new drug would result in a significant improvement in safety and effectiveness compared to existing therapies.

Fast Track

Drugs for the treatment of serious conditions that address an unmet medical need receive an expedited review. The purpose of this pathway is to get important new drugs to patent earlier, for conditions such as Alzheimer’s disease, epilepsy, depression, and multiple sclerosis. Any drug being developed to treat or prevent a condition with no current therapy is prioritized. If there are available therapies, the new drug must:

1.	Show superior efficacy;
2.	Avoid serious side effects of the available therapy;
3.	Decrease clinically significant toxicity of an available therapy; and
4.	Address an emerging or anticipated public health need.

Fast Track designation should come at the time of submission and be requested by the manufacturer, although it can be requested at any time in the approval process. Once in the Fast Track pathway, there are more frequent meetings with the FDA to discuss the development plan and appropriate data needed to support drug approval. Drugs in the Fast Track pathway are also eligible for accelerated approval and priority review if relevant criteria are met.

Accelerated Approval Pathway

Authorized in 1992 and updated in 2012, this pathway is applied to new therapies that treat serious or life- threatening conditions for which there is an unmet medical need and have a “clinically meaningful” outcome. Drugs that are eligible for this pathway must be reasonably likely to improve a surrogate endpoint if a standard endpoint would require long-term evaluation. If given conditional approval, the sponsor must conduct post-marketing clinical trials to ensure endpoints are met. If the standard endpoints are not met, the FDA can withdraw approval.

Breakthrough Therapy

This designation is designed to expedite the development and review of drugs that are intended to treat serious conditions and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapies on clinically significant endpoints.

There is, however, no guarantee that an accelerated pathway will lead to an accelerated FDA review and that a pediatric approval leads to a PRV. Additionally, there can be no guarantee that the Company can be successful in its plans under any FDA pathway.

Research Agreement

On July 1, 2022, the Company entered into a research agreement with the University of Miami to conduct a preclinical study to evaluate the effect of JOTROL™ in Parkinson’s Disease models. The cost of the research agreement activities, paid by the Company, was $72,844. The study was completed in February of 2023.

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Asian Business Development Activities

We have entered into service agreements in the areas of CMC, regulatory affairs and clinical trial management with companies with operations in South-East Asia. These agreements are with companies that, we believe, have the knowledge and network in the South-East Asian market. The agreements are further described in the section “Other Material Agreements”. In addition, we are in active negotiations with Dominant Treasure Health (“DTH”), a BVI company. DTH has demonstrated to us, through several company introductions, that they have business relationships, either directly or through affiliates, with many Southeast Asian pharmaceutical companies as well as companies involved in distribution and sales of TCM, Traditional Chinese Medicine. We are therefore planning to engage DTH in active business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to 3 Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., Ltd., a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

Our rationale for the strong approach into the South-East Asian market is:

●	Background: Asian countries are not accepting pharmaceutical products to be sold without clinical trial approvals based on trials conducted in an Asian population.
●	The Company’s strategy is to partner with organizations in the territory that can execute much more efficiently than trying to manage the process from USA.
●	We have already received interest for our JOTROL™ product in the Asian market since resveratrol is listed as a Traditional Chinese Medicine.
●	The need for a set up that can service this market is imperative for success.
●	Strategic collaboration agreements have been executed to facilitate an expedited execution of an out-licensing agreement with one or more Chinese or other South-East Asian pharmaceutical companies.
●	The Company is too small, both financially as well as internal manpower, to manage developments in the territory.
●	The Company has a history of poor financial status and inability to fulfill commitments and finalize clinical studies.
●	By utilizing equity as service payments, the company believes that it can get projects finalized without any significant cash outflow.
●	The service agreements are therefore designed to be a win for both parties, assuming an increase in equity value, in case clinical studies and out-licensing activities will be successful in the territory.

Other Material Agreements

The agreement with a major pharmaceutical company, restricted by confidentiality, grants us data access to resveratrol toxicology studies through a letter of reference. Executed on May 2, 2017, it can only be terminated due to a material breach and there is no time limit on access to this study. The studies were conducted at Charles River Laboratories, and there are no payments associated with this agreement.

Service Agreements - South-East Asia

On June 3, 2024, the Company entered into three service agreements to expand in South-East Asia; a CRO Services Agreement with Optimize Wellness Limited providing clinical trial guidance in China, Malaysia, and Singapore, a Regulatory Services Agreement with Regis Healthcare Group Limited providing regulatory strategy and guidance, and a Product Services Agreement with Longevity Technology Group Limited providing manufacturing guidance. Each of the 3 service agreements has a 3-year term and was paid for with an upfront issuance of 1,162,500 shares of common stock with a fair market value of $1.33 per share (3,487,500 in the aggregate, with an aggregate fair market value of $4,638,375) as pre-payment for three years of services, which were registered for resale as part of the initial public offering.

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On December 15, 2024, the Company entered into a Strategic Services Agreement (the “Dominant Treasure Agreement”) with Dominant Treasure Health Company Limited (“Dominant Treasure”). Pursuant to the terms of the Dominant Treasure Agreement, Dominant Treasure agreed to provide certain services to the Company to assist the Company in accelerating the development and distribution of the Company’s products in the Southeast Asian market. In exchange for Dominant Treasure’s services pursuant to the Dominant Treasure Agreement, the Company agreed to pay Dominant Treasure a one-time payment of $2,300,000 to be delivered after the closing of a minimum of $10,000,000 in gross proceeds from a public offering. In addition, if Dominant Treasure is involved in generating negotiations and conclusion of a distribution agreement for the Company in the countries of China (including Hong Kong), Singapore and Malaysia, the Company will pay Dominant Treasure a success fee of 5% of any upfront and/or milestone payments to be received by the Company. If such distribution agreement includes a royalty payment to the Company, Dominant Treasure will receive 5% of such royalty payment. The Dominant Treasure Agreement has a term of 36 months and may be terminated at any time upon mutual agreement of the parties.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising from the normal course of business activities. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition.

Facilities

Our corporate headquarters are located at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477, where we lease approximately 1,206 rentable square feet of office space. This lease expires on May 31, 2026. Terms of the office lease provide for a base rent payment of $3,783 per month and a share of the building’s operating expenses, such as taxes and maintenance, of $476 per month. In September 2021, we added an additional office located at 127 Main Street, Boston, Massachusetts 02129 for 120 rentable square feet of office space for our Boston-based employees and scientist to utilize as necessary.

We believe that these facilities are adequate for our current and near-term future needs.

Employees

As of December 11, 2025, we had a total of five full-time employees, two full-time consultants, three part-time consultants, and our six Scientific Advisory Board members. Of these, three were primarily engaged in research or product development and clinical activities.

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MANAGEMENT

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each as of December 11, 2025. Our Board of Directors elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is removed. In addition, the following table sets forth the names and ages of the members of our Science Advisory Board.

Name	Age	Positions Held
Executive Officers and Directors

Christer Rosén	74	Chairman of Board, Chief Executive Officer and Director

Saleem Elmasri, CPA	40	Chief Financial Officer and Secretary

Marshall Hayward, Ph.D.	70	Chief Scientific Officer and Director

Alexander Rosén	34	Chief Administrative Officer

Alison D. Silva	46	President, Chief Business Officer, and Director

Nicholas H. Hemmerly	42	Independent Director

Julie Kampf	63	Independent Director

Allison W. Brady	54	Independent Director

Holger Weis	62	Independent Director

Biographical information concerning our directors and executive officers listed above is set forth below.

Executive Officers

Christer Rosén. Mr. Rosén is our Co-Founder and has served as our Chief Executive Officer and Chairman of our Board of Directors since January 1, 2016. From 1997 through May 2015, Mr. Rosén founded and served as the Chief Executive Officer and Chairman of EffRx Pharmaceuticals. Mr. Rosén together with Marshall Hayward, our Chief Scientific Officer, held the same position at EffRx, invented, developed and received FDA and EU approvals of a drug treating osteoporosis, Binosto®. Binosto® is distributed in several parts of the world and gave Mr. Rosén a full insight in all the aspects of pharmaceutical development, regulatory paths and distribution. Mr. Rosén is a graduate of Malmo Trade Schools/Lund University, Sweden, with a degree in Computer Sciences in 1971.

Saleem Elmasri. Mr. Elmasri has served as our Chief Financial Officer and Secretary since January 1, 2023. From September 2020 to December 2022, he served as a Principal at Titan Advisory Services LLC, a boutique advisory firm focused on providing collaborative and customized financial operations and CFO services to early-stage companies. From September 2020 to April 2021, Mr. Elmasri was a consultant to DLA LLC, a professional services firm providing clients internal audit, accounting advisory, and corporate finance services. From June 2019 to August 2020, he was Managing Director at DLA LLC. From September 2007 to March 2018, Mr. Elmasri worked as Senior Director for Pine Hill Group LLC, a boutique accounting and transaction advisory firm, From March 2018 to June 2019, he worked as Senior Director for Pine Hill Group LLC, a boutique accounting and transaction advisory firm. From September 2007 to March 2018, Mr. Elmasri worked as Senior Manager for PricewaterhouseCoopers LLP, a Big-4 Accounting and Global Professional Services firm. Mr. Elmasri is a CPA and seasoned business professional who has a passion for delivering meaningful and measurable value to clients through practical solutions. He has over 15 years of experience in financial and management consulting. Mr. Elmasri began his career at PricewaterhouseCoopers and worked on several of the firm’s Fortune 500 clients, primarily focused on the Life Sciences and Pharmaceutical industry. From PwC, he transitioned to lead advisory practices at boutique consulting firms, specializing in transaction and complex accounting advisory. Mr. Elmasri received B.S. degrees in Accounting and Finance from Rutgers University in 2007.

Marshall Hayward, Ph.D. Dr. Hayward is one of our Co-Founders, serves as our Chief Scientific Officer, and is a member of our Board of Directors since January 1, 2016. Since May 2013, Dr. Hayward has served as the managing member of Marshall Hayward Associates LLC. From September 2003 to May 2013, Dr. Hayward served as the Chief Scientific Officer of EffRx Pharmaceuticals where he was instrumental in all aspects of the development and approvals of the Binosto® product. Dr. Hayward received a Ph.D. in Biochemistry from the University of Illinois at Urbana-Champaign in 1982 and did postdoctoral work there in molecular biology. Dr. Hayward received a B.S. degree (in Biochemistry with High Honor) from the Honors College of Michigan State University in 1977. Dr. Hayward does not hold, and has not previously held, any directorships in any reporting companies.

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Alexander Rosén. Mr. Rosén is a Co-Founder and our Chief Administrative Officer and has been with Jupiter Neurosciences, Inc. since its inception. Previously, Mr. Rosén held the position of Head of Administration at X-Vax Technology, Inc. from November 2020 to June 2021. From February 2019 to November 2020, Mr. Rosén served as the Controller at X-Vax Technology, Inc. Mr. Rosén attended Halmstad University, Sweden from 2009 - 2012. Mr. Rosén does not hold, and has not previously held, any directorships in any reporting companies.

Alison D. Silva. Alison Silva, who has been a member of our Board of Directors since 2018, has now expanding her role to include President and Chief Business Officer since September 1, 2021. Previously, Ms. Silva was the Chief Executive Officer of Cotinga Pharmaceuticals, formerly Critical Outcome Technologies, from July 2016 through August 2021. She continues to serve on the Board of Directors of Cotinga Pharmaceuticals since 2015, and management consultant to several organizations, including EMA Wellness and The Orphan Group. Before joining Cotinga, Alison co-founded The Microbiome Company in 2013, later rebranded to Synlogic Therapeutics, where she served as Executive Vice President and Chief Operating Officer until June 2016. Other relevant positions include co-founder and Vice President, Development at Marina Biotech; co-founder and Director at The Orphan Group; Director, Drug Development at Cequent Pharmaceuticals; COO at SLA Pharma; and various other positions in biotech and pharma. Ms. Silva obtained her undergraduate degree in Biology from Clark University in 2001 and her graduate degree from the University of Massachusetts Medical Center in 2002.

Independent Directors

Allison W. Brady. Ms. Brady has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. She serves on the board of Gene Spotlight, Inc., where she is co-founder, a non-profit dedicated to raising money to sponsor medical research for rare diseases, since April 2011. Since 2016, Ms. Brady has served on the Board of Advisors at University of Pennsylvania’s school of Social Policy & Practice and is currently the Fundraising Chair of its Power of Penn campaign. Ms. Brady received a BAS from University of Pennsylvania in 1993. She also received a PR Strategy Certificate in 2021 from Cornell University. Ms. Brady does not hold, and has not previously held, any directorships in any reporting companies. Gene Spotlight is presently the largest outside investor in the Company. Ms. Brady does not hold, and has not previously held, any directorships in any reporting companies.

Nicholas H. Hemmerly. Mr. Hemmerly has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. Mr. Hemmerly has been Managing Director and Co- Head of Investment Banking for Clear Street LLC since June 2023. Mr. Hemmerly has over 18 years of investment banking experience with broad transactional experience having completed approximately $25 billion of debt and equity transactions. Prior to joining Clear Street Mr. Hemmerly was Head of Investment Banking at Bridgeway Capital Partners, a merchant banking firm, From March 2016 to February 2020 Mr. Hemmerly was the Director, Head of Life Sciences at PricewaterhouseCoopers LLC where he led U.S. M&A and capital raising in the life sciences space with a focus on specialty and generic pharmaceuticals as well as healthcare consumer products and contract manufacturing. Prior to PwC from June 2014 to March 2016, Mr. Hemmerly was a Vice President at Jefferies LLC with a focus on executing M&A and financing transactions within the pharmaceutical and life sciences sectors. Prior experience includes investment banking roles in JPMorgan Chase & Co.’s Healthcare Group as well as JMP Securities LLC’s Healthcare Group. Mr. Hemmerly began his investment banking career as an analyst with Wachovia Securities. Mr. Hemmerly also serves as an independent director for Liberty Star Uranium & Metals Corp.

Julie Kampf. Ms. Kampf has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. Ms. Kampf is currently a Director and CEO of JBK Associates International an Executive Search firm focused on the Life Science Industry, which she founded in 2003. Ms. Kampf is also currently a Director at Marizyme, Inc. a Florida-based Biotech Company. Ms. Kampf has significant not-for-profit board and advisory committee experience having served on Howard University’s School of Communications Board of Visitors, where she helped launch an entrepreneurial incubator and established an award for student entrepreneurs. Deeply committed to enhancing the careers and well-being of other women, Ms. Kampf was president of the 1,750-member HBA (Healthcare Businesswomen’s Association) Metro Chapter, where she co-founded a successful mentoring program. Ms. Kampf has received numerous awards, including having been recognized as one of New Jersey’s Best 50 Women in Business, an Enterprising Woman of The Year, an Ernst & Young Entrepreneurial Winning Woman and a Brava Smart CEO Winner. In 2013 and 2009, Julie was recognized as one of the PharmaVoice 100 ‘most inspiring people in the Life Science Industry’. Ms. Kampf received a B.A. in Political Science from the University of Rhode Island in 1983. Ms. Kampf does not hold, and has not previously held, any directorships in any reporting companies.

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Holger Weis. Mr. Weis has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. Since December 2020, he has served as a Director, member of Audit and Compensation Committees as Alaunos Therapeutics, Inc. and was appointed CEO in July 2025. He is the principal of Weis Advisors, Inc., a company that provides consulting services to life science companies, since founding the company in April 2018. Between December 2011 and April 2018, Mr. Weis served many roles at DemeRx, Inc. including COO, CFO, President as well as a Consultant. From August 2010 to November 2011 Mr. Weis served as CFO for EnSA Holdings, LLC. Prior to his time at EnSA Holdings, LLC. Mr. Weis served as Vice President & CFO, Secretary and Treasurer at NovaVision, Inc. from January 2006 to August 2010. Prior to that, he served as the Chief Financial Officer & Treasurer of GMP Companies, Inc., a company that develops and commercializes pharmaceutical, medical device and diagnostic technologies, from 2000 to 2005. Earlier in his career, Mr. Weis served as a Senior Manager at Ernst & Young, a multinational professional services company, from 1986 to 2000. Mr. Weis received a Bachelor of Business Administration in Accounting from the University of Georgia in 1985 and is a Certified Public Accountant.

Scientific Advisory Board

We want to emphasize that our SAB members and Business Advisors take a very active role in our company and specific projects. This is one important reason how a company with our small staff can execute so many different pipeline projects effectively.

Shaun P. Brothers, Ph.D. Dr. Brothers has served as a member of our Scientific Advisory Board and our Consulting VP of Scientific Research since January 1, 2016. Dr. Brothers is an expert reviewer for molecular probes and drug discovery in neuroscience NIH study sections. Since June 2017, Dr. Brothers has served as an Associate Professor at the University of Miami, Miller School of Medicine. Since June 2016, Dr. Brothers has served as Director at Sylvester Cancer Center Molecular Therapeutics Shares Resource at University of Miami, Miller School of Medicine. From March 2011 through May 2017, Dr. Brothers served as an Assistant Professor at the University of Miami, Miller School of Medicine. Since September 2012, Dr. Brothers has served as Director of Pharmacology at Epigenetix Inc. From 2016 through 2018, Dr. Brothers served as Director Preclinical Research at DemeRx, Inc. From October 2006 to March 2011, Dr. Brothers served as a researcher at Scripps Research Institute in Jupiter, Florida. Dr. Brothers has also co-founded 2 biotech companies. Dr. Brothers received an MBA from West Texas A&M University in 2019, Ph.D. in physiology and pharmacology from Oregon Health and Science University in 2006, and Bachelor of Science degree in Microbiology from Oregon State University in 2000.

Dalton Dietrich, Ph.D. Dr. Dietrich has served as a member of our Scientific Advisory Board since June 22, 2021. Dr. Dietrich currently is the Scientific Director at The Miami Project to Cure Paralysis and the Kinetic Concepts Distinguished Chair in Neurosurgery at the University of Miami Miller School of Medicine which is where he has been since 1997. Dr. Dietrich also currently serves as the Senior Associate Dean for Discovery Science at the University of Miami Miller School of Medicine and Co-Director of the Institute for Neural Engineering at the University of Miami. Between 1995 to 1997 Dr. Dietrich served as Vice-Chairman for Basic Science in the Department of Neurology at the University of Miami. He attained the rank of Professor in 1993. In 1981, Dr. Dietrich joined the Department of Neurology at the University of Miami with a joint appointment in Cell Biology and Anatomy. Dr Dietrich has published over 375 refereed journal articles, 75 book chapters and 4 books. His published work has been cited over 38,000 times. He has been listed by the Institute of Scientific Information as a “Highly Cited Researcher”, placing him in the top 0.5% of all scientists based on the impact his research has made on other scientists. Dr. Dietrich received his Ph.D. in Anatomy from the Medical College of Virginia in 1979 and completed a postdoctoral fellowship in the Department of Pharmacology at Washington University, St. Louis, MO in 1981.

Peter Elliott, Ph.D. Dr. Elliott has served as a member of our Scientific Advisory Board since October, 2016. Since 2009, Dr. Elliott has served as a consultant to the pharmaceuticals industry. From 2005 to 2009, Dr. Elliott served as Senior Vice President of R&D at Sirtris Pharmaceuticals. As part of work from his teams at Sirtris, three SIRT1 activators entered clinical development, SRT501, SRT2104 and SRT2379. He was also an integral part of the road-show to take Sirtris public with a successful IPO in 2007, leading to it being purchased by GSK in 2008 for $720 million. From 2001 to 2005, Dr. Elliott served as Executive Vice President of Product Development at CominatoRx leading efforts in 8 Phase II programs in inflammation and oncology. From 1996 to 2001, Dr. Elliott served as Vice President of Pharmacology and Development at ProScript which was acquired by LeukoSite, and ultimately Millennium where he co-developed the multiple myeloma drug, Velcade© and PS-519 for stroke. From 1993 to 1996, Dr. Elliott served as Associate Director of Pharmacology at Alkermes. From 1988 to 1993, Dr. Elliott served as Group & Research Leader at Glaxo Group Research where he led a number of CNS programs focusing on movement disorders, neurodegeneration as well as pain. Dr. Elliott received a B.Sc. in Pharmacology from London University and a Ph.D. in Psychopharmacology from Cambridge University.

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Charbel Moussa, MBBS, Ph.D. Dr. Moussa has served as a member of our Scientific Advisory Board since April, 2020. Since July 2017, Dr. Moussa has served as an Associate Professor of Neurology at Georgetown University Medical Center. Since March 2015, Dr. Moussa has served as the director of Translational Neurotherapeutics Program at Georgetown University Medical Center. Since January 2018, Dr. Moussa has served as the Principal Investigator of the Lewy Body Disease Association (LBDA) Research Center of Excellence at Georgetown University Medical Center. Since March 2015, Dr. Moussa has served as Clinical Research Director at the Parkinson’s Foundation Center of Excellence. Since August 2016, Dr. Moussa has served as Director of Neurosciences Grand Rounds at Georgetown University Medical Center. Dr. Moussa received a Bachelor of Medicine, Bachelor of Surgery (MBBS), and Doctor of Philosophy (Ph.D.) in Biomedical Sciences from the University of Sydney Australia in 1996 and 2002, respectively. Dr. Moussa has expertise in geriatric neurology with a special focus on movement and memory disorders.

Li-Huei Tsai, Ph.D. Dr. Tsai has served as a member of our Scientific Advisory Board since June, 2016. Since May 2006, Dr. Tsai has served as the Director of the Picower Institute for Learning and Memory at the Massachusetts Institute of Technology, a Picower Professor of Neuroscience, and an Associate Member of the Broad Institute. From 1994 to May 2006, Dr. Tsai served as an Assistant Professor of Pathology at Harvard Medical School and was promoted to tenure Professor at Harvard in 2002. From 1997 to 2013, Dr. Tsai served as an Investigator of the Howard Hughes Medical Institute from 1997 to 2013. Dr. Tsai is also a Fellow of the American Association for the Advancement of Science, a member of the National Academy of Medicine, and an Academician of the Academia Sinica in Taiwan. Dr. Tsai obtained a Ph.D. from University of Texas Southwestern Medical Centre in Dallas, Texas in 1990 and postdoctoral training at Cold Spring Harbor Laboratories and Massachusetts General Hospital from 1990 to 1994.

Raymond Scott Turner, MD, Ph.D. Dr. Turner has served as a member of our Scientific Advisory Board since August, 2016. Since April 2020, Dr. Turner has served as the Vice Chair for Clinical Research, Department of Neurology at Georgetown University Medical Center. Since July 2008, Dr. Turner has served as a Professor at the Department of Neurology and the Director of the Memory Disorders Program, Department of Neurology at Georgetown University Medical Center. From March 2007 to July 2008, Dr. Turner served as the Associate Chair in the Department of Neurology, University of Michigan at Ann Arbor, Michigan. From October 2003 to July 2008, Dr. Turner served as Associate Professor in the Department of Neurology, University of Michigan. From July 1995 to October 2003, Dr. Turner served as Assistant Professor in the Department of Neurology, University of Michigan. From September 2002 to July 2008, Dr. Turner served as Chief of Neurology Service at VA Ann Arbor Healthcare System in Ann Arbor, Michigan. From July 1995 to July 2008, Dr. Turner served as Attending Neurologist and Research Scientist, Geriatric Research Education and Clinical Center at VA Ann Arbor Healthcare System in Ann Arbor, Michigan. Dr. Turner received a Bachelor of Science degree in microbiology/molecular biology from Clemson University in 1979. Dr. Turner obtained a Ph.D. in pharmacology and an MD from Emory University in 1984 and 1988, respectively, and completed his internship, residency, and fellowship at the University of Pennsylvania, Philadelphia in 1992. Dr. Turner has received numerous prestigious awards, including a fellowship from the Howard Hughes Medical Institute and a Paul Beeson Scholarship. Dr. Turner serves as a reviewer for granting agencies and biomedical journals, has published more than seventy peer-reviewed paper, editorials, and book chapters, as well as lectures widely. He became board-certified in Psychiatry and Neurology in 1993.

Claes Wahlestedt, MD, Ph.D. Dr. Wahlestedt has served as the Co-Chairman of our Scientific Advisory Board and our Consulting Chief Medical Officer since January 1, 2016. From January 1, 2016 through October 1, 2021, he previously served as a member of our Board of Directors. Dr. Wahlestedt is a renowned scientist throughout the pharmaceutical industry. Since March 2011, Dr. Wahlestedt has served as the Leonard M. Miller Professor & Associate Dean for Therapeutic Innovation at the University of Miami Miller School of Medicine. From 2005 to March 2011, Dr. Wahlestedt was the founding Professor and Director of Neuroscience at The Scripps Research Institute in Florida. From 1997 to 2005, Dr. Wahlestedt was the Professor and Department Chair at Karolinska Institute in Stockholm, Sweden. Dr. Wahlestedt was the Director of Worldwide Genomics for Pharmacia between 1997 to 2004. From 1994 to 1997, Dr. Wahlestedt was a faculty member at McGill University. From 1993 to 1997, Dr. Wahlestedt directed the research and development team for Astra-Zeneca Research Centre in Montreal, Canada. From 1989 to 1993, Dr. Wahlestedt was the Assistant Professor of the Department of Neurology and Neurosciences at Cornell University Medical College in New York, NY. Dr. Wahlestedt has also co-founded 2 other biotech companies, including CuRNA, Inc. and Epigenetix, Inc. Dr. Wahlestedt is a graduate of Lund University, Sweden with a M.D. in Medicine and Ph.D. in Pharmacology in 1986 and 1987, respectively.

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Business Advisors

Ulf Wiinberg. Mr. Wiinberg is an experienced healthcare industry professional who has served on the boards of several healthcare industry associations. Since April 2017, Mr. Wiinberg has had the position of Chief Executive Officer at X-VAX Technology, Inc. From June 2008 to December 2014, Mr. Wiinberg served as the Chief Executive Officer at Lundbeck, a pharmaceutical company specialized in psychiatric and neurological disorders. Mr. Wiinberg served as President of the European pharma business at Wyeth from June 2005 to May 2008. At Wyeth, Mr. Wiinberg also served as President of the global consumer health care business from 2002 to 2005. From 1997 to 2002, Mr. Wiinberg served as Managing Director at Wyeth UK and Ireland. Ulf is presently a non-executive member of the board of Alfa Laval AB, Agenus Inc and at the Belgian pharmaceutical company UCB. He is also chairman of the board of Sigrid Therapeutics AB, Chairman of the Board at Hansa Biopharma as well as CEO and chairman of the board of Ulf Wiinberg Consulting & Invest AB.

Arthur Kirsch. Mr. Kirsch has advised the Company since June 2020 on a variety of financial and strategic initiatives. Previously he was a Senior Advisor and Head of Global Healthcare at GCA Global from 2005 to 2019, an investment bank providing strategic M&A and capital markets advice for growth companies. From 1994 to 2004 he was Head of Research for Vector Securities with over 200 companies under coverage and later became Head of Capital Markets that acquired by Prudential Securities. From 1990 to 1993 Mr. Kirsch was CEO OF Natwest Markets the investment banking division of Natwest Bank in the U.K. He began his career at Drexel Burnham where he was an Executive Vice President running the global equity division as well as being on the Executive Committee. Mr. Kirsch has served on the Board of Kadmon since 2019, a publicly traded bio pharmaceutical company where he serves on the Audit Committee. He also serves on the board of Liquidia Technologies a public nano technology healthcare company as well as being the Chairman of the Audit Committee. Mr. Kirsch received his B.A. in Finance from the University of Rhode Island and an M.B.A. from Bernard M. Baruch College.

Mark Dant. Mr. Dant, EveryLife Foundation for Rare Diseases Board Chair, is a parent advocate and retired Carrolton, Texas Police Department Chief of Police. Mark and his wife Jeanne are the parents of Ryan, who is 33 years old and the longest treated person in the world with MPS I. Mark and Jeanne spearheaded the funding for the first MPS Enzyme Replacement Therapy, Aldurazyme, through their Foundation, the Ryan Foundation. In partnership with Dr. Emil Kakkis, Mr. Dant and his family were also key advocates speaking to the FDA about the importance and significant impact of ERT for the treatment of mucopolysaccharidoses. In 2009, Mr. Dant and his family successfully championed Congress to pass the Ryan Dant Health Care Opportunity Act, H.R. 1441-111.

Family Relationships

There are no family relationships among any of our officers or directors, except that Christer Rosén, our Chairman of the Board and Chief Executive Officer, is the father of Alexander Rosén, our Chief Administrative Officer.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Christer Rosén has served as our Chairman of the Board of Directors and Chief Executive Officer since January 1, 2016. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Rosén is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board holds executive sessions in which only independent directors are present.

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Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Director Independence

As required under the Nasdaq Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Based upon such definition and SEC regulations, the Company’s Board of Directors has affirmatively determined that currently three of its seven directors (Christer Rosén, Marshall Hayward, Ph.D., and Alison D. Silva) are non-independent directors of the Company and four of its seven directors (Nicholas H. Hemmerly, Julie Kampf, Allison W. Brady, and Holger Weis) are “independent” directors under the Nasdaq listing standards. Therefore, the Board of Directors has determined that a majority of the members of our Board of Directors are “independent”.

 Committees of the Board of Directors

Audit Committee

We have established an audit committee (“Audit Committee”), which consists of three independent directors: Holger Weis, Allison W. Brady and Nicholas Hemmerly. Mr. Weis is the chair of the Audit Committee. Mr. Weis qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq rules. Our Audit Committee operates under a written charter that is reviewed annually. A copy of the charter is posted on the Corporate Governance section of our website, at www.jupiterneurosciences.com.

Our Audit Committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	review the proposed scope and results of the audit;
●	review and pre-approve audit and non-audit fees and services;
●	review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	review and approve transactions between us and our directors, officers and affiliates;
●	recognize and prevent prohibited non-audit services;
●	establish procedures for complaints received by us regarding accounting matters; and
●	oversee internal audit functions, if any.

Compensation Committee

We have established a compensation committee (“Compensation Committee”), which consists of three independent directors: Nicholas H. Hemmerly, Julie Kampf and Allison Brady. Mr. Hemmerly is the chair of the Compensation Committee. Our Compensation Committee operates under a written charter that is reviewed annually.7 A copy of the charter is posted on the Corporate Governance section of our website, at www.jupiterneurosciences.com.

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The Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;
●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
●	administer our incentive compensation and benefit plans and purchase plans;
●	oversee the evaluation of the Board of Directors and management; and
●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”), which consists of three independent directors: Julie Kampf, Holger Weis and Nicholas H. Hemmerly. Ms. Kampf is the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Corporate Governance section of our website, at www.jupiterneurosciences.com.

The functions of the Nominating and Corporate Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;
●	nominees and board members for committee membership;
●	developing and recommending to our board corporate governance guidelines;
●	review and determine the compensation arrangements for directors; and
●	overseeing the evaluation of our board of directors and its committees and management.

Director Nominations

Our full Board of Directors recommends candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. The Compensation Committee shall also consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents.

Board and Committee Meetings and Director Attendance

During the year ended December 31, 2024, the Board held five meetings, the Audit Committee held four meetings, the Compensation Committee held no meetings, and the Nominating and Governance Committee held no meetings. During 2024, each director attended more than 75% of the combined meetings of the Board and each committee on which he or she served.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

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Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions) and employees. The Code of Ethics and Business Conduct is available on our website at www.jupiterneurosciences.com.

Compensation Recovery Policy

On March 26, 2025, the Board of Directors approved a new compensation recovery policy (the “Clawback Policy”) in compliance with SEC and the Nasdaq rules and regulations. The Clawback Policy provides that in the event we are required to prepare an “Accounting Restatement” (as defined in the Clawback Policy), we shall, subject to certain limited exceptions as described in the Clawback Policy, recover certain incentive-based compensation from executive officers who are or have been designated as an “officer” by the Board of Directors in accordance with Exchange Act Rule 16a-1(f). Compensation that shall be recovered under the Clawback Policy generally includes “Incentive-Based Compensation” (as defined in the Clawback Policy) received during the three-year period prior to the “Accounting Restatement Determination Date” (as defined in the Clawback Policy) that exceeds the amount that otherwise would have been received by the “officer” had such compensation been determined based on the restated amounts in the financial restatement. Under the Clawback Policy, “Incentive-Based Compensation” includes any compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy).

Communications with the Board

Stockholders and other interested parties can send communications to one or more members of the Board by writing to the Board or specific directors or group of directors at the following address: Jupiter Neurosciences, Inc. Board of Directors, c/o Chief Administrative Officer, 1001 North US Hwy 1, Suite 504, Jupiter, FL 33477. Any communication will be promptly distributed by our Chief Administrative Officer to the individual director or directors named in the communication or to all directors if addressed to the entire Board.

Insider Trading Policy

We have adopted an Insider Trading Policy (the “Insider Trading Policy”) containing policies and procedures governing the purchase, sale and/or other dispositions of our securities by Company Insiders (including officers and directors as well as certain other employees identified pursuant to the Insider Trading Policy), or by us. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us.

Indemnification and Limitation on Liability of Directors

Our Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

Our Certificate of Incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

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EXECUTIVE COMPENSATION

2024 Summary Compensation Table

The following summary compensation table provides information regarding the compensation earned during our fiscal years ended December 31, 2024 and 2023 to certain of our executive officers, who we collectively refer to as our “named executive officers” or “NEOs”.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Christer Rosén	2024		134,750	-	-	-	-	-	19,326	(2)	$154,076
Chairman of the Board and Chief Executive Officer	2023	(3)	-	-	661,531	771,550	-	-	4,286	(4)	1,437,367

Saleem Elmasri	2024		127,006	-	-	-	-	-	-		127,006
Chief Financial Officer	2023	(5)	-	-	88,168	690,335	-	-	-		778,503

Marshall Hayward	2024		107,800	-	-	-	-	-	-		107,800
Chief Scientific Officer	2023	(6)	-	-	518,426	604,638	-	-	18,646	(7)	1,141,710

Alexander Rosén	2024		77,000						26,655	(8)	103,655
Chief Administration Officer	2023	(9)			218,855	255,248			27,259	(10)	501,362

Alison Silva	2024		96,250						42,294	(11)	138,544
Chief Business Officer and President	2023	(12)	-	-	146,602	363,481			35,000	(13)	545,083

(1)	Amounts reflect the aggregate grant-date fair value of stock awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. See Note 6 – Stockholders’ Equity (Deficit) – Stock Options.

(2)	Includes healthcare benefits and 401(k) contribution of $19,326 and $0, respectively, for the fiscal year ended December 31, 2024.

(3)	During 2023, Mr. Rosén’s salary was deferred and effective October 1, 2023 was reduced to $84,000. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Mr. Rosén received 710,344 options to purchase common stock, 430,181 restricted stock units, which were reissued with additional options to purchase 88,090 shares of common stock and an additional 67,215 restricted stock units. The options to purchase common stock have a strike price of $1.33.

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(4)	Includes healthcare benefits and 401(k) contribution of $4,286 and $0, respectively, for the fiscal year ended December 31, 2023.

(5)	During 2023, Mr. Elmasri’s, through his consulting company Titan, salary compensation was deferred and effective February 1, 2023 was reduced to $250,000, and was further reduced effective October 1, 2023 to $60,000. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023. Mr. Elmasri and his wife are the only shareholders of Titan.

On September 29, 2023, Mr. Elmasri, on behalf of Titan, received 81,599 options to purchase common stock and 49,417 restricted stock units, which were reissued with additional options to purchase 22,320 shares of common stock and an additional 16,875 restricted stock units. The options to purchase common stock have a strike price of $1.33.

(6)	During 2023, Mr. Hayward’s salary was deferred and effective October 1, 2023 was reduced to $67,200. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Mr. Hayward received 556,672 options to purchase common stock and 337,118 restricted stock units, which were reissued with additional options to purchase 69,675 shares of common stock and 52,676 restricted stock units. The options to purchase common stock have a strike price of $1.33.

(7)	Includes healthcare benefits and 401(k) contribution of $18,646 and $0 respectively, for the fiscal year ended December 31, 2023.

(8)	Includes healthcare benefits and 401(k) contribution of $26,655 and $0 respectively, for the fiscal year ended December 31, 2024.

(9)	During 2023, Mr. Rosén’s salary was deferred and effective October 1, 2023 was reduced to $48,000. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Mr. Rosén received 234,998 options to purchase common stock and 142,316 restricted stock units, which were reissued with additional options to purchase 29,415 shares of common stock and 22,237 restricted stock units. The options to purchase common stock have a strike price of $1.33.

(10)	Includes healthcare benefits and 401(k) contribution of $27,259 and $0 respectively, for the fiscal year ended December 31, 2023.

(11)	Includes healthcare benefits and 401(k) contribution of $42,294 and $0 respectively, for the fiscal year ended December 31, 2024.

(12)	During 2023, Ms. Silva’s salary was deferred and effective October 1, 2023 was reduced to $60,000 beginning on October 1, 2023. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Ms. Silva received 157,418 options to purchase common stock and 95,333 restricted stock units, which were reissued with additional options to purchase 19,703 options shares of common stock and 14,895 restricted stock units. The options to purchase common stock have a strike price of $1.33.

(13)	Includes healthcare benefits and 401(k) contribution of $35,000 and $0 respectively, for the fiscal year ended December 31, 2023.

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Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in their sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board has not granted any performance-based stock options to date , the Board reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock-Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board.

NEO Employment Agreements

Employment Agreement with Christer Rosén, dated as of September 1, 2021

Mr. C. Rosén’s agreement provides that he will serve as the Chief Executive Officer of the Company and provides that he will be paid an annual base salary of $420,000. Mr. C. Rosén is eligible to receive an annual cash bonus, with the target amount of the bonus equal to 50% of the base salary in the year to which the bonus relates, and the actual amount of the bonus may be greater or less than the target amount, and will ultimately be determined by the Board.

Amended Employment Agreement with Christer Rosén, effective October 1, 2023

Mr. C. Rosén’s employment agreement was amended effective October 1, 2023. The amendment reduces Mr. C. Rosén’s annual base salary from $420,000 to $84,000, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary. The remainder of the original agreement shall remain in full force.

Employment Agreement with Marshall Hayward, dated as of September 1, 2021

Mr. Hayward’s agreement provides that he will serve as the Chief Scientific Officer of the Company and that he will be paid an annual base salary of $336,000. Mr. Hayward is eligible to receive an annual cash bonus, with the target amount of the bonus equal to 30% of the base salary in the year to which the bonus relates, and the actual amount of the bonus may be greater or less than such target amount, and will ultimately be determined by the Board.

Amended Employment Agreement with Marshall Hayward, effective October 1, 2023

Mr. Hayward’s employment agreement was amended effective October 1, 2023. The amendment reduces Mr. M. Hayward’s annual base salary from $336,000 to $67,200, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000. Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary. The remainder of the original agreement shall remain in full force.

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Provisions Applicable to All NEO Employment Agreements

Each of the employment agreements described above has a term of three years, which will be automatically extended for one or more additional terms of one year each unless either party provides notice to the other party of their desire to not so renew the term at least 30 days prior to the expiration of the then-current term. Each of the agreements is “at will,” meaning that either party may terminate the employment at any time and for any reason, subject to the provisions of the applicable agreement.

Each executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to be reimbursed for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of their duties.

Each agreement may be terminated by the Company at any time, either with or without “Cause”, and by the applicable executive any time, either with or without “Good Reason”. “Cause” is defined as (i) violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee; (ii) misconduct by the applicable executive to the material detriment of the Company; (iii) the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony; (iv) the applicable executive’s gross negligence in the performance of their duties and responsibilities to the Company as described in the agreement; or the applicable executive’s material failure to perform their duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from their incapacity due to physical or mental illness or any such failure subsequent to the applicable executive delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and such executive’s failure to cure such material failure within 10 days following receipt of such notice.

“Good Reason” is defined as (i) at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control; (ii) reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel; (iii) the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from their principal executive office immediately prior to such relocation; or (iv) a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

A “Change of Control” will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

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If the Company terminates any executive’s employment for “Cause”, or the applicable executive terminates their employment without “Good Reason”, then the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses, any unvested portion of any equity granted to the applicable executive under the agreement or any other agreements with the Company will immediately be forfeited as of the termination date without any further action of the parties; and all of the parties’ rights and obligations under the applicable agreement cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to those provisions which survive the termination.

If the Company terminates the applicable executive’s employment without “Cause”, or the applicable executive terminates their employment with “Good Reason”, the Company will pay to the applicable executive any base salary and benefits then owed or accrued and any unreimbursed expenses; the Company will pay to the applicable executive an amount in cash equal to the target annual performance bonus for which they would have been eligible with respect to the year in which termination of their employment occurs multiplied by a portion of the year for which the agreement was in place; the Company will continue to pay to the applicable executive the base salary that would have been paid to them for the following 12 month period, assuming that the agreement and the term had remained in effect; any equity grant already made to the applicable executive will, to the extent not already vested, be deemed automatically vested; and all of the parties’ rights and obligations under the agreement cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to those provisions which survive the termination.

Each of the agreements also provides for certain “gross-up payments” being payable to the applicable executive if it is determined that any payment or benefit provided to the executive under the agreement or otherwise, whether or not in connection with a Change of Control would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the payment would be subject to an excise tax under section 4999 of the Code.

Each of the agreements contains customary confidentiality provisions, and customary provisions relating to intellectual property created by the executive (i.e., a “work-made-for-hire” provision).

Each of the agreements also contains a customary non-solicitation provision, wherein the executive agrees that they shall not, directly or indirectly solicit or discuss with any employee of the Company the employment of such Company employee by any other commercial enterprise other than the Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than the Company, except for general recruitment advertisements. This provision applies for three years.

Each of the agreements also contains a customary non-compete provision, wherein the executive agrees that they will not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the Company as part of its existing or developing businesses which directly or indirectly competes with the Company; nor (ii) solicit or accept, or induce any person to reduce goods or services to the Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with the Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom the Company had specifically identified for a prospective business relationship). This provision applies for nine months.

Each of the agreements contains a “Blue Pencil” provision, wherein if a court of competent jurisdiction determines that any of the non-solicit or non-compete provisions are unenforceable, the court may substitute an enforceable restriction in place of any restriction deemed unenforceable.

Each of the agreements is governed by Florida law, and contains customary representations and warranties and other miscellaneous provisions.

Titan Consulting Agreement

On December 31, 2022, the Company entered into an MSA with Titan, which is wholly-owned by Mr. Elmasri and his wife, pursuant to which Titan will provide certain services to the Company. The MSA provides that the specific services (the “Services”) will be described in separate Scopes of Work (“SOW”) which will constitute a part of the MSA. The term of the MSA continues until 30 days after either party notifies the others that it desires to terminate the MSA.

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The Services, which commenced on January 1, 2023, are to be provided by Saleem Elmasri, and include Mr. Elmasri serving as the Chief Financial Officer of the Company, and having the following responsibilities: (i) overall financial strategy implementation and execution; (ii) overseeing forecasts and budgeting; (iii) overseeing the Company’s finance/accounting department; (iv) financial reporting; and (v) overseeing tax compliance. Separately, Mr. Elmasri has also been named as the Secretary of the Company.

The MSA agreement provides that the Company shall pay Titan a monthly fee in the amount of $25,000 (annual fee in aggregate of $300,000 per year) and that Mr. Elmasri will be issued an option to acquire 562,500 shares of common stock, pursuant to a separate option agreement. 25% of the options are vested upon issuance, with the balance to vest in equal quarterly installments over the following 24 months, and the option has a 10-year term. The exercise price per share for the shares of common stock is $1.33. The options will accelerate and vest immediately upon a merger, acquisition or other transaction that will be deemed a change of control of the Company. Titan and Mr. Elmasri will be eligible to participate in additional incentive equity or cash compensation alongside the Company’s other executives, at the sole discretion of the Company. Any additional resources used by Titan to provide the Services, subject to prior approval by the Company, will be billed to the Company at between $150 and $250 per hour, and the Company has also agreed to reimburse Titan for all reasonable out-of-pocket expenses that Titan incurs in providing the Services.

The MSA includes a customary confidentiality provision for the benefit of the Company, and also includes a non-solicitation provision pursuant to which each party agrees that during the term of the MSA and for a period of one year thereafter, neither party will, without the prior written consent of the other, engage in any way, employ, hire, or otherwise do business with any employee or former employee of the other party.

The MSA provides that the Company will be solely responsible for the contents of the information it provides to Titan in connection with the MSA, and the Company makes customary representations and warranties regarding such information. The Company also agreed in the MSA to indemnify Titan, its principals, employees and representatives, from and against any claims, losses, damages or any other liability arising from or as a result of (i) Titan performing the Services or any other services requested by the Company, (ii) any claim by the Company or any third party of any misrepresentation or reliance on any information resulting from the Services; (iii) any claim by the Company or any third party or governmental agency brought under the federal securities laws or other statutes, state statute, or common law, or otherwise, or (iv) any claim by the Company or any third party in connection with the sale or issuance of any shares of the Company’s stock, or other equity or debt of the Company. The maximum liability of Titan that may arise out of the Services is limited to the total fees paid to Titan for a particular SOW, unless Titan is found to be grossly negligent in its duties or acts with willful misconduct.

The MSA contains customary miscellaneous provisions, including a no-assignment provision, and an agreement to submit any disputes to mediation, or thereafter to arbitration if the mediation is not successful.

On January 31, 2023, Titan agreed to reduce the monthly fee to $20,000 per month until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000.

Effective October 1, 2023, the monthly fee was reduced to $5,000 until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary.

On December 17, 2024, the parties agreed that the Company would pay to Titan a monthly fee in the amount of $20,000 (amounting to an aggregate annual fee of $240,000) for the 2025 calendar year. In addition, Titan is eligible for cash bonuses and additional equity compensation, at the Company’s discretion.

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Elements of Compensation

Our NEOs were provided with the following primary elements of compensation in 2024 and 2023:

Base Salary

Christer Rosén and Marshall Hayward received a fixed base salary in an amount determined by the Board based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;
●	The officer’s expertise, demonstrated leadership ability and prior performance;
●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and
●	The competitiveness of the market for the officer’s services.

See “—2024 Summary Compensation Table.”

Stock Option Grants

On January 1, 2023, the Company granted non-qualified stock option to purchase 562,500 of common stock to Saleem Elmasri, CPA, as Chief Financial Officer, at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 710,344 of common stock to Christer Rosén at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 556,673 of common stock to Marshall Hayward at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 81,600 of common stock to Saleem Elmasri, CPA at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 88,909 of common stock to Christer Rosén at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 69,675 of common stock to Marshall Hayward at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 22,320 of common stock to Saleem Elmasri, CPA at an exercise price of $1.33 per share.

Other Benefits

In 2024 and 2023, our NEOs were reimbursed for healthcare expenses. The amounts paid to our NEOs in respect of these benefits is reflected above in “—2024 Summary Compensation Table.”

2023 Equity Incentive Plan

Overview

The Board and stockholders holding a majority of the Company’s voting capital approved and adopted the 2023 Equity Incentive Plan (the “2023 Plan”) on October 4, 2023, respectively. The 2023 Plan authorizes the issuance of up to an aggregate maximum of 4,012,785 shares of the common stock, subject to adjustment as described in the 2023 Plan. The 2023 Plan shall be administered by the Board or one or more committees appointed by the Board or another committee (“Administrator”). The Administrator, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2023 Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share unit, cash awards, other awards, and performance-based awards. Awards may be granted to the Company’s officers, employees, directors and consultants.

The purpose of 2023 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this 2023 Plan, in whole or in part. To the extent then required by applicable law or any applicable stock exchange or required under the Internal Revenue Code to preserve the intended tax consequences of the 2023 Plan, or deemed necessary or advisable by the Board, the 2023 Plan and any amendment to the 2023 Plan shall be subject to stockholder approval. Unless earlier terminated by the Board, the 2023 Plan will terminate 10 years from the date of adoption.

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Authorized Shares

A total of 4,012,785 shares of the Company’s common stock are authorized for issuance pursuant to the 2023 Plan. Subject to adjustment as provided in the 2023 Plan, the maximum aggregate number of shares that may be issued under the 2023 Plan will be cumulatively increased on January 1, 2024 and on each subsequent January 1, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the Board.

Additionally, if any award issued pursuant to the 2023 Plan expires or becomes exercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2023 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2023 Plan (unless the 2023 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2023 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2023 Plan (unless the 2023 Plan has terminated). Shares that have actually been issued under the 2023 Plan under any award will not be returned to the 2023 Plan and will not become available for future distribution under the 2023 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2023 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2023 Plan. To the extent an award under the 2023 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2023 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2023 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, any shares that become available for issuance under the 2023 Plan in accordance with the foregoing.

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2023 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2023 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2023 Plan, the administrator has the power to administer the 2023 Plan and make all determinations deemed necessary or advisable for administering the 2023 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2023 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2023 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2023 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

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Eligibility

Awards under the 2023 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of the Company’s Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Options

Stock options may be granted under the 2023 Plan. The exercise price of options granted under the 2023 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2023 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2023 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2023 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2023 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2023 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

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Restricted Stock Units

RSUs may be granted under the 2023 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2023 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2023 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2023 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2023 Plan. The 2023 Plan includes a maximum limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2023 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2023 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2023 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2023 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

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Merger or Change in Control

The 2023 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2023 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2023 Plan provided such action does not impair the existing rights of any participant. The 2023 Plan automatically will terminate on October 4, 2033, unless it is terminated sooner.

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Outstanding Equity Awards as of December 31, 2024

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2024:

	Option awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/share)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Christer Rosén	0	2,003,678	$1.00	2029-2033		497,392
Saleem Elmasri	0	666,420	$1.33	2032-2033		66.292
Marshall Hayward	0	1,245,098	$0.93	2025-2033		389,793
Alexander Rosén	0	1,171,688	$.97	2029-2033		164,553
Alison Silva	0	870,871	$1.20	2028-2033		110,227

Director Compensation

Prior to our 2024 initial public offering, we did not have a formal policy to compensate our non-employee directors. Following our initial public offering, our non-employee directors are eligible to receive the following cash retainers and equity awards. The retainers will be payable in four equal installments in each calendar quarter and will be payable within five business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

Annual Retainer for Board Membership
Annual service on the board of directors	$30,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee (other than chair)	$5,000
Annual service as chair of the audit committee	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as chair of the compensation committee	$10,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as chair of the nominating and corporate governance committee	$7,500

Upon initial election to our Board, each non-employee director will be granted an option to acquire up to 67,500 shares of the common stock at an exercise price of $1.33 per share (subject to customary adjustments), which options shall vest ratably over 36 months, subject to the director continuing to serve as a director of the Company during such period, pursuant to the Option Award Agreement. During the term of the independent director agreements, the Company will reimburse each director for all reasonable out-of-pocket expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for expenses (as compared to out-of-pocket expenses of the director in excess of $500) must be approved in advance by the Company.

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Other than as set forth in the table below and as described more fully below, we did not pay any compensation or make any equity awards or non-equity awards to any of our non-employee directors during 2024. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. During 2024, each of Christer Rosén, our Chairman of the Board and Chief Executive Officer, Marshall Hayward, our Chief Scientific Officer, and Alison Silva, our President and Chief Business Officer, was a member of our Board, as well as an employee, and therefore, received no additional compensation for their services as a director. See “—2024 Summary Compensation Table” for more information about compensation to our NEOs for 2024 and 2023. The following table presents the total compensation for each person who served as a non-employee director during 2024.

2024 Director Compensation Table

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Nicholas H. Hemmerly	2024	$49,000	0	0	$49,000

Julie Kampf	2024	$42,500	0	0	$42,500

Holger Weis	2024	$44,000	0	0	$44,000

Alison W. Brady	2024	$40,000	0	0	$40,000

Director Agreements

On September 8, 2021, the Company entered into Independent Director Agreements with each of Allison Brady, Holger Weis, Julie Kampf and Nick Hemmerly (each, a “Director”) relating to their service as independent directors of the Company.

Pursuant to each of the agreements, the Director agreed to serve as an independent director of the Company and to perform the duties consistent with such position. In addition, pursuant to their respective agreements, Ms. Brady agreed to serve as a member of the Compensation Committee and Audit Committee; Mr. Weis agreed to serve as a member of the Nomination Committee and the Chairman of the Audit Committee; Ms. Kampf agreed to serve as a member of the Compensation Committee and as Chairman of the Nomination Committee of the Board; and Mr. Hemmerly agreed to serve as Chairman of the Compensation Committee as well as a member of the Audit Committee and Nominating Committee.

Each of the Directors confirmed that the Director is independent (as such term has been construed under Delaware law with respect to directors of Delaware corporations and the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange). Each Director also confirmed that, to their knowledge, (a) that Director does not possess material business, close personal relationships or other affiliations, or any history of any such material business, close personal relationships or other affiliations, with the Company’s significant equity or debt holders or any of their respective corporate affiliates that would cause that Director to be unable to (i) exercise independent judgment based on the best interests of the Company or (ii) make decisions and carry out that Director’s responsibilities as a director of the Company, in each case in accordance with the terms of the Company’s governing documents and applicable law, and (b) that they have no existing relationship or affiliation of any kind with any entity that the applicable Director knows to be a competitor of the Company.

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Each of the agreements continues until the earliest of (a) such time as the Director resigns or is removed in accordance with the Company’s governing documents, and (b) the death of the Director.

The Directors are compensated as follows under their respective agreements:

Each of the Directors will be paid $30,000 annually for their service as directors, to be paid $7,500 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated. In addition, the Company agreed that, on October 1, 2021, the Company will issue to each Director an option to acquire up to 67,500 shares of the common stock at an exercise price of $1.33 per share, which options will vest ratably over 36 months subject to the applicable Director continuing to serve as a director of the Company during such period. The option grants were made pursuant to an Option Award Agreement as attached to each of their respective agreements.

In addition, the applicable agreements provide that the Directors will be compensated as follows in connection with their service on Committees of the Board.

●	Ms. Brady:

○	For as long as Ms. Brady serves as a member of the Compensation Committee, Ms. Brady will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
○	For as long as Ms. Brady serves as a member of the Audit Committee, Ms. Brady will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

●	Mr. Weis:

○	For as long as Mr. Weis serves as Chairman of the Audit Committee, Mr. Weis will be paid $10,000 annually to be paid $2,500 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
○	For as long as Mr. Weis serves as a member of the Nominating Committee, Mr. Weis will be paid $4,000 annually to be paid $1,000 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

●	Ms. Kampf:

○	For as long as Ms. Kampf serves as a member of the Compensation Committee, Ms. Kampf will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
○	For as long as Ms. Kampf serves as Chairman of the Nominating Committee, Ms. Kampf will be $7,500 annually to be paid $1,875 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

●	Mr. Hemmerly:

○	For as long as Mr. Hemmerly serves as a member of the Audit Committee, Mr. Hemmerly will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
○	For as long as Mr. Hemmerly serves as Chairman of the Compensation Committee, Mr. Hemmerly will be $10,000 annually to be paid $2,500 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
○	For as long as Mr. Hemmerly serves as a member of the Nominating Committee, Mr. Hemmerly will be paid $4,000 annually to be paid $1,000 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

Each of the agreements contains customary confidentiality provisions, and customary provisions relating to intellectual property created by the executive (i.e., a “work-made-for-hire” provision). Each of the agreements is governed by Delaware law and contains customary representations and warranties and other miscellaneous provisions.

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Change of Control

There are no arrangements, including any pledge by any person of our securities, known to us whereby the operation of such a pledge or arrangement may result in a change in control of the Company at a subsequent date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant stockholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party

From time to time, we engage in transactions with related parties. The following is a summary of the related party transactions since January 1, 2023 requiring disclosure pursuant to Item 404 of Regulation S-K.

Notes Payable, related party

The Company’s Chairman of the Board and Chief Executive Officer (CEO) has loaned the Company working capital since inception. The balance of the loans to the CEO as of September 30, 2025, December 31, 2024 and 2023 was $146,432, $146,432 and $358,479, respectively. The loan is due on demand and accrues interest at 3% per year. Accrued interest relating to the loan was $4,350, $1,064 and $11,308 as of September 30, 2025 and December 31, 2024 and 2023, respectively, and is included in accrued interest on the accompanying balance sheets. On October 1, 2025, the Company repaid in full the unsecured, on demand working capital loan from its CEO, which accrued interest at 3% per annum. The repayment consisted of the outstanding principal balance of $146,432 and accrued but unpaid interest of $4,350, for an aggregate payment of $150,782. Following the repayment, no amounts remained outstanding under the loan. See Note 9 - Subsequent Events - Notes payable, related party for repayment of notes.

During the year ended December 31, 2023, an employee loaned the Company $25,000. The balance of the loan as of December 31, 2024 and 2023, was $0 and $25,000, respectively. The loan is due on demand and accrues interest at 3% per year. Accrued interest related to the loan was $0 and $723 as of December 31, 2024 and 2023, respectively, and is included in accrued interest on the accompanying balance sheet. The Company repaid a total of $26,422 during the year ended December 31, 2024, $25,000 in principal and $1,421 in accrued interest.

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,869 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering and the conversion feature of the note. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% OID secured note (“Senior Secured Note”) moving forward. The note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event.

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Other Related Party Transactions

Accrued compensation includes partially accrued salaries to executives since inception. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began paying salaries at 50% of the respective employment agreements. As of September 2021, the Company began paying full salaries. During the first quarter of 2022, the Company returned to paying partial salaries in an effort to conserve cash outflows in an effort to conserve cash outflows.

On September 29, 2023, various employees and board members agreed to forgive accrued compensation in the amount of $4,189,626. In exchange of the forgiveness the Company issued an aggregate of 2,353,661 stock options with an exercise price of $1.33 and an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626. Additionally, the Company agreed to a bonus of $513,013 for the employees and a bonus of $70,200 to the board members, to be paid upon the occurrence of a successful IPO in exchange for the forgiveness of the afore-mentioned accrued compensation.

On December 18, 2023, various employees and board members agreed to amend the accrued compensation debt forgiveness dated September 29, 2023. Pursuant to the amendment the cash bonuses of $513,013 for the employees and a bonus of $70,200 to the board members agreed to on September 29, 2023, were forgiven, and no cash will be paid upon a successful IPO. In addition, the options issued in connection with the forgiveness dated September 29, 2023, have been amended to vest fully on the effective date of the new amendment. In addition, the restricted stock unit issued in connection with the forgiveness dated September 29, 2023, were terminated and replaced with 1,399,834 restricted stock units that vest upon the earlier occurrence of the initial public offering or a change of control of the Company. In exchange for the forgiveness of the accrued bonuses the Company issued an aggregate of 289,294 stock options with an exercise price of $1.33 and an aggregate of 218,703 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $583,213.

On March 15, 2024, a former executive agreed to forgive $100,000 of accrued compensation in exchange for 49,605 options to purchase common stock and 7,500 restricted stock units, The options to purchase common stock have a strike price of $1.33. The option had a grant date fair value of $50,000. The Company recorded a gain on the forgiveness of accrued compensation in the amount of $40,000.

As of December 31, 2024 and 2023, $64,105 and $67,750, respectively, was due to a Company wholly owned by the Company’s Chief Financial Officer, who also is an option holder. The amount is included in accrued compensation on the Company’s balance sheets.

Director Independence

Our common stock is listed on the Nasdaq. Under applicable rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

The Company’s Board has affirmatively determined that currently three of its seven directors (Christer Rosén, Marshall Hayward, Ph.D., and Alison D. Silva) are non-independent directors of the Company and four of its seven directors (Nicholas H. Hemmerly, Julie Kampf, Allison W. Brady, and Holger Weis) are independent directors of the Company as defined in the Nasdaq standards. Therefore, a majority of the members of our Board are independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information regarding the beneficial ownership of our common stock as of December 11, 2025 by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	each of our executive officers and directors that beneficially owns shares of our common stock; and
●	all our executive officers and directors as a group.

In the table below, percentage ownership is based on 34,426,355 shares of our common stock issued and outstanding as of December 11, 2025. Unless otherwise noted below, the address for each beneficial owner listed on the table is c/o Jupiter Neurosciences, Inc., 1001 North US Hwy 1, Suite 504, Jupiter, FL 33477. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficial Ownership (1)		Percentage of Class(%)
Executive Officers and Directors:
Christer Rosén	13,080,566	(2)	35.4
Marshall Hayward, Ph.D	4,015,175	(3)	11.1
Saleem Elmasri	732,712	(4)	2.1
Alison D. Silva	983,648	(5)	2.8
Alexander Rosén	1,789,099	(6)	5.0
Nicholas H. Hemmerly	289,287	(7)	*
Julie Kampf	259,868	(8)	*
Allison W. Brady	270,409	(9)	*
Holger Weis	277,436	(10)	*
All executive officers and directors as a group (9 persons)	21,698,200	(11)	50.8
Other 5% Stockholders:
Claes Wahlestedt, M.D., Ph.D.	3,333,814	(12)	9.5
Shaun Brothers	2,038,970	(13)	5.9

*	less than 1%.

(1)	The percentages in the table have been calculated based on 34,426,355 shares of our common stock outstanding on December 11, 2025. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of December 11, 2025. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Includes 497,392 and 2,003,678 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(3)	Includes 389,793 and 1,245,098 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(4)	Includes 66,292 and 666,420 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

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(5)	Includes 110,227 and 870,871 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(6)	Includes 164,553 and 1,171,688 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(7)	Includes 95,550 and 193,737 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(8)	Includes 82,875 and 176,993 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(9)	Includes 78,000 and 170,659 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(10)	Includes 85,800 and 180,855 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(11)	Represents shares of common stock beneficially owned by Christer Rosén, Marshall Hayward, Ph.D., Saleem Elmasri, Alison D. Silva, Alexander Rosén, Nicholas H. Hemmerly, Julie Kampf, Allison W. Brady, and Holger Weis, as shown in the table above and in the footnotes to such table.

(12)	Includes 15,232 and 514,609 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

(13)	Includes 13,417 and 326,319 shares of common stock that may be acquired within 60 days of December 11, 2025 upon conversion or exercise of vested RSUs and options, respectively.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2024, regarding our compensation plans under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,311,224	0.94	5,849,061
Equity compensation plans not approved by security holders	5,308,303	1.20	0
Total	13,619,527	1.04	5,849,061

The Company’s stockholders approved the 2016 Equity Incentive Plan (“2016 Plan”) on January 4, 2016. Under the 2016 Plan, as modified, 8,437,500 shares of common stock are authorized for issuance to employees, officers, directors, consultants. The 2016 Plan authorizes the grant of nonqualified stock options and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, under the 2016 Plan. The Company does not intend to make any additional grants under the 2016 Plan.

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The Board and stockholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”) on September 17, 2021. Under the 2021 Plan, 1,125,000 shares of common stock were initially authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries. The 2021 Plan authorizes equity-based and cash-based incentives for participants. On July 22, 2022, the Board increased the shares authorized for issuance pursuant to the 2021 Plan to 1,710,000. The Company does not intend to make any grants under the 2021 Plan.

The Board and stockholders of the Company approved the 2023 Plan on October 4, 2023. Under the 2023 Plan, 4,012,785 shares of common stock were authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries. As of March 28, 2025, there were 2,139,240 shares available for issuance under the 2023 Plan.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by Yorkville, or the Selling Stockholder, of up to 10,000,000 shares of our common stock that have been and may be issued by us to the Selling Stockholder under the SEPA. For additional information regarding the shares of our common stock included in this prospectus, see the section titled “The Standby Equity Purchase Agreement” above. We are registering the shares of our common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Yorkville on October 24, 2025, in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the SEPA and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, Yorkville has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Yorkville.

The table below presents information regarding the Selling Stockholder and the shares of our common stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of December 11, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our common stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our common stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of our common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 34,426,355 shares of our common stock outstanding on December 11, 2025. Because the purchase price to be paid by the Selling Stockholder for shares of our common stock, if any, that we may elect to sell to the Selling Stockholder in one or more transactions from time to time under the SEPA will be determined on the applicable purchase dates therefor, the actual number of shares of our common stock that we may sell to the Selling Stockholder under the SEPA may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our common stock being offered for resale pursuant to this prospectus.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number(1)	Percent(2)	Prospectus	Number	Percent
YA II PN, Ltd.(4)	131,909		10,000,000	0	-

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.

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(1)	The shares of our common stock beneficially owned by the Selling Stockholder prior to this offering represents the 131,909 shares of common stock that we issued to Yorkville on October 24, 2025 as Commitment Shares in partial consideration for entering into the SEPA with us on October 24, 2025, but excludes the Conversion Shares into which the Convertible Notes (which upon issuance are immediately convertible into common stock) may be converted by the Selling Stockholder at any time, subject to the Exchange Cap (for so long as it continues to apply) and the Beneficial Ownership Limitation as set forth in the Convertible Notes. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Advance Shares that Yorkville may be required to purchase under the SEPA, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the SEPA, the satisfaction of which are entirely outside of Yorkville’s control, including the Registration Statement that includes this prospectus becoming and remaining effective. Furthermore, the Advance Shares under the SEPA are subject to certain agreed upon maximum amount limitations set forth in the SEPA. As of the date of this prospectus, both the Convertible Notes and the SEPA contain provisions that prohibit us from issuing and selling any Advance Shares under the SEPA or issuing Conversion Shares upon conversion of the Convertible Notes to Yorkville, in the aggregate, in excess of the 19.99% Exchange Cap, unless and until we obtain stockholder approval to do so (which stockholder approval we are seeking to obtain from our stockholders at the upcoming 2025 Annual Meeting of Stockholders to be convened on December 19, 2025). Furthermore, as of the date of this prospectus, both the SEPA and the Convertible Notes prohibit us from issuing and selling any Advance Shares under the SEPA or issuing Conversion Shares upon conversion of the Convertible Notes to Yorkville, to the extent such Advance Shares and/or Conversion Shares (as applicable), when aggregated with all other shares of our common stock then beneficially owned by Yorkville would cause Yorkville’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Limitation. The terms of the Convertible Notes, however, permit Yorkville to increase to a higher percentage than 4.99% the maximum percentage beneficial ownership of our common stock for purposes of determining the Beneficial Ownership Limitation applicable under the Convertible Notes by delivering to us written notice thereof specifying such higher percentage, which increased beneficial ownership limitation will not become effective until the 65th day after delivery of such written notice to the Company. Unlike the Convertible Notes, however, the SEPA does not permit Yorkville to modify or waive the 4.99% Beneficial Ownership Limitation for purposes of limitations on the amount of Advance Shares that we may issue and sell to Yorkville under the SEPA.
(2)	Applicable percentage ownership is based on 34,426,355 shares of our common stock outstanding as of December 11, 2025.
(3)	Assumes the sale of all shares of our common stock being offered for resale pursuant to this prospectus.
(4)	Yorkville is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the general partner of Yorkville LP. All investment decisions for Yorkville are made by Yorkville LLC’s President and managing member, Mr. Mark Angelo. The business address of Yorkville is 1012 Springfield Avenue, Mountainside, NJ 07092.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our Certificate of Incorporation, as amended, our amended and restated bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, as amended, and our amended and restated bylaws, copies of which are filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

Authorized Capital Stock

As of December 11, 2025, our authorized capital stock consists of (i) 125,000,000 shares of common stock, par value $0.0001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share. As of December 11, 2025, we had 34,426,355 shares of common stock issued and outstanding, with no shares of preferred stock issued and outstanding.

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As of December 11, 2025, there were approximately 22 record holders of our common stock and no record holders of our preferred stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Dividends

The holders of shares of our common stock are entitled to dividends when and as declared by the board of directors from funds legally available therefor if, as and when determined by the board of directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Fully Paid and Non-assessable

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The board of directors is authorized to issue preferred stock in one or more classes or series, determining through resolutions the number of shares and designation for each series to distinguish it from others, the voting powers (full or limited, if any), redemption provisions including prices, whether dividends are cumulative or noncumulative, along with their rates and preferences, and the rights of each series upon the Company’s dissolution or asset distribution. Additionally, the board may establish provisions for converting or exchanging shares into other classes, series, or securities of the Company or other entities, including applicable conversion rates, as well as any subscription or purchase rights, sinking fund provisions, and other special powers, preferences, rights, qualifications, limitations, or restrictions. Each class or series of preferred stock may differ in any respect, and the board may increase the number of shares in an existing class or series by reallocating authorized, unissued, and undesignated preferred stock shares, which then become part of the designated class or series.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, as Amended, and Our Amended and Restated Bylaws, as Amended

Provisions of our Certificate of Incorporation, as amended, and our amended and restated bylaws, as amended, could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

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Removal of Directors. Our amended and restated bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our amended and restated bylaws provide the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors

Preferred Stock. Our Certificate of Incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Amendment of Bylaws. Our Certificate of Incorporation, as amended, and amended and restated bylaws provide that the bylaws may be altered, amended or repealed by the Board of Directors by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors.

Limitation of Liability. Our Certificate of Incorporation provides for the limitation of liability of, and providing indemnification to, our directors and officers;

Special Stockholders Meeting. Our amended and restated bylaws provide that a special meeting of the stockholders may only be called by a majority of the board of directors.

Nominations of Directors. Our amended and restated bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Exclusive Forum Provision

Section IX of our Certificate of Incorporation, as amended, and Section 7.4 of our amended and restated bylaws provide that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Certificate of Incorporation, as amended, and our amended and restated bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

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Fee Shifting Provision

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Our Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company. The transfer agent and registrar’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120. The transfer agent’s telephone (800) 401-1957.

RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities; provided, that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

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Persons who have beneficially owned restricted shares of common stock for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or
●	the average weekly reported trading volume our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

PLAN OF DISTRIBUTION

The shares of our common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by Yorkville directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for our common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

The Selling Stockholder may also sell or dispose of shares of common stock included in this prospectus under any applicable exemption from registration under the U.S. Securities Act, including Rule 144, if or when any such exemption is available and may be relied upon by the Selling Stockholder to effect such sale or disposition.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

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Except as set forth above, we know of no existing arrangements between Yorkville and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Yorkville through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Yorkville may be less than or in excess of customary commissions. Neither we nor Yorkville can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by Yorkville.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the Registration Statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by Yorkville, including with respect to any compensation paid or payable by Yorkville to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by Yorkville, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by Yorkville.

As consideration for its irrevocable commitment to purchase our common stock at our direction under the SEPA, we have agreed to (i) issue to Yorkville 131,909 shares of our common stock as Commitment Shares, which Commitment Shares have a total aggregate value equal to 1% of Yorkville’s $20.0 million total dollar amount purchase commitment under the SEPA (assuming a value of $1.5162 per Commitment Share, representing the official closing price of the common stock on the Nasdaq immediately preceding the execution of the SEPA), upon execution of the SEPA and the Registration Rights Agreement and (ii) prior to the Commencement Date, pay Yorkville a structuring fee in the amount of $25,000, which is equal to 0.25% of Yorkville’s $20.0 million total dollar amount purchase commitment under the SEPA.

We also have agreed to indemnify Yorkville and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Yorkville has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Yorkville specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $276,650.

Yorkville has represented to us that at no time prior to the date of the SEPA has Yorkville, its sole member, any of their respective officers, or any entity managed or controlled by Yorkville or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Yorkville has agreed that during the term of the SEPA, none of Yorkville, its sole member, any of their respective officers, or any entity managed or controlled by Yorkville or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised Yorkville that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Yorkville, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by Yorkville.

129

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of certain material U.S. federal income tax consequences to Non-U.S. holders (as defined below) of the ownership and disposition of shares of our Common Stock that are being offered pursuant to this prospectus. This discussion applies only to holders that hold shares of our Common Stock as capital assets within the meaning of Section 1221 of the Code (the “Code”) (generally, property held for investment).

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax laws that apply to certain types of investors, including but not limited to:

●	banks, financial institutions or financial services entities;
●	broker, dealers or traders in securities;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies or mutual funds;
●	real estate investment trusts;
●	expatriates or former citizens or long-term residents of the United States;
●	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our Common Stock;
●	persons that acquired shares of our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	insurance companies;
●	persons subject to a mark-to-market method of accounting;
●	persons holding shares of our Common Stock as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;
●	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes and any holders of interests therein;
●	tax-exempt entities;
●	controlled foreign corporations;
●	passive foreign investment companies; and
●	U.S. holders.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding shares of our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of shares of our Common Stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of U.S. state or local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF shares of our Common Stock that are being offered pursuant to this prospectus. EACH PROSPECTIVE INVESTOR IN SHARES OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX LAWS.

As used herein, the term “Non-U.S. holder” means a beneficial owner of shares of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership) that is not a “U.S. person” for U.S. federal income tax purposes. A U.S. person is any person who or that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

130

Taxation of Distributions.

In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States), us or the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Our Common Stock” below.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States). Instead, the effectively connected dividends generally will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Our Common Stock.

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of shares of our Common Stock, unless:

●	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States);

●	the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such disposition occurs and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. holder’s holding period for the Common Stock and, in the case where the shares of our Common Stock are “regularly traded on an established securities market” (within the meaning of applicable Treasury Regulations, referred to herein as “regularly traded”), the Non-U.S. holder has owned, whether actually or based on the application of constructive ownership rules, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding such disposition of Common Stock or such Non-U.S. holder’s holding period for such Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower applicable treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s gain at a tax rate of 30%, which may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such Non-U.S. holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We would be classified as a “United States real property holding corporation” if the fair market value of our “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not and do not anticipate becoming a “United States real property holding corporation;” however, such determination is factual in nature and subject to change and no assurance can be provided as to whether we will become a “United States real property holding corporation” in the future.3

Information Reporting and Backup Withholding.

Information returns generally will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of shares of our Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. U.S. information reporting and backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person. Backup withholding (currently at a 24% rate) is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

131

FATCA Withholding Taxes.

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) generally impose withholding of 30% on payments of dividends on shares of our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but the IRS has released proposed regulations that, if finalized in their proposed form, generally would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of shares of our Common Stock.

EXPERTS

Our balance sheets as of December 31, 2024 and 2023 and the related statement of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2024 and 2023 included in this Registration Statement and prospectus have been audited by Assurance Dimensions, LLC, independent registered public accounting firm (“Assurance Dimensions”), as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Reed Smith LLP.

APPOINTMENT OF NEW AUDITOR

Assurance Dimensions, the independent registered public accounting firm for Jupiter Neurosciences, Inc. advised the Company that it was resigning as the independent registered accounting for the Company, effective as of April 16, 2025, as a result of its decision to discontinue its PCAOB registrants practice. Concurrent with such resignation, the Audit Committee of the Board of Directors of the Company approved the engagement of Cherry Bekaert LLP (“CB”) as the new independent registered public accounting firm for the Company, effective as of April 16, 2025.

On April 16, 2025, we appointed CB as the new independent registered public accounting firm for the Company, effective as of April 16, 2025. Assurance Dimensions, LLC who served as the Company’s independent registered public accounting firm for fiscal 2024 and 2023 resigned as a result of its decision to discontinue its PCAOB registrations practice.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware law, our Certificate of Incorporation, as amended, and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

132

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the Registration Statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the Registration Statement.

The Registration Statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

133

JUPITER NEUROSCIENCES, INC.

134

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Jupiter Neurosciences, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jupiter Neurosciences, Inc, (the Company) as of December 31, 2024 and 2023, and the related statements of operations, stockholders’ equity (deficit), cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss of approximately $2,440,000 and cash used in operating activities of approximately $3,911,000 for the year ended December 31, 2024 as well as an accumulated deficit of approximately $26,022,000 as of December 31, 2024. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

We did not identify any critical audit matters that need to be communicated.

We have served as the Company’s auditor since 2021
Coral Springs, Florida
March 28, 2025

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary entities McNamara and Associates, LLC (referred together as “AD LLC”) and AbitOs Advisors, LLC (“AbitOs Advisors”), provide professional services. AD LLC and AbitOs Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AbitOs Advisors provides tax and business consulting services to their clients. AbitOs Advisors, and its subsidiary entities are not licensed CPA firms.

F-1

JUPITER NEUROSCIENCES, INC.

BALANCE SHEETS

	December 31, 2024	December 31, 2023

Assets
Current Assets:
Cash	$3,769,510	$28,478
Prepaid contracts	766,667	-
Prepaid and Other current assets	114,086	261
Total current assets	4,650,263	28,739

Operating lease right of use asset, net	69,642	116,070
Prepaid contract, less current portion	1,478,721
Other current assets	3,783	3,783
Total assets	$6,202,409	$148,592

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$396,483	$546,014
Accrued compensation	1,415,093	1,562,041
Accrued interest	1,064	88,000
Current portion of operating lease liability	50,082	48,213
Convertible notes payable, net of discount of $0	-	1,638,760
Notes payable, related parties	146,432	383,479
Derivative liability	-	1,505,398
Total current liabilities	2,009,154	5,771,905

Convertible notes payable, net of discount of $0 and $43,288	-	106,712
Operating lease liability, net of current portion	21,247	71,329
Total liabilities	2,030,401	5,949,946

Commitments and Contingencies (Note 8)

Stockholders’ Equity (Deficit):
Series A preferred stock, par value $0.0001; 5,000,000 shares authorized, nil shares issued and outstanding	-	-
Common stock, par value $0.0001; 125,000,000 shares authorized; 33,103,860 and 26,526,405 issued and outstanding	3,310	2,652
Additional paid in capital	30,190,827	17,778,498
Accumulated deficit	(26,022,129)	(23,582,504)
Total stockholders’ equity (deficit)	4,172,008	(5,801,354)
Total liabilities and stockholders’ equity (deficit)	$6,202,409	$148,592

The accompanying notes are an integral part of these financial statements

F-2

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2024	December 31, 2023

Expenses:
Research and development	492,660	954,793
General and administrative	2,598,622	2,915,978
Total operating expenses	3,091,282	3,870,771

Operating loss	(3,091,282)	(3,870,771)

Other Income (Expenses):
Interest income	5,557	482
(Loss) gain on change in fair value of derivative liability	(53,257)	148,751
Interest expense	(248,366)	(218,705)
Gain (Loss) on extinguishment of debt	857,723	(887,946)
Other income	90,000	44,500
Total other income (expenses), net	651,657	(912,918)

Net loss	$(2,439,625)	$(4,783,689)

Net loss per common share:
Basic	$(0.08)	$(0.18)
Diluted	$(0.08)	$(0.18)

Weighted average number of common stock outstanding:
Basic	28,783,045	26,405,109
Diluted	28,783,045	26,405,109

The accompanying notes are an integral part of these financial statements

F-3

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid	Accumulated	Total Stockholders’ Equity
	Shares	Amount	in Capital	Deficit	(Deficit)
December 31, 2023	26,526,405	$2,652	$17,778,498	$(23,582,504)	$(5,801,354)
Stock-based compensation	-	-	1,840,908	-	1,840,908
Issuance of restricted stock units for forgiveness of accrued salary	-	-	10,000	-	10,000
Issuance of stock options for forgiveness of accrued salary	-	-	50,000	-	50,000
Restricted stock issued for consulting agreements	3,487,500	349	(349)	-	-
Sale of common stock	112,500	11	149,989	-	150,000
Stock issued in connection with automatic conversion of convertible notes	227,447	23	636,843	-	636,866
Stock sold in offering, net of offering costs	2,750,000	275	9,724,938	-	9,725,213
Reconciling shares due to forward stock split	8	-	-	-	-
Net operating loss	-	-	-	(2,439,625)	(2,439,625)
December 31, 2024	33,103,860	$3,310	$30,190,827	$(26,022,129)	$4,172,008

	Common Stock		Additional Paid	Accumulated	Total Stockholders’ Equity
	Shares	Amount	in Capital	Deficit	(Deficit)
December 31, 2022	26,371,519	$2,637	$11,652,094	$(18,798,815)	$(7,144,084)
Stock-based compensation	-	-	1,198,579	-	1,198,579
Selling of common stock	41,250	4	54,996	-	55,000
Stock issued for exercise of options in exchange for note payable, related party	113,636	11	99,989	-	100,000
Issuance of restricted stock for forgiveness of accrued salaries and accrued bonuses	-	-	2,158,050	-	2,158,050
Issuance of stock options for forgiveness of accrued salaries and accrued bonuses	-	-	2,614,790	-	2,614,790
Net operating loss	-	-	-	(4,783,689)	(4,783,689)
December 31, 2023	26,526,405	$2,652	$17,778,498	$(23,582,504)	$(5,801,354)

The accompanying notes are an integral part of these financial statements

F-4

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF CASH FLOWS

	December 31, 2024	December 31 2023
Cash Flows from Operating Activities:
Net Loss	$(2,439,625)	$(4,783,689)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (Gain) on change in fair value of derivative liability	53,257	(148,751)
Amortization of debt discounts	43,288	16,712
(Gain) Loss on extinguishment of debt	(857,723)	887,946
Gain on forgiveness of accrued compensation	(40,000)	-
Amortization of prepaid contracts	54,612	-
Stock-based compensation	1,840,908	1,198,579
Changes in operating assets and liabilities:
Decrease (increase) in prepaid contracts	(2,300,000)	-
Decrease (increase) in prepaid and other current assets	(113,826)	4,971
Increase (Decrease) in operating lease right of use asset	(1,785)	25
Increase (Decrease) in accounts payable and accrued expenses	(149,530)	164,881
Increase (Decrease) in accrued compensation	(46,948)	2,140,103
Increase in accrued interest	46,368	38,270
Net cash used in operating activities	(3,911,004)	(480,953)

Cash Flows from Financing Activities:
Proceeds from note payable, related parties	138,500	390,000
Payment on notes payable, related parties	(108,880)	-
Payment on notes payable	(2,102,797)	-
Payment on convertible note payable	(150,000)	-
Proceeds from offering, net of offering costs	9,725,213	-
Proceeds from sale of common stock	150,000	55,000
Net cash provided by financing activities	7,652,036	445,000

Net Change in Cash	3,741,032	(35,953)

Beginning of period	28,478	64,431
End of period	$3,769,510	$28,478

Supplemental disclosure of cash flow information:
Cash paid for interest	$147,776	$28,128
Cash paid for income taxes	$-	$-

Schedule of Non-Cash Investing and Financing Activities:
Convertible note issued as a settlement of a previously accrued liability	$-	$150,000
Restricted stock issued for forgiveness of salary	$10,000	$2,158,050
Stock options issued for forgiveness of salary	$50,000	$2,614,790
Note payable, related party assigned to Note payable	$266,667	$-
Stock issued for exercise of options in exchange for note payable, related parties	$-	$100,000
Discount on convertible note payable	$-	$60,000
Stock issued for conversion of notes	$636,866

The accompanying notes are an integral part of these financial statements

F-5

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 1 – Organization and Description of Business

Jupiter Neurosciences, Inc. (the “Company”) is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company incorporated in Delaware in January 2016. The Company has developed a unique resveratrol platform product primarily targeting treatment of neuro-inflammation. The product candidate, called JOTROL, has many potential indications of use for rare diseases. We are primarily targeting Mucopolysaccharidoses Type 1, Friedreich’s Ataxia, and MELAS. In the larger disease areas, we are primarily targeting Parkinson’s Disease and Mild Cognitive Impairment/early Alzheimer’s disease.

On August 30, 2021, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the State of Delaware to change its name from Jupiter Orphan Therapeutics, Inc. to Jupiter Neurosciences, Inc.

JOTROL has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream, using a unique patented micellar formulation, without causing gastrointestinal side effects. We expect JOTROL, based on the results of our Phase I study, will resolve the major obstacle of resveratrol’s poor bioavailability, which has been documented in various scientific articles describing previously conducted human trials with resveratrol as well as preclinical trial results in mice and rats.

The Company’s activities and operations include a project funded by the U.S. National Institute on Aging, an institute of the U.S. National Institutes of Health (“NIH”): Safety and Pharmacokinetics of JOTROL for Alzheimer’s Disease, Federal Award Identification Number R44AG067907-01A1 (the “Award”). The project encompassed a Phase 1 dose finding pharmacokinetics (“PK”) study which was completed before December 31, 2021. The award end date was May 31, 2022. This Phase 1 PK study will be homogeneous for all indications where JOTROL will be used in Phase II and Phase III clinical trials.

On January 9, 2020, the Company effected a three-for-one (3:1) forward stock split whereby the Company (i) increased the number of authorized shares of common stock, $0.0001 par value per share, to 25,000,000 from 5,000,000 and (ii) increased by a ratio of three-for-one (3:1) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the forward stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans.

On November 11, 2021, the Company increased the number of authorized shares of common stock, $0.0001 par value per share, to 45,000,000 from 25,000,000.

On January 25, 2022, the Company effected a one-for-two (1:2) reverse stock split whereby the Company (i) decreased the number of issued and outstanding shares of common stock, $0.0001 per share, from 13,076,608 to 6,538,304 and (ii) decreased by a ratio of one-for two (1:2) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the financial statements to reflect the reverse stock split.

On June 14, 2024, the Company increased the number of authorized shares of common stock, $0.0001 par value per share, to 125,000,000 from 45,000,000.

On June 14, 2024, the Company effected a fifteen-for-four (15:4) forward stock split whereby the Company (i) increased the number of issued and outstanding shares of common stock, $0.0001 par value per share, from 8,033,706 to 30,126,413 and (ii) increased by a ratio of fifteen-for-four (15:4) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the forward stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the financial statements to reflect the forward stock split.

F-6

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 2 – Significant Accounting Policies

Basis of presentation and Going Concern

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). U.S GAAP contemplates continuation of the Company as a going concern. For the year ended December 31, 2024 and 2023, the Company had no revenues from product sales and incurred a net loss of $2,439,625 and $4,783,689, respectively. Net cash used in operations for the years ended December 31, 2024 and 2023 was $3,911,004 and $480,953, respectively. As of December 31, 2024, the Company had a working capital surplus and accumulated deficit of $2,641,110 and $26,022,129, respectively.

The Company plans to finance future operations with proceeds from equity securities, grant awards and strategic collaborations. However, there is no assurance the Company will be successful. It is the management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of this report.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Business Segment

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment. The Company manages its business on the basis of one operating and reportable segment and derives revenues from selling its product and related services.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the years ended December 31, 2024 and 2023, respectively, include valuation of stock-based compensation, uncertain tax positions, and the valuation allowance on deferred tax assets.

Cash

The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. As of December 31, 2024 and 2023, the Company invested a portion of cash balances in a high yield savings account, which are included as cash equivalents on the balance sheets. As of December 31, 2024 and 2023, the cash balances exceed the FDIC limit of $250,000 by $3,519,510 and $0, respectively.

Prepaid Contracts

Prepaid contracts generally represent service agreements which the Company would receive services over a period of time and are expensed as the services are received. The Company’s prepaid contracts are related to service agreements that span over three years, therefore the expense will be recognized over the three year term.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets generally represent payments made for goods or services to be received within one year and are expensed as the related benefit is received.

Research and Development

Research and development costs are expensed as incurred. Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as subject enrollment, monitoring visits, clinical site activations, or information provided to us by our vendors with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development expense, as the case may be. Total research and development costs for the years ended December 31, 2024, and 2023 were $492,660 and $954,793, respectively.

F-7

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 2 – Significant Accounting Policies, continued

Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of our assets and liabilities and the expected benefits of net operating loss carryforwards. The impact of changes in tax rates and laws on deferred taxes, if any, applied during the years in which temporary differences are expected to be settled, is reflected in the financial statements in the period of enactment. The measurement of deferred tax assets is reduced, if necessary, if, based on weight of the evidence, it is more likely than not that some, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. As of December 31, 2024 and 2023, the Company concluded that a full valuation allowance is necessary for the net deferred tax assets. The Company had no material amounts recorded for uncertain tax positions, interest or penalties in the accompanying financial statements. The Company is subject to taxation in the U.S. Our tax years for 2021 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Loss Per Share of Common Stock

Basic loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock, convertible notes payable, warrants, stock options, and unvested restricted stock, which would result in the issuance of incremental shares of common stock, as calculated using the treasury method. In computing the basic and diluted net loss per share applicable to common stockholders, the weighted average number of shares remains the same for both calculations due to the fact that when a net loss exists, dilutive shares are not included in the calculation.

As of December 31, 2024, there were 1,359,375 warrants outstanding, 1,626,037 restricted stock units and 10,633,988 stock options. These securities are considered dilutive securities which were excluded from the computation since the effect is anti-dilutive.

As of December 31, 2023, there were 1,359,375 warrants outstanding, 1,618,537 restricted stock units, and 10,336,882 stock options and 14 convertible notes payable, which are convertible into restricted fully-paid and non-assessable shares of the Company’s common stock or units of common stock and warrants to purchase common stock, if units are offered in the Initial Public Offering equal to the indebtedness divided by 70% of the offering price paid per share of at which the IPO is made. These securities are considered dilutive securities which were excluded from the computation since the effect is anti-dilutive.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, or ASC 718, which requires the recognition of expense related to the fair value of stock-based awards in the statements of operations. For stock options issued to employees, non-employees and members of our board of directors, the Company estimates the grant-date fair value of options using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates, and, for grants prior to our initial public offering, the value of the common stock. For awards subject to time-based vesting, the Company recognized stock-based compensation expense, on a straight-line basis over the requisite service period, which is generally the vesting term of the award.

F-8

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 2 – Significant Accounting Policies, continued

Clinical Trial Expenses

As part of the process of preparing our financial statements, the Company is required to estimate expenses resulting from obligations under contracts with vendors, clinical research organizations and consultants and under clinical site agreements in connection with conducting clinical trials. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. The Company’s objective is to reflect the appropriate trial expenses in the financial statements by matching those expenses with the period in which services are performed and efforts are expended. The Company accounts for these expenses according to the progress of the trial as measured by patient progression and the timing of various aspects of the trial. The Company determines accrual estimates based on estimates of services received and efforts expended that take into account discussion with applicable personnel and outside service providers as to the progress or state of consummation of trials. During the course of a clinical trial, the Company adjusts the clinical expense recognition if actual results differ from its estimates. The Company makes estimates of the accrued expenses as of each balance sheet date based on the facts and circumstances known at that time. The clinical trial accruals are dependent upon the timely and accurate reporting of contract research organizations and other third-party vendors. Although the Company does not expect the estimates to be materially different from amounts actually incurred, understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low for any particular period.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with US GAAP. For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available for debt with similar terms and maturities are substantially the same.

The Company follows accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into six broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

F-9

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 2 – Significant Accounting Policies, continued

Fair Value of Financial Instruments and Fair Value Measurements, continued

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis at each reporting period for each fair value hierarchy level:

	Derivative Liability December 31, 2024	Derivative Liability December 31, 2023
Level I	$-	$-
Level II	$-	$-
Level III	$-	$1,505,398
Total	$-	$1,505,398

Also see Note 5 - Convertible Debt and Derivative Liability.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts and records a net gain or loss on debt extinguishment. On January 1, 2020, the Company adopted ASU 2017-11 under which down-round Features in Financial Instruments will no longer cause derivative treatment. The Company applies the modified prospective method of adoption. There were no cumulative effects on adoption.

Convertible Notes with Embedded Derivative Liabilities

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principle and accrued interest may be converted, by the holder, into shares of common stock at a fixed discount to the price of the common stock at or around the time of conversion upon certain trigger events. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 – Derivative and Hedging – Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

F-10

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 2 – Significant Accounting Policies, continued

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

Recent Accounting Pronouncements

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) – Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exceptions. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company’s adoption of this standard did not have a material impact on the Company’s financial statements.

In November 2023, the FASB issued Accounting Standards Update 2023-07 - Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures. The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASU 2023-07 for the annual period ending December 31, 2024.

The Company’s Chief Executive Officer serves as the CODM.

All other newly issued accounting pronouncements that are not yet effective have been deemed immaterial or nonapplicable.

Note 3 – Related Party Transactions

The Company’s Chief Executive Officer (CEO) has loaned the Company working capital since inception. The balance of the loans to the CEO as of December 31, 2024 and 2023 was $146,432 and $358,479, respectively. The loan is due on demand and accrues interest at 3% per year. Accrued interest relating to the loan was $1,064 and $11,308 as of December 31, 2024 and 2023, respectively, and is included in accrued interest on the accompanying balance sheets. The Company repaid a total of $100,000 during the year ended December 31, 2024, $83,880 in principal and $16,120 in accrued interest.

F-11

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 3 – Related Party Transactions, continued

During the year ended December 31, 2023, an employee loaned the Company $25,000. The balance of the loan as of December 31, 2024 and 2023, was $0 and $25,000, respectively. The loan is due on demand and accrues interest at 3% per year. Accrued interest related to the loan was $0 and $723 as of December 31, 2024 and 2023, respectively, and is included in accrued interest on the accompanying balance sheet. The Company repaid a total of $26,422 during the year ended December 31, 2024, $25,000 in principal and $1,421 in accrued interest.

Accrued compensation includes partially accrued salaries to executives since inception. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by November 2022 the Company stopped paying 100% salaries in an effort to conserve cash.

On September 29, 2023, various employees and board members agreed to forgive accrued compensation in the amount of $4,189,626. In exchange of the forgiveness the Company issued an aggregate of 2,353,661 stock options with an exercise price of $1.33 and an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626. Additionally, the Company agreed to a bonus of $513,013 for the employees and a bonus of $70,200 to the board members, to be paid upon the occurrence of a successful IPO in exchange for the forgiveness of the afore-mentioned accrued compensation.

On December 18, 2023, various employees and board members agreed to amend the accrued compensation debt forgiveness dated September 29, 2023. Pursuant to the amendment the cash bonuses of $513,013 for the employees and a bonus of $70,200 to the board members agreed to on September 29, 2023, were forgiven, and no cash will be paid upon a successful IPO. In addition, the options issued in connection with the forgiveness dated September 29, 2023, have been amended to vest fully on the effective date of the new amendment. In addition, the restricted stock unit issued in connection with the forgiveness dated September 29, 2023, were terminated and replaced with 1,399,834 restricted stock units that vest upon the earlier occurrence of the initial public offering or a change of control of the Company. In exchange for the forgiveness of the accrued bonuses the Company issued an aggregate of 289,294 stock options with an exercise price of $1.33 and an aggregate of 218,703 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $583,213.

On March 15, 2024, a former executive agreed to forgive $100,000 of accrued compensation in exchange for 49,605 options to purchase common stock and 7,500 restricted stock units, The options to purchase common stock have a strike price of $1.33. The option had a grant date fair value of $50,000. The Company recorded a gain on the forgiveness of accrued compensation in the amount of $40,000.

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,867 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering as well as the conversion option. Therefore, the principal amount of the note was increased to $1,377,778 and the exchange debt follows the requirements of Note II. See Note 5 – Convertible Debt and Derivative liability – Senior Secured Note – Formerly known as the Convertible Debt I for more details.

F-12

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 4 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	December 31, 2024	December 31, 2023
Accounts payable	$278,676	$189,495
Professional fees	40,271	174,053
License fee	75,000	150,000
Credit cards	2,536	32,466
Total accounts payable and accrued expenses	$396,483	$546,014

As of December 31, 2024 and 2023, $64,105 and $67,750, respectively, was due to a Company wholly owned by the Company’s Chief Financial Officer, who also is an option holder. The amount is included in accrued compensation on the Company’s balance sheets.

Accrued compensation of $1,415,093 and $1,562,041 as of December 31, 2024 and 2023, respectively, includes accrued salaries and health benefits to executives since inception and board fees. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. By November 2022 the Company stopped paying salaries, although they continued to accrue, in an effort to conserve cash and starting in the fourth quarter of 2023, the Company’s executives agreed to reduce their salaries by 80% until an initial public offering to limit the Company’s compensation expenses. During December 2024, the Company returned to paying salaries due to the completion of the initial public offering. See Note 3 – Related Party Transactions for details related to forgiveness of accrued compensation.

Note 5 – Convertible Debt and Derivative Liability

Convertible Debt I

Between August and December 2021, the Company executed twelve convertible promissory notes (“Notes I”) for $527,650 in proceeds with a maturity date of July 31, 2022, and interest rate of 1%. The Notes I will automatically convert into equity securities on the first business day following effectiveness of an initial public offering of common stock with the Securities and Exchange Commission (“IPO”). Upon IPO, the outstanding principle of the Notes I and all unpaid accrued interest will automatically convert into a number of restricted fully paid and non-assessable shares of common stock, or units of common stock and warrants to purchase common stock if units are offered to the public in the IPO, equal to the indebtedness divided by 70% of the offering price paid per share at which the IPO is made. For the avoidance of doubt, in the event the IPO is not declared effective prior to the maturity date, none of the indebtedness shall convert or be convertible into shares of Common Stock.

At the time of execution, the Company recorded a debt discount of $257,650 based on the fair value of the embedded conversion feature of Notes I, which was amortized into interest expense over term of Notes I, each with a maturity date of July 31, 2022. On August 6, 2022, the Notes I were amended to extend the maturity date to January 31, 2023, and increase the interest rate to 5%. All other terms remain the same as previously stated in Notes I. The impact of the amendment is prospective and increased accrued interest by $23,072 and is included in accrued interest on the accompanying balance sheet. On February 2, 2023, the Notes I were amended to extend the maturity date to December 31, 2023. During January 31, 2024, the Company and all Note I holders agreed to amend and extend the maturity date of their notes to December 31, 2024. The holders waived any default under the original notes prior to the amendment date. With the amendments the applicable interest rate to Notes I increased to 10% effective from January 1, 2024. The amendments were accounted for as a modification and not an extinguishment of debt, therefore there was no gain recorded in the statement of operations.

F-13

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 5 – Convertible Debt and Derivative Liability, continued

Convertible Debt I

Upon the closing of the IPO on December 4, 2024, the outstanding principal and all unpaid accrued interest, totalling $636,852, of the Notes I converted into an aggregate of 227,447 share of common stock of the Company at $2.80, which is 70% of the offering price of $4.00.

Senior Secured Note – Formerly Known as the Convertible Debt II

The Note - On April 11, 2022, the Company entered into a securities purchase agreement with an accredited investor (the “Holder”). Pursuant to the terms of the securities purchase agreement, the Company received aggregate gross proceeds of $1,000,000, less loan origination costs of $22,667, and issued a (i) 10% original issue discount senior secured convertible note (the “Note II”) in the principal amount of $1,111,111 and (ii) 514,403 shares of common stock.

The Company will have the right at any time to redeem in cash all or a portion of Note II at 120% (or 125% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment.

Pursuant to the terms of the securities purchase agreement, the Company received aggregate gross proceeds of $1,000,000, less loan origination costs of $22,667, and issued a (i) 10% original issue discount senior secured convertible note (the “Note II”) in the principle amount of $1,111,111 and (ii) 514,403 shares of common stock.

Upon an Event of Default (as defined therein) interest shall accrue at 1 1/2% per month and the 125% of principal and interest through maturity shall be due and payable. At the Holder’s option the Holder shall be entitled to be paid in cash or after the Qualified Offering (as defined in the Purchase Agreement) common stock with the conversion price of the common stock equal to a 30% discount to the lowest closing price of the common stock for the 20 prior trading days.

On October 10, 2022, Note II was amended to postpone the commencement of the principal payments from October 11, 2022 to November 11, 2022. As consideration for the amendment, an additional 42,867 shares of common stock were issued to the Holder on October 10, 2022, valued at 1/12th of the original 514,403 shares issued at commencement of Note II.

On November 10, 2022, Note II was amended to postpone the commencement of the principle from November 11, 2022 to February 11, 2023 and payable in three monthly instalments. An additional 128,599 shares of common stock were issued to the Holder on November 10, 2022, value at 1/4th of the original 514,403 shares issued at commencement of Note II.

On February 6, 2023, Note II was amended to postpone the commencement of the principle to February 28, 2023. On March 6, 2023, Note II was amended to postpone the commencement of the principal from February 11, 2023 to May 31, 2023. The Company and the noteholder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note II of 120% (or 137.5% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of Note II, the Company agrees to pay 137.5% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $670,419.

F-14

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 5 – Convertible Debt and Derivative Liability, continued

Senior Secured Note – Formerly Known as the Convertible Debt II, continued

On September 22, 2023, Note II was amended to postpone the commencement of the principle to December 31, 2023. The Company and the noteholder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note II of 120% (or 150% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of Note II, the Company agrees to pay 150% of the outstanding note principal and accrued interest through maturity and all liquidation damages. In addition, upon closing the Note Holder will receive 175% stock coverage. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $217,527.

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,867 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering as well as the conversion option. Therefore, the principal amount of the note was increased to $1,377,778 and the exchange debt follows the requirements of Note II. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% original issue discount secured note (“Senior Secured Note”) moving forward. The Senior Secured Note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event. The note is recorded on the balance sheet under note payable. As a result of the conversion feature of the note being removed the Company recorded a one-time gain on the modification of the debt of $951,868 and a new derivative liability of $407,494 was recorded related to the Senior Secured Note.

On August 8, 2024, the Company, and the Holder of the Senior Secured Note entered into an amendment to extend the maturity date of the Senior Secured Note to October 11, 2024.

On November 15, 2024, the Company, and the Holder of the Senior Secured Note entered into an amendment to extend the maturity date of the Senior Secured Note to December 10, 2024.

During December 2024, the Company fully repaid the Senior Secured Note pursuant to the terms in the amount of $2,102,797.

Ancillary Agreements - In connection with the Company’s obligations under Note II, the Company entered into a security agreement and intellectual property security agreement with the Holder, pursuant to which the Company granted a security interest on all assets of the Company, including all intellectual property of the Company, for the benefit of the Holders, to secure the Company’s obligations under Note II and the other transaction documents.

Convertible Debt III

On March 1, 2023, the Company issued a convertible promissory note (the “Note III”) with a principal amount of $150,000 as part of a settlement agreement with an investor relations firm. Note III matures on February 28, 2026 and accrues interest at 5% annually which compounds quarterly. Note III is convertible upon election of the holder upon a qualified financing of at least $5,000,000 into shares of common stock equal to 70% of the per share price of the equity issued in the qualified financing. Note III is also convertible upon the completion of an IPO by the Company into shares of common stock equal to 70% of the per share price of the equity issued in connection with the IPO. In both cases the Holder can elect to receive the principal and accrued interest instead of converting the note.

During December 2024, the Company fully repaid the Convertible Debt III pursuant to the terms in the amount of $178,386.

F-15

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 5 – Convertible Debt and Derivative Liability, continued

Summary

During the years ended December 31, 2024 and 2023, $147,705 and $143,761, respectively, are included in interest expense for the combined convertible Notes I, II and III on the accompanying statements of operations. As of December 31, 2024 and 2023 the balance of the combined convertible promissory Note I, II and III was $0 and $1,745,472, respectively, net of the debt discount and loan origination costs of $0 and $43,288, respectively.

Derivative Liability Pursuant to Convertible Debt

In connection with the issuance of the Notes, the Company determined that the terms of Notes contain an embedded conversion option to be accounted for as a derivative liability due to the Holder having the potential to gain value upon IPO. Accordingly, under the provisions of ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in Notes was accounted for as derivative liability and debt discount at the date of issuance and has been adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option was determined using the Monte Carlo valuation model.

During the years ended December 31, 2024 and 2023, the derivative liabilities were revalued, and a $857,723 and $(887,946), respectively, adjustment was recorded as a gain/ (loss) on extinguishment of debt to other expenses reflected in the accompanying statements of operations.

The Company also recorded $(53,257) and $148,751 as a (loss) / gain on the change in the fair value of the derivative liability for the years ended December 31, 2024 and 2023, respectively.

The fair value of the derivative liability of Notes I, Note II and Note III was estimated using the Monte Carlo Valuation model at issuance and each reporting period with the following assumptions:

	NOTE III	NOTES I, II & III	NOTES I, II & III
	March 1, 2023 (Issuance)	December 31, 2023	December 31, 2024
Dividend Rate	-	-	-
Term	0.25	0.25	0.13
Volatility	90%	90%	90%
Risk-free rate	N/A	4.70%	5.00%
Probability of IPO	60%	60%	60%

F-16

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 5 – Convertible Debt and Derivative Liability, continued

Derivative Liability Pursuant to Convertible Debt, continued

A summary of activity of the derivative liability pertaining to the Notes is presented below:

Derivative Liability
Balance at December 31, 2022	$710,599
Fair value at issuance March 1, 2023	55,604
Fair value adjustment on date of amendment, net	887,946
Fair value change	(148,751)
Balance at December 31, 2023	$1,505,398
Fair value change	53,257
Extinguishment of derivative liability - Note II	(1,359,362)
Fair value at issuance on April 29, 2024 - Senior Secured Note	407,494
Repayment of derivative liability	(606,787)
Balance at December 31, 2024	$-

Note 6 – Stockholders’ Equity (Deficit)

Common Stock

The Company is authorized to issue 125,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company had 33,103,860 shares of common stock issued and outstanding as of December 31, 2024. There was no preferred stock issued and outstanding as of December 31, 2024.

On June 3, 2024, the Company entered into a three 36-month service agreement with three different entities. The Company issued an aggregate of 3,487,500 restricted shares of common stock, 1,162,500 restricted shares of common stock to each entity. The shares were registered upon the Company’s offering that closed in December 2024. In addition, each of the entities purchased 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the Company’s offering. As of December, 31, 2024, the Company issued 112,500 common stock and the Company received an aggregate of $150,000 for the sale of the Company’s common stock from the three entities. These shares were also registered upon the closing of the Company’s offering. The aggregate value of $4,638,375 related to the 3,487,500 restricted shares will be recognize as compensation expense from the date the obligations are met with the remaining expense being amortized over the remaining term of the 36-months per the services agreements. As of December 31, 2024, the Company recorded compensation expense for services provided of $893,781 related to the restricted shares issued.

See Note 5 – Convertible Debt and Derivative Liability for shares issued upon the conversion of the convertible notes. See Note 8 – Commitment and Contingencies – Service agreements for details related to sale of common stock per the service agreements.

F-17

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 6 – Stockholders’ Equity (Deficit), continued

Closing of Offering

On December 2, 2024, the Company priced its initial public offering of 2,750,000 shares of common stock at a price of $4.00 per share. The offering closed on December 4, 2024, and the Company started trading on the Nasdaq Capital Market under the ticker symbol “JUNS”. The Company sold 2,750,000 shares of its Common Stock to the underwriters and yielded proceeds of $9,725,213, net of underwriters and other fees of $1,274,787.

The Company intends to use the proceeds primarily to fund the Phase II clinical trial of its product candidate JOTROL™ in patients with Parkinson’s Disease, Strategic Service Agreements to accelerate business activities in South-East Asia, research and development activities regarding evaluation of new product opportunities, payment of the outstanding annual license fees due to Aquanova AG, the repayment of debt, working capital and other general corporate purposes.

Stock Options

The Company grants stock awards to officers, employees, directors, and other key persons pursuant to its 2021 Equity Incentive Plan (“the Plan”).

During the year ended December 31, 2024 and 2023, the Company recognized stock-based compensation of $947,124 and $1,198,579, respectively, related to vested stock options. There was $355,829 unvested stock options expense as of December 31, 2024.

On January 1, 2023, the Company granted a non-qualified stock option to purchase 562,500 shares of Common Stock to our Chief Financial Officer, at an exercise price of $1.33 per share. The option had a grant date fair value of $589,500.

On April 1, 2023, the Company granted non-qualified stock option to purchase an aggregate of 562,500 shares of Common Stock to an employee and consultants, at an exercise price of $1.33 per share. The options had an aggregate grant date fair value of $577,500.

On January 24, 2024, the Company granted 180,000 stock options to a consultant with an exercise price of $1.33 per share. The option had a grant date fair value of $190,560.

On April 17, 2024, the Company granted 67,500 stock options to a consultant with an exercise price of $1.33 per share. The option had a grant date fair value of $73,459.

See Note 3 – Related Party Transactions above for details related to options issued for forgiveness of accrued salaries.

F-18

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

A summary of activity for the year ended December 31, 2024 and 2023 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	6,682,560	$0.89	6.40	$3,376,725
Granted	3,767,955	1.33
Exercised	(113,633)	0.88
Forfeited	-
Outstanding as of December 31, 2023	10,336,883	$1.00	6.91	$3,316,119
Granted	297,105	1.33
Exercised	-	-
Forfeited	-	-
Outstanding as of December 31, 2024	10,633,988	$1.02	6.25	$102,921,147
Exercisable as of December 31, 2024	10,297,412	$1.01	6.18	$99,768,543
Exercisable as of December 31, 2023	9,424,826	$1.00	6.76	$3,276,119

The following table summarized information about employee stock options outstanding as of December 31, 2024 and 2023:

	Outstanding Options		Vested Options
Exercise Price	Number Outstanding at December 31, 2024	Weighted Average Remaining Life	Number Exercisable at December 31, 2024	Weighted Average Remaining Life
$0.01	675,000	1.25	675,000	1.25
$0.74	1,657,560	4.32	1,657,562	4.32
$0.80	2,783,243	4.54	2,783,238	4.54
$1.33	5,461,935	8.33	5,125,362	8.31
$2.16	56,250	6.71	56,250	6.71
	10,633,988	6.25	10,297,412	6.15

	Outstanding Options		Vested Options
Exercise Price	Number Outstanding at December 31, 2023	Weighted Average Remaining Life	Number Exercisable at December 31, 2023	Weighted Average Remaining Life
$0.01	675,000	2.51	675,000	2.51
$0.74	1,657,560	5.57	1,657,564	5.57
$0.80	2,783,243	5.80	2,708,239	5.62
$1.33	5,164,830	4.51	4,327,774	4.92
$2.16	56,250	7.96	56,250	7.71
	10,336,883	6.91	9,424,826	6.76

Warrants

The following is a summary of the Company’s warrant activity for the year ended December 31, 2024 and 2023:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Life (Years)
Outstanding as of December 31, 2022	1,359,375	$0.80	0.98
Granted	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2023	1,359,375	$0.80	0.64
Granted	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2024	1,359,375	$0.80	0.93

F-19

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 6 – Stockholders’ Equity (Deficit), continued

Restricted Stock Units

On September 29, 2023, the Company issued an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 per unit in exchange for the forgiveness of accrued compensation. Pursuant to the amendment dated December 18, 2023, the restricted stock units shall vest on the on earlier event of either the occurrence of an initial public offering or in the event of change of control of the Company. The restricted stock units have an aggregate grant date fair value of $1,866,445.

On December 18, 2023, the Company terminated 1,399,384 restricted stock units and issued an aggregate of 1,618,537 restricted stock units with a grant date value of $1.33 in exchange for the forgiveness of accrued compensation. The restricted stock units shall vest on the earlier event of either the expiration of the lock-up period by the underwriters after the initial public offering or in the event of change of control of the Company. The restricted stock units have an aggregate grant date fair value of $2,158,050.

On March 15, 2024, the Company issued 7,500 restricted stock units with a grant date value of $1.33 per unit in exchange for the forgiveness of accrued compensation. The restricted stock units shall vest on the earlier event of either the expiration of the lock-up period by the underwriters after the initial public offering or in the event of change of control of the Company.

As of December 31, 2024, the Company had an aggregate of 1,626,037 restricted stock units outstanding with an aggregate fair value of $2,195,550.

Note 7 – Income Taxes

A reconciliation of income taxes at the U.S. federal statutory rate to the benefit for income taxes is as follows:

	2024	2023
Federal	21.00%	21.00%
State	2.07%	2.55%
Nondeductible expenses	-2.33%	-3.85%
Change in valuation allowance	-20.74%	-19.70%
Effective tax rate	-	-

F-20

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 7 – Income Taxes, continued

A summary of the Company’s deferred tax assets is as follows:

	2024	2023
U.S Federal and State net operating loss	$3,083,545	$2,429,544
Stock based compensation	1,272,925	1,031,860
Accrued salaries	382,288	395,899
Orphan drug credit	1,060,118	924,171
Derivative liability	-	370,572
Other	260,481	392,486
Total net deferred tax assets	6,059,357	5,544,532
Valuation allowance	(6,059,357)	(5,544,532)
Total Deferred Tax Asset	$-	$-

As of December 31, 2024, the Company had federal and state (post-apportioned basis) net operating losses (“NOLs”) of $26 million, as well as federal orphan drug tax credit carryforwards of approximately $1.06 million. Approximately $10.0 million of the foregoing federal and state NOLs will expire at various dates from 2026 through 2043, if not limited by triggering events prior to such time. Under the provisions of the Internal Revenue Code, changes in ownership of the Company, in certain circumstances, would limit the amount of federal NOLs that can be utilized annually in the future to offset taxable income. In particular, Section 382 of the Internal Revenue Code (“Section 382”) imposes limitations on an entity’s ability to use NOLs upon certain changes in ownership. If the Company is limited in its ability to use its NOLs in future years in which it has taxable income, then the Company will pay more taxes than if it were otherwise able to fully utilize its NOLs. The Company may experience ownership changes in the future as a result of subsequent shifts in ownership of the Company’s capital stock that the Company cannot predict or control that could result in further limitations being placed on the Company’s ability to utilize its federal NOLs.

A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. When determining the amount of net deferred tax assets that are more likely than not to be realized, the Company assesses all available positive and negative evidence. This evidence includes, but is not limited to, prior earnings history, expected future earnings, carry-back and carry-forward periods and the feasibility of ongoing tax strategies that could potentially enhance the likelihood of the realization of a deferred tax asset. The weight given to the positive and negative evidence is commensurate with the extent the evidence may be objectively verified. As such, it is generally difficult for positive evidence regarding projected future taxable income, exclusive of reversing taxable temporary differences, to outweigh objective negative evidence of recent financial reporting losses. Based on these criteria and the relative weighting of both the positive and negative evidence available, management continues to maintain a full valuation allowance against its net deferred tax assets.

F-21

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 8 – Commitments and Contingencies

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods.

On July 19, 2022, Tiberend Strategic Advisors (“Tiberend”), an entity that the Company had previously engaged as a communications and investor relations firm, filed a summons for civil action in the District Court of Southern Florida against the Company alleging non-payment by the Company under a services agreement (the “Services Agreement”) with Tiberend in the amount of $130,400. The Company and Tiberend entered into a full settlement and release agreement in exchange for a $150,000 convertible promissory note in March 2023. As of December 31, 2024, the note was fully repaid. See Note 5 – Convertible Debt and Derivative Liability – Convertible Debt III for details associated with the note issuance.

Office Lease

On May 1, 2021, the Company entered into a 61-month operating lease for office space for a base rent of $3,783 subject to a 3% yearly escalation. The Company adopted ASC Topic 842, Leases upon inception of the lease.

As of December 31, 2024 and 2023, the Company’s operating lease right-of-use asset, net (ROU) is $69,642 and $116,070, respectively, and the total lease liability is $71,329 and $119,542, respectively, based on an incremental borrowing rate of 0.81% at lease inception.

	December 31,	December 31,
	2024	2023
Operating lease right-of-use asset (“ROU”) is summarized below:
Office lease ROU	$236,009	$236,009
Less accumulated reduction	(166,367)	(119,939)
Balance of ROU, net	$69,642	$116,070

Operating lease liability related to the ROU asset is summarized below:
Office lease liability	$236,009	$236,009
Reduction of lease liability	(164,680)	(116,467)
Total	$71,329	$119,542

Future minimum lease liability payments under non-cancelable operating lease at December 31, 2024 and 2023 are as follows:

2024	-	49,004
2025	50,476	50,476
2026	21,290	21,290
	71,766	120,770
Less: imputed interest	(437)	(1,228)
Total lease liabilities	$71,329	$119,542

Current operating lease liabilities	50,082	48,213
Non-current operating lease liabilities	21,247	71,329
Total lease liabilities	$71,329	$119,542

F-22

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 8 – Commitments and Contingencies, continued

Office Lease, continued

On October 1, 2021, the Company entered into a month-to-month lease for office space in Charlestown, MA.

Rental expenses of $17,740 and $20,844 for the years ended December 31, 2024 and 2023, respectively, are included in general and administrative expenses on the accompanying statement of operations.

Consulting Agreements

The Company utilizes various consultants and advisors for clinical research, scientific advisory services and business strategies. Each consultant has an executed agreement in place defining term, compensation, duties, confidentiality, intellectual property. The majority of the agreements have a 2-year term. Agreements are evaluated for renewal upon expiration. Bonus provisions are at the discretion of the Company’s Board of Directors and are granted on an individual agreement basis.

On December 15, 2024, the Company entered into a Strategic Services Agreement (the “Dominant Treasure Agreement”) with Dominant Treasure Health Company Limited (“Dominant Treasure”). Pursuant to the terms of the Dominant Treasure Agreement, Dominant Treasure agreed to provide certain services to the Company to assist the Company in accelerating the Company’s desire to get its products developed and distributed in the Southeast Asian market. In exchange for Dominant Treasure’s services pursuant to the Dominant Treasure Agreement, the Company agreed to pay Dominant Treasure a one-time payment of $2,300,000. In addition, if Dominant Treasure is involved in generating negotiations and conclusion of a distribution agreement for the Company in the countries of China (including Hong Kong), Singapore and Malaysia, the Company will pay Dominant Treasure a success fee of 5% of any upfront and/or milestone payments to be received by the Company. If such an agreement will include a royalty payment to the Company, Dominant Treasure will receive 5% of such royalty payment. The Dominant Treasure Agreement has a term of 36 months and may be terminated at any time upon mutual agreement of the parties. The one-time payment of $2,300,000 was accounted for as a prepaid contract and will be expensed over a three-year period. For the year ended December 31, 2024, the Company recorded prepaid contract expense of $54,612.

Executive Employment Agreements

The Company’s standard executive employment agreements have a stated term of six years. Per the agreements, employees are eligible for a discretionary annual performance bonus, determined by the Board of Directors. If the Company terminates an employee without cause, the employee is entitled to a pro-rated pay out of the annual performance bonus based on days worked in the fiscal year, severance of twelve months of the base salary, and automatic vesting of unvested equity grants. If the employee terminates with good reason, as defined in the employment contract, the employee is entitled to automatic vesting of unvested equity grants.

During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by October 2023 the company stopped paying 100% in an effort to conserve cash. See Note 3 – Related Party Transactions for details related to forgiveness of accrued compensation during the year ended December 31, 2023.

On December 18, 2023, various employees agreed to reduce their annual base salary to 20% of their original base salary effective October 1, 2023 until the time the Company raises additional capital from securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the bases salaries shall adjust to be 105% of their original base salary as set forth in their original agreements.

As of December 4, 2024, the base salaries was adjusted to 105% of the original base salaries and the Company started paying a 100% of the salaries.

F-23

JUPITER NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 8 – Commitments and Contingencies, continued

Licensing and Royalty Agreements - Aquanova AG

On September 15, 2016, the Company entered into a Development, Collaboration and License Agreement (“License Agreement”) with Aquanova AG, a German company in the field of development, manufacturing and selling of colloidal formulas. The License Agreement resulted in the creation of the pharmaceutic product, JOTROL. The License Agreement is in effect until product launch, which is undeterminable at this time. The Chief Scientific Officer of the Company and the CEO of Aquanova are the joint inventors of JOTROL. Aquanova is assignee on the patents in the United States, the European Union, China and Japan whereas the Company is obligated to maintain the patents. The agreement grants ownership to the Company for regulatory approvals and the sole and exclusive worldwide right to develop, manufacture and commercialize all products, including JOTROL. Aquanova is granted the exclusive license to conduct formulation development and manufacturing. The agreement also defines fees owed to Aquanova for product and formulation development and licensing of the products. The Company is required to pay Aquanova an annual license fee of $75,000 upon acceptance of the product formulation by both parties, with the license fee requirement ending in the year of marketing authorization approval (“MMA”) in a single territory. MMA has not yet been received as of the period ended September 30, 2024. As of December 31, 2024 and 2023, $75,000 and $150,000 of accrued license fees are included in accounts payable and accrued expenses on the balance sheet, respectively. Upon receipt of approval of the MMA in each territory (e.g., United States, European Union, China, Japan), the Company will pay $200,000 to Aquanova per territory an MMA approval is received, up to a max of $600,000. The Company shall pay Aquanova a royalty of 5% of net sales in each territory through the later of ten years after the first commercial sale, the first date there is no valid claim within the Aquanova patent rights, or the date of expiration of the MMA in each territory.

Upon mutual agreement, the Company can pay a one-time royalty of $3,000,000 within 180 days of United States marketing approval, with subsequent royalty payments reduced to 1.25%, in accordance with the terms set forth above.

Murdoch Children’s Research Institute

On September 1, 2015, the Company entered into a Global Development and License Agreement (“License Agreement II”) with Murdoch Children’s Research Institute (“MCRI”), an Australian Institute at the Royal Children’s Hospital in Australia, with the know-how in the process of using pharmaceutical grade Resveratrol for the treatment of Friedreich’s ataxia. The License Agreement II is for both parties to work jointly to develop an appropriate delivery system and conduct clinical trials for the purpose of product approval in the treatment of Friedreich’s ataxia and worldwide commercialization by the Company. The License Agreement II grants an exclusive worldwide license to the Company to use the MCRI know-how for developing, manufacturing and commercializing the product for proposed treatment for Friedreich’s ataxia. MCRI is granted an irrevocable, royalty free, worldwide license to use the product inventions and patent rights for internal research and development. Upon receipt of approval of the MMA in each territory (e.g., United States, European Union, China, Japan), the Company will pay $100,000 to MCRI per each territory up to a maximum of $300,000. MMA has not yet been received as of September 30, 2024. The Company shall pay MCRI a royalty of 1.5% of net sales in each territory until the product is no longer sold in the respective territory.

Research and Development Service Providers

In addition to the services received under the licensing agreements noted above, a substantial portion of the research and development (“R&D”) expense included in the statement of operations is incurred pursuant to short term service and consulting agreements with third party providers for research, development, testing and manufacturing services. The agreements generally provide termination, at any time by either party without cause, upon a 30-day written notice, unless otherwise disclosed below. There are no pending milestone payments due as of December 31, 2024.

Service Agreements

On June 3, 2024, the Company entered into three 36-month service agreements with three different entities. The Company issued an aggregate of 3,487,500 restricted shares of common stock, 1,162,500 restricted shares of common stock to each entity. The shares were to be registered upon an IPO as long as an IPO happens no later than March 31, 2025. Either party is able to terminate the respective agreement with no liability upon the occurrence of i) the Company failing to raise at least $10 million in gross proceeds from an IPO prior to May 31, 2025, ii) if either party is involved in any illegal activity or iii) at any time as long as both parties agree to it. The shares were registered in the IPO.

The Company initially will recognize stock based compensation expense from the effective date of the agreement through the date the obligations are met with the remaining expense being amortized over the remaining term of the 36-months per the services agreements. Upon the occurrence of the initial public offering the Company recorded stock based compensation expense for services provided of $779,411, and through December 31, 2024 the Company recorded an additional stock based compensation expense of $114,373 for a total stock based compensation expense of $893,784. The future stock based compensation expense as of December 31, 2024 is $3,744,591.

In addition, each of the entities agreed to purchase 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the IPO and these shares were registered in the IPO.

Note 9 – Segment Report

The Company’s Chief Executive Officer serves as the CODM and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis. As a result, the Company operates as a single reportable segment under ASC 280, Segment Reporting, defined by the CODM as JOTROL Drug Development.

The Company operates in one reportable segment, JOTROL Drug Development, which includes all activities related to the development of JOTROL, to address unmet medical needs and improve the lives of patients. The determination of a single reportable segment is consistent with the financial information regularly provided to the Company’s CODM, who reviews and evaluates net loss for purposes of assessing performance, making operating decisions, allocating resources and planning and forecasting for future periods. The measure of segment assets is reported on the balance sheet as total assets.

Note 10 – Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Financial Statements.

F-24

JUPITER NEUROSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024

Assets
Current Assets:
Cash	$723,797	$3,769,510
Prepaid contract	766,667	766,667
Other current assets	141,894	114,086
Total current assets	1,632,358	4,650,263

Operating lease right of use asset, net	34,821	69,642
Prepaid contract, net of current portion	905,297	1,478,721
Other assets	3,783	3,783
Total assets	$2,576,259	$6,202,409

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$478,352	$396,483
Accrued compensation	1,849,052	1,415,093
Accrued interest	4,350	1,064
Other current liability	6,695	-
Current portion of operating lease liability	33,961	50,082
Notes payable, related parties	146,432	146,432
Total current liabilities	2,518,842	2,009,154

Operating lease liability, net of current portion	-	21,247
Total liabilities	$2,518,842	$2,030,401

Commitments and Contingencies (Note 7)

Stockholders’ Equity:
Series A preferred stock, par value $0.0001; 5,000,000 shares authorized, nil shares issued and outstanding	-	-
Common stock, par value $0.0001; 125,000,000 shares authorized; 34,294,546 and 33,103,860 issued and outstanding, respectively	3,429	3,310
Additional paid in capital	32,145,983	30,190,827
Accumulated deficit	(32,091,995)	(26,022,129)
Total stockholders’ equity	57,417	4,172,008
Total liabilities and stockholders’ equity	$2,576,259	$6,202,409

The accompanying notes are an integral part of these condensed consolidated financial statements

F-25

JUPITER NEUROSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Expenses:
Research and development	$816,697	$91,911	$2,042,890	$291,655
General and administrative	1,480,356	401,636	4,057,046	1,341,271
Total operating expenses	2,297,053	493,547	6,099,936	1,632,926

Loss from operations	(2,297,053)	(493,547)	(6,099,936)	(1,632,926)

Other Income (Expenses):
Interest income	10,212	23	33,627	138
Gain (loss) on change in fair value of derivative liability	-	9,885	-	(53,257)
Interest expense	(1,193)	(107,382)	(3,557)	(217,821)
Gain on extinguishment of debt	-	-	-	951,868
Other income	-	-	-	40,000
Total other income (expenses), net	9,019	(97,474)	30,070	720,928

Net (loss) income	$(2,288,034)	$(591,021)	$(6,069,866)	$(911,998)

Net (loss) income per common share:
Basic and Diluted	$(0.07)	$(0.02)	$(0.18)	$(0.03)

Weighted average number of common stock outstanding:
Basic and Diluted	34,039,906	31,065,688	33,445,006	27,829,820

The accompanying notes are an integral part of these condensed consolidated financial statements

F-26

JUPITER NEUROSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Unaudited)

For the Three Months Ended September 30, 2025

	Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
June 30, 2025	34,833,083	$3,483	$31,140,596	$(29,803,961)	$1,340,118
Stock-based compensation	-	-	792,725	-	792,725
Shares issued for warrant exercises	943,846	94	(94)	-	-
Shares issued in connection with warrant amendments	143,654	15	212,593	-	212,608
Shares not issued for vested restricted stock units due to administrative delay – See Note 6	(1,626,037)	(163)	163	-	-
Net loss	-	-	-	(2,288,034)	(2,288,034)
September 30, 2025	34,294,546	$3,429	$32,145,983	$(32,091,995)	$57,417

For the Nine Months Ended September 30, 2025

	Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
December 31, 2024	33,103,860	$3,310	$30,190,827	$(26,022,129)	$4,172,008
Stock-based compensation	-	-	1,676,667	-	1,676,667
Shares issued for services rendered	103,186	10	65,990	-	66,000
Shares issued for warrant exercises	943,846	94	(94)	-	-
Shares issued in connection with warrant amendments	143,654	15	212,593	-	212,608
Net loss	-	-	-	(6,069,866)	(6,069,866)
September 30, 2025	34,294,546	$3,429	$32,145,983	$(32,091,995)	$57,417

For the Three Months Ended September 30, 2024

	Common Stock		Additional Paid in	Receivables for Sale of Common	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Stock	Deficit	(Deficit)
June 30, 2024	30,126,413	$3,012	$18,620,438	$(75,000)	$(23,903,481)	$(5,355,031)
Stock-based compensation	-	-	195,056	-	-	195,056
Net loss	-	-	-	-	(591,021)	(591,021)
September 30, 2024	30,126,413	$3,012	$18,815,494	$(75,000)	$(24,494,502)	$(5,750,996)

For the Nine Months Ended September 30, 2024

				Receivables for		Total
	Common Stock		Additional Paid in	Sale of Common	Accumulated	Stockholders’ Equity
	Shares	Amount	Capital	Stock	Deficit	(Deficit)
December 31, 2023	26,526,405	$2,652	$17,778,498	$-	$(23,582,504)	$(5,801,354)
Stock-based compensation	-	-	827,356	-	-	827,356
Issuance of restricted stock and stock options for accrued compensation	-	-	60,000	-	-	60,000
Shares issued for vesting of restricted stock	3,487,500	349	(349)	-	-	-
Sale of common stock, net of receivables of $75,000	112,500	11	149,989	(75,000)	-	75,000
Reconciling shares due to forward stock split	8	-	-	-	-	-
Net loss	-	-	-	-	(911,998)	(911,998)
September 30, 2024	30,126,413	$3,012	$18,815,494	$(75,000)	$(24,494,502)	$(5,750,996)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-27

JUPITER NEUROSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	September 30, 2025	September 30, 2024
Cash Flows from Operating Activities:
Net Loss	$(6,069,866)	$(911,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on change in fair value of derivative liability	-	53,257
Amortization of debt discounts	-	15,013
Gain on extinguishment of debt	-	(951,868)
Gain on forgiveness of accrued compensation	-	(40,000)
Non- cash amortization of prepaid contracts	573,424	-
Stock-based compensation	1,955,275	827,357
Changes in operating assets and liabilities:
Prepaid and other current assets	(27,808)	25,000
Operating lease right of use asset	(2,547)	(1,151)
Increase in other liabilities	6,695	-
Accounts payable and accrued expenses	81,869	117,555
Accrued compensation	433,959	541,135
Increase in accrued interest	3,286	110,475
Net cash flows from operating activities	(3,045,713)	(215,225)

Cash Flows from Financing Activities:
Proceeds from note payable, related parties	-	137,000
Proceeds from sale of common stock	-	50,000
Net cash flows from financing activities	-	187,000

Net Change in Cash	(3,045,713)	(28,225)

Beginning of period	3,769,510	28,478
End of period	$723,797	$253

Supplemental disclosure of cash flow information:
Cash paid for interest	$271	$56,891
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activities:
Restricted stock and stock options issued for the forgiveness of accrued compensation	$-	$60,000
Notes payable, related party assign to Note payable	$-	$266,667
Receivables from Sale of Common Stock	$-	$75,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-28

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Description of Business

Jupiter Neurosciences, Inc. (“JNS,” “we,” “us,” “our,” or the “Company”) is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company incorporated in Delaware in January 2016. The Company has developed a unique resveratrol platform product primarily targeting treatment of neuro-inflammation. The product candidate, called JOTROL, has many potential indications of use for rare diseases. We are primarily targeting Parkinson’s Disease. In addition, and more broadly, JOTROL has potential indications for use related to the rare diseases Mucopolysaccharidoses Type 1, Friedreich’s Ataxia, and MELAS as well as the larger Mild Cognitive Impairment/early Alzheimer’s disease.

JOTROL has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream, using a unique patented micellar formulation, without causing gastrointestinal side effects. Based on the results of the Company’s Phase I study, JOTROL may resolve the major obstacle of resveratrol’s poor bioavailability, which has been documented in various scientific articles describing previously conducted human trials with resveratrol as well as preclinical trial results in mice and rats.

The Company’s Phase 1 dose finding pharmacokinetics (“PK”) study was completed in 2021 and funded by the U.S. National Institute on Aging, an institute of the U.S. National Institutes of Health (“NIH”): Safety and Pharmacokinetics of JOTROL for Alzheimer’s Disease, Federal Award Identification Number R44AG067907-01A1 (the “Award”). This Phase 1 PK study will be homogeneous for all indications where JOTROL will be used in Phase II and Phase III clinical trials.

Initial Public Offering

In December 2024, the Company’s sold 2,750,000 shares of Common Stock at a price of $4.00 per share for gross proceeds of $11 million before underwriting discounts and other related expenses in a registered initial public offering (the “IPO”). Net proceeds, after deducting underwriting discounts, commissions, and offering-related expenses, were approximately $9,725,213. In connection with the Public Offering, the Company’s Common Stock began trading on The Nasdaq Capital Market under the symbol “JUNS.”

Nasdaq Minimum Bid Price Compliance

On March 21, 2025, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum closing bid price of $1.00 per share for at least 30 consecutive business days. Based on the 30 consecutive business days from February 6, 2025 through March 20, 2025, the Company’s Common Stock failed to meet this requirement.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until September 17, 2025, to regain compliance by maintaining a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

On July 9, 2025, the Company received written confirmation from Nasdaq that it had regained compliance with Listing Rule 5550(a)(2), as the closing bid price of its common stock had been at or above $1.00 per share for 13 consecutive business days (June 18, 2025 through July 8, 2025).

F-29

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Significant Accounting Policies

Basis of presentation, Liquidity and Management’s Plans

The accompanying condensed consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). U.S. GAAP contemplates the continuation of the Company as a going concern. The Company has had no revenues from product sales since inception and incurred a net loss of $6,069,866 and had negative cash flows of operations totaling $3,045,713 for the nine months ended September 30, 2025, and a cumulative net loss since inception totaling $32,091,995.

In management’s opinion, these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of this report. The Company plans to finance future operations with proceeds from equity securities, grant awards and strategic collaborations. However, there is no assurance that the Company will be able to affect transactions on commercially reasonable terms, if at all.

Business Segment

Business segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the Company’s Chief Operating Decision Maker (“CODM”) and relied upon when making decisions regarding resource allocation and assessing performance. When evaluating the Company’s financial performance, the CODM reviews total revenues, total expenses, and expenses by functional classification, using this information to make decisions on a company-wide basis. The Company views its operations and manages its business in two operating segments: (i) the production and sale of premium nutritional supplements, and (ii) pharmaceutical operations focused on the development of drug candidates.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances. Changes in estimates are recorded in the period in which they become known.

Significant estimates during the three and nine month periods ended September 30, 2025 and 2024 include valuation of share based arrangements and those related to the recognition and disclosure of income taxes.

Cash

The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. From time to time, the Company has cash and cash equivalent balances in excess of the FDIC insured limit of $250,000. As of September 30, 2025 cash and cash equivalent balances in excess of the FDIC limit totaled $468,589.

Prepaid Contracts

Prepaid contracts are related to certain agreements for which the services are being rendered by the counterparty over the three year term of the agreement and the value of which is expensed ratably over that term. See further discussion in Note 6 - Stockholders’ Equity.

Research and Development

Research and development costs are expensed as incurred. Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as subject enrollment, monitoring visits, clinical site activations, or information provided to us by our vendors with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the condensed consolidated financial statements as prepaid or accrued research and development expense, as the case may be.

F-30

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Significant Accounting Policies, continued

Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of our assets and liabilities and the expected benefits of net operating loss carryforwards. The impact of changes in tax rates and laws on deferred taxes, if any, applied during the years in which temporary differences are expected to be settled, is reflected in the financial statements in the period of enactment. The measurement of deferred tax assets is reduced, if necessary, if, based on weight of the evidence, it is more likely than not that some, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. As of September 30, 2025 and December 31, 2024, the Company concluded that a full valuation allowance is necessary for the net deferred tax assets.

Earnings Per Share of Common Stock

Basic earnings per share (“EPS”) is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share includes the effect, if any, from the potential exercise or conversion of securities, which would result in the issuance of incremental shares of common stock, using the treasury stock method, unless the effect would be anti-dilutive.

The following table summarizes outstanding instruments at September 30, 2025 excluded from the computation of diluted EPS as to do so would have been antidilutive:

Common stock options	11,726,093

Stock-Based Compensation

The grant date fair value of stock-based awards issued to employees, non-employees and members of the board of directors, determined using the Black-Scholes option pricing model and ratably expensed over the requisite service period, which is generally the vesting term of the award. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock, risk-free interest rates and future dividend yields.

F-31

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Significant Accounting Policies, continued

Clinical Trial Expenses

When applicable in preparing financial statements, the Company estimates clinical trial-related expenses based on contracts with vendors, clinical sites, and consultants. Because payment timing often differs from service delivery, the Company records expenses according to actual service performance and trial progression, using discussions with internal staff and external providers. Estimates are periodically adjusted as actual results become known. Accurate accruals depend on timely reporting from third-party vendors, and differences between estimated and actual expenses, though not expected to be significant, may occur.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures and presents financial instruments at estimated Fair Value. Fair Value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company at each reporting date.

Disclosures related to fair value are categorized in a three level hierarchy (“Fair Value Hierarchy”), generally based on whether the inputs to the valuation techniques utilized to calculated fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the Fair Value Hierarchy are briefly described as follows:

●	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

In instances where the determination of the fair value measurement is based on inputs from different levels of the Fair Value Hierarchy, the level in which the fair value of a financial instrument is classified is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The carrying amounts reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value based on the short-term maturity of these instruments. The amount reported in the condensed consolidated balance sheet for note payable, related party approximates fair value as the interest rate substantially equivalent the Company’s incremental borrowing rate for an instrument with similar terms and time to maturity.

See Note 5 - Convertible Debt and Derivative Liability.

F-32

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Significant Accounting Policies, continued

Derivative Instruments

Derivative instruments measured at fair value. Gains or losses resulting from changes in the fair value of derivatives instruments recorded as assets or liabilities are recognized in earnings at each reporting period.

Leases

Operating lease right-of-use (“ROU”) assets and related operating lease liabilities are recognized based on the present value of future minimum lease payments over the expected term of the lease after taking into account the likelihood of renewals and textensions.at inception. In the event an implicit interest rate is not present in the lease agreement, the Company utilizes its incremental borrowing rate at lease inception in order to determine the present value. Short term leases with an initial term of less than twelve months are expensed as incurred.

Note 3 – Related Party Transactions

Note payable, related party

From 2023 through 2024, the Company’s Chief Executive Officer (CEO) loaned the Company working capital. The balance outstanding, totaling $146,432 at both September 30, 2025 and December 31, 2024, is due on demand and accrues interest at 3% per annum. Accrued but unpaid interest relating to the loan totaled $4,350 and $1,064 as of September 30, 2025 and December 31, 2024, respectively, and is included in accrued interest on the accompanying condensed consolidated balance sheets. See Note 9 – Subsequent Events – Notes payable, related party for repayment of notes.

Other

As of September 30, 2025 and December 31, 2024, $136,105 and $64,105, respectively, were payable to Titan Advisory Services LLC (“Titan”), a company wholly owned by our Chief Financial Officer, pursuant to a Master Services Agreement (“MSA”) dated December 31, 2022. Under the MSA, Titan provides executive finance and corporate support services to the Company, including service by Saleem Elmasri as Chief Financial Officer.

F-33

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Related Party Transactions, continued

Equity Instruments Exchanged for Accrued Compensation

In March 2024, in exchange for the issuance of 49,605 stock options, with a strike price of $1.33, and 7,500 restricted stock units (“RSUs”), a former executive relinquished his right to receive $100,000 of previously accrued, but unpaid compensation The grant date fair value of the stock options and RSUs totaled $60,000, resulting a $40,000 gain, which is included other income in the accompanying 2024 statement of operations.

Note 4 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	September 30, 2025	December 31, 2024
Accounts payable	$367,391	$278,676
Professional fees	45,509	40,271
License fee	56,250	75,000
Credit cards	9,202	2,536
Total accounts payable and accrued expenses	$478,352	$396,483

Accrued compensation of $1,849,052 and $1,415,093 as of September 30, 2025 and December 31, 2024, respectively, includes amounts due to certain executives and board fees. Prior to the effectiveness of the Company’s IPO, in order to conserve cash, certain executives agreed to defer payment for compensation earned, which was accrued. Upon the completion of the initial public offering in December 2024, the Company resumed paying the executives for compensation as it was earned. The Company will make payments to reduce the balance of accrued compensation, but only in the event the Company has available cash to do so without otherwise negatively impacting the Company’s business plans.

On July 2, 2025, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the grant of an aggregate of 357,448 stock options issued to certain executives with an exercise price equal to the closing price of the Company’s Common Stock on the grant date, a ten-year term, and which vest in equal annual installments over a three-year period, subject to continued employment. In addition, the Compensation Committee approved cash bonuses totaling $449,000 payable to certain officers and a third-party advisor for services render through December 31, 2024. However, the payment of such amounts is contingent upon the Company maintaining cash on hand of at least $3,500,000. Accordingly, no payments will be made until this condition is satisfied. The Company accrued for the liability as accrued compensation as of September 30, 2025.

F-34

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Convertible Debt and Derivative Liability

Convertible Debt I

Between August and December 2021, the Company issued convertible notes (collectively, “Notes I”) totaling $527,650, originally maturing on July 31, 2022, with an interest rate of 1%. Notes I featured an automatic conversion feature upon an IPO into Common Stock at 70% of the IPO price. Various amendments extended the maturity, ultimately to December 31, 2024, and increased the interest rate to 10%. In December 2024, following a successful IPO, the then outstanding principal and accrued interest totaling $636,852 Notes I converted into 227,447 shares of Common Stock at $2.80 per share.

Convertible Debt II

On April 11, 2022, the Company issued a senior secured convertible note (“Note II”) and 514,403 shares of Common Stock for net proceeds of $977,333 ($1,000,000 less origination costs and an embedded discount). Note II had an original principal of $1,111,111. The original terms of Note II included, among other provisions, penalties and stock conversions at substantial discounts upon default or qualified offerings. Various amendments were executed which extended principal repayment dates and increased repayment premiums resulting in losses on debt extinguishment totaling $887,946 in 2023. On April 24, 2024, Note II was further modified, removing the conversion feature, increasing principal to $1,377,778, and extending the maturity, resulting in a gain on modification of $951,868 and an increase to derivative liability of $407,494. Note II was fully repaid in December 2024 for $2,102,797, which included all outstanding principal and accrued interest.

Convertible Debt III

On March 1, 2023, the Company issued a convertible note (“Note III”) with a principal amount of $150,000 in connection with an investor relations settlement, maturing February 28, 2026 and a compounding 5% annual interest rate. In December 2024, the then outstanding balance of Note III totaling $178,386 was fully repaid, which included all then outstanding principal and accrued interest.

F-35

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Convertible Debt and Derivative Liability, continued

Interest

During the three and nine months ended September 30, 2024, interest expense of $96,924 and $186,906, respectively, is included in the accompanying 2024 condensed consolidated statement of operations, related to Notes I, II and III (collectively, the “Notes”), all of which were paid in full in December 2024.

Embedded Derivative

Based on the terms of the Notes, the Company determined, at the time of issuance, that the conversion option represented an embedded component of a host instrument, the Notes, and was required to be accounted for separately as a derivative financial instrument. Accordingly, the Company recorded the value of the embedded conversion option as a derivative liability with a corresponding discount to the face value of the Notes at the time of issuance. Thereafter, the derivative liability was measured at fair value, as determined using a Monte Carlo valuation model, at each reporting date and changes in fair value were recognized through earnings.

During the second quarter of 2024, the terms of Note II were modified including the terms of the conversion option accounted for as a derivative liability. In connection therewith, the fair value of the derivative liability was measured based on the modified terms and as a result of that remeasurement, the Company recorded a gain totaling $951,868, which is included in other income in the accompanying 2024 statement of operations.

During the three and nine months ended September 30, 2024, the Company recorded a loss totaling $9,885 and $53,257, respectively, relating to the change in the fair value of the derivative liability. There was no such gain or loss during the three or nine months ended September 30, 2025 as the Notes were paid in full in December 2024 eliminating the related derivative liability.

Significant assumptions utilized in the determination of the fair value of derivative liabilities utilizing a Monte Carlo valuation model were as follows:

September 30, 2024
Dividend Rate	-
Term	0.13
Volatility	90%
Risk-free rate	5.0%

F-36

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Stockholders’ Equity

Common Stock

The Company is authorized to issue 125,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The Company had 34,294,546 shares of Common Stock issued and outstanding as of September 30, 2025. There were no shares of Preferred Stock issued and outstanding as of September 30, 2025.

During the nine months ended September 30, 2025, the Company issued 103,186 shares of Common Stock, with an aggregate fair value of $66,000, as consideration for services rendered related to media and investor relations activities, strategic communications support, enhancement to the Company’s market visibility and shareholder engagement. The fair value of the shares issued was determined based on the market price of the Company’s Common Stock at the date of issuance and is included general and administrative expenses in the accompanying 2024 condensed consolidated statement of operations.

See Note 6 – Stockholders’ Equity – Restricted Stock Units for additional details regarding the issuance and reversal of Common Stock related to the vested restricted stock units.

See Note 6 – Stockholders’ Equity – Warrants for additional details regarding the issuance of Common Stock upon amendment and exercising of warrants.

Service Agreement

On June 3, 2024, The Company entered into service agreements with three separate entities, each with a 36-month term. In connection therewith the Company issued an aggregate of 3,487,500 restricted shares of Common Stock, 1,162,500 ratably to each entity with an aggregate fair value at issuance totaling $4,638,375 which were registered upon the closing of the IPO in December 2024. In addition, each of the entities agreed to and ultimately purchased 37,500 shares of the Company’s Common Stock at a purchase price of $1.33 per share prior to the effective date of the IPO, resulting in aggregate proceeds of $150,000.

Pursuant to the agreements, the counterparties are obligated to perform certain services, as defined, and the Company is recognizing the fair value of the issued restricted shares as compensation expense over the 36-month term, the requisite service period. During the three and nine months ended September 30, 2025 the Company recorded compensation expense of $389,707 and $1,156,410, respectively, related to the agreement, which in general and administrative expenses in the accompanying condensed consolidated statements of operations. There was no such expense recorded during the nine months ended September 30, 2024 due to the timing of the execution of the service agreements.

F-37

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Stockholders’ Equity, continued

Stock Options

The Company grants stock under the provisions of its 2021 Equity Incentive Plan (“the Plan”).

On January 24, 2024, the Company granted 180,000 stock options to a consultant with an exercise price of $1.33 per share and a grant date fair value of $190,560, of which 50% vested immediately with the remaining 50% being vested over a 12 month period.

As discussed in Note 3 – Related Party Transactions - Equity Instruments Exchanged for Accrued Compensation, during the nine months ended September 30, 2024, the Company issued additional options related to accrued compensation.

On June 10, 2025, the Company granted 250,000 stock options to a consultant with an exercise price of $0.97 per share and a grant date fair value of $191,168, and a 10-year term. The 25% of the stock options vest immediately on the grant date, with the remaining 187,500 options vesting in equal monthly installments ratably beginning in July 2025 through May 2027.

On July 2, 2025, the Compensation Committee approved the grant of an aggregate of 357,448 stock options issued to certain executives. The stock options have an exercise price of $1.19 per share, representing the closing price of the Company’s Common Stock on Nasdaq on the date of grant. The stock options have a 10-year term and vest in equal installments over a three (3) year period beginning on the grant date of July 2, 2025, subject to the officers’ continued employment at the time of vesting.

On September 5, 2025, the Company granted an aggregate of 374,755 stock options to two consultants with an exercise price of $1.23 per share and a grant date fair value of $340,900. The stock options have a 10 year term and 25% of the stock options vest immediately on the grant date, with 281,066 options vesting in equal monthly installments until September 5, 2027. The Company also granted 109,902 stock options to one of the consultants with an exercise price of $1.23 per share and a grant date fair value of $100,000, and a 10 year term that vest solely upon achievement of performance conditions as follows: (a) 15% per Ambassador (maximum of three) referred by consultant and subsequently engaged by the Company, (b) 20% if consultant is instrumental in arranging a distribution arrangement not previously pursued by the Company, on terms acceptable to the Company, (c) 20% when such Distribution Contract achieves $1 million in annual sales and (d) 15% when the consultant arranges the first Celebrity Golf Tournament featuring Nugevia on terms and conditions acceptable to the Company.

The significant inputs utilized to determine the grant date fair value of stock options issued during the nine month periods ended September 30, 2025 and 2024 were as follows:

	September 30,	September 30,
	2025	2024
Dividend Yield	0%	0%
Weighted average expected term (years)	5.38-6.00	5.75-6
Volatility	65.68-101.98%	97.3-105.8%
Risk-free rate	3.86-4.18%	4.10%
Weighted average exercise price	$0.97	$1.33

F-38

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Stockholders’ Equity, continued

A summary of stock option activity for the nine months ended September 30, 2025 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2024	10,633,988	1.02	6.25	$102,921,147
Granted	1,092,105	1.16
Exercised	-	-
Forfeited	-	-
Outstanding as of September 30, 2025	11,726,093	$1.03	5.68	$8,533,901
Exercisable as of September 30, 2025	10,814,635	$1.02	5.33	$7,994,141

The following table summarizes information related to stock options outstanding as of September 30, 2025:

	Outstanding Options		Vested Options
Exercise Price	Number Outstanding at September 30, 2025	Weighted Average Remaining Life	Number Exercisable at September 30, 2025	Weighted Average Remaining Life
$0.01	675,000	0.25	675,000	0.25
$0.74	1,657,564	3.32	1,657,564	3.32
$0.80	2,783,239	3.54	2,783,239	3.54
$0.97	250,000	9.67	86,968	9.67
$1.19	357,448	9.76	-	-
$1.23	484,657	9.94	93,689	9.94
$1.33	5,461,935	7.33	5,461,925	7.33
$2.16	56,250	5.71	56,250	5.71
	11,726,093	5.68	10,814,635	5.33

There was $748,494 unrecognized stock-based compensation expense as of September 30, 2025, which will be recognized over a period of approximately 2.18 years.

Warrants

The following is a summary of the Company’s warrant activity for the nine months ended September 30, 2025:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Life (Years)
Outstanding as of December 31, 2024	1,359,375	$0.80	0.93
Exercised	(1,359,375)	0.80	-
Forfeited	-	-	-
Outstanding as of September 30, 2025	-	$-	-

F-39

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Stockholders’ Equity, continued

Effective June 22, 2025, the Company entered into an amendment with a warrant holder for a warrant to purchase 109,376 shares of Common Stock. The amendment extended the warrant’s exercise period through August 31, 2025, and clarified the exercise mechanism applicable to the warrant. The effects of the warrant modification were de minimis.

On July 16, 2025 the Company entered into an amendment with a warrant holder who holds 1,249,999 warrants that clarified the exercise mechanisms. Concurrently with the amendment, the warrant holder exercised the warrants via a cashless exercise and received 913,299 shares of Common Stock. Pursuant to the amendment, the Company agreed to issue the warrant holder 86,700 shares of Common Stock.

On August 12, 2025, the Company received an exercise notice from a warrant holder who holds 109,376 warrants. The warrant was exercised via a cashless exercise, and the warrant holder received 30,547 shares of Common Stock. Pursuant to the amended warrant agreement, the Company agreed to issue the warrant holder 56,954 shares of Common Stock.

Restricted Stock Units

Certain shares previously presented as issued and outstanding in connection with vested restricted stock units were not legally issued due to administrative delays and, accordingly, were removed from shares outstanding as of September 30, 2025. The correction reduced shares outstanding from 34,833,083 at June 30, 2025 to 34,294,546 at September 30, 2025, a decrease of 538,537 shares, and resulted in a non-cash reclassification of $163 between common stock and additional paid-in capital. The impact was immaterial to basic and diluted EPS and did not have a material effect on the condensed consolidated balance sheet.

Therefore, no restricted stock units were issued during the nine months ended September 30, 2025. In June 2025, all then issued and outstanding restricted stock units of 1,626,037 were fully vested.

Note 7 – Commitments and Contingencies

Legal Matters

In the ordinary course of business, we are from time to time involved in lawsuits, claims, investigations, proceedings, and threats of litigation relating to, among other things, intellectual property, commercial arrangements, employment, and regulatory matters. While the outcome of these proceedings and claims cannot be predicted with certainty, as of September 30, 2025, we were not party to any material legal or arbitration proceedings. No governmental proceedings are pending or, to our knowledge, contemplated against us.

F-40

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Commitments and Contingencies, continued

Leases

On May 1, 2021, the Company entered into a 61-month operating lease for office space for a base rent of $3,783 subject to a 3% yearly escalation.

As of September 30, 2025 and December 31, 2024, the Company’s operating lease right-of-use asset, net (ROU) is $34,821 and $69,642, respectively. Related lease liability totaled $33,961 and $71,329, respectively, based on an incremental borrowing rate at lease inception.

	September 30,	December 31,
	2025	2024
Operating lease right-of-use asset is summarized below:
Right-of-use asset	$236,009	$236,009
Less accumulated amortization	(201,188)	(166,367)
Right-of-use asset, net	$34,821	$69,642

Future minimum lease liability payments under the non-cancelable operating lease at September 30, 2025 and December 31, 2024 are as follows:

2025	$12,774	$50,476
2026	21,290	21,290
	34,064	71,766
Less: imputed interest	(103)	(437)
Total lease liabilities	$33,961	$71,329

Current operating lease liabilities	33,961	50,082
Non-current operating lease liabilities	-	21,247
Total lease liabilities	$33,961	$71,329

F-41

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Commitments and Contingencies, continued

Leases, continued

Short-term rental costs expended as incurred totaled $8,824 and $14,109 for the three and nine months ended September 30, 2025, respectively, and totaled $2,332 and $15,407 for the three and nine months ended September 30, 2024, respectively, and is included in general and administrative expenses on the accompanying condensed consolidated statements of operations.

Consulting Agreements

The Company utilizes various consultants and advisors for clinical research, scientific advisory services and business strategies. Each consultant has an executed agreement in place defining term, compensation, duties, confidentiality, intellectual property. Agreements are evaluated for renewal upon expiration. Bonus provisions are at the discretion of the Company’s Board of Directors and are granted on an individual agreement basis.

On December 15, 2024, the Company entered into a Strategic Services Agreement (the “Dominant Treasure Agreement”) with Dominant Treasure Health Company Limited (“Dominant Treasure”). Pursuant to the terms of the Dominant Treasure Agreement, Dominant Treasure agreed to provide certain services to the Company to assist the Company in accelerating the Company’s desire to get its products developed and distributed in the Southeast Asian market. In exchange for Dominant Treasure’s has services pursuant to the Dominant Treasure Agreement, the Company agreed to pay Dominant Treasure a one-time payment of $2,300,000. In addition, if Dominant Treasure is involved in generating negotiations and conclusion of a distribution agreement for the Company in the countries of China (including Hong Kong), Singapore and Malaysia, the Company will pay Dominant Treasure a success fee of 5% of any upfront and/or milestone payments to be received by the Company. If such an agreement includes a royalty payment to the Company, Dominant Treasure will receive 5% of such royalty payment. The Dominant Treasure Agreement has a term of 36 months and may be terminated at any time upon mutual agreement of the parties. The one-time payment of $2,300,000 was accounted for as a prepaid contract and expensed over three-year period. For the three and nine months ended September 30, 2025, the Company recorded consulting expense related to the Dominant Treasure agreement totaling $193,242 and $573,425.

F-42

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Commitments and Contingencies, continued

Licensing and Royalty Agreements - Aquanova AG

In September 2016, the Company entered into a Development, Collaboration and License Agreement (“License Agreement”) with Aquanova AG, a German company in the field of development, manufacturing and selling of colloidal formulas. The License Agreement resulted in the creation of the pharmaceutical product, JOTROL. The License Agreement remains in effect until product launch, which is undeterminable at this time. The Chief Scientific Officer of the Company and the CEO of Aquanova are the joint inventors of JOTROL. Aquanova is the assignee on the patents in the United States, the European Union, China and Japan whereas the Company is obligated to maintain the patents. The License Agreement grants the Company ownership of any regulatory approvals as well as the sole and exclusive worldwide right to develop, manufacture and commercialize all products, including JOTROL. Aquanova has been granted an exclusive license to conduct formulation development and manufacturing.

The License Agreement defines various fees due to Aquanova for product and formulation development and licensing of the products. The Company is obligated to pay Aquanova an annual license fee of $75,000 in the year and each year subsequent thereto the acceptance of the product formulation by both parties. Such annual license fee requirement terminates in the year in which marketing authorization approval (“MMA”) is obtained in a single territory, which as of September 30, 2024 has not been received. Upon receipt of MMA in each territory (e.g., United States, European Union, China, Japan), the Company will be obligated to pay $200,000 to Aquanova per territory in which an MMA approval obtained, up to a maximum of $600,000, in aggregate. In addition, upon commercialization the Company will be obligated to pay Aquanova a royalty equal to 5% of net sales, as defined, in each territory until the later of (i) ten years after the first commercial sale; (ii) the first date there is no valid claim within the Aquanova patent rights; or (iii) the MMA expiration date in each territory. As of September 30, 2025 and December 31, 2024, has accrued $56,250 and $75,000, respectively, license fees which are included in accounts payable and accrued expenses on the accompanying condensed consolidated balance sheets

Finally, pursuant to the terms of the License Agreement, upon mutual agreement, the Company may pay a one-time royalty of $3,000,000 within 180 days of United States marketing approval 1.25% royalties on net sales in the United States in lieu of the terms as set forth above.

Murdoch Children’s Research Institute

In 2015, the Company entered into a Global Development and License Agreement (“License Agreement II”) with Murdoch Children’s Research Institute (“MCRI”), an Australian Institute at the Royal Children’s Hospital in Australia, with the know-how in the process of using pharmaceutical grade Resveratrol for the treatment of Friedreich’s ataxia. License Agreement II provides for joint development for a delivery system, clinical trials for the treatment of Friedreich’s ataxia, and worldwide commercialization by the Company. Furthermore, License Agreement II grants an exclusive worldwide license to the Company to use the MCRI know-how for developing, manufacturing, and commercializing the product candidate for proposed treatment for Friedreich’s ataxia. In turn, MCRI has been granted an irrevocable, royalty free, worldwide license for the use any product inventions along with patent rights for internal research and development. Upon receipt of approval of an MMA in each territory, as defined (e.g., United States, European Union, China, Japan), the Company will be obligated to pay an approval fee of $66,000 per territory up to a maximum of $300,000 in aggregate, which has not yet been received as of September 30, 2025. Pursuant to the terms of License Agreement II, upon commercialization, Company will pay a royalty of 1.5% of net sales, as defined, in each territory to MCRI until such time as any product related to License Agreement II is no longer sold in the respective territory.

F-43

JUPITER NEUROSCIENCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Segment Report

The Company’s Chief Executive Officer serves as the Chief Operating Decision Maker (“CODM”) and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis.

During 2025, the Company began evaluating a potential realignment of its operations into two reportable segments: (i) the production and sale of premium nutritional supplements, and (ii) pharmaceutical operations focused on the development of drug candidates. However, as of September 30, 2025, the CODM has not begun reviewing operating results separately for these activities for purposes of performance assessment or resource allocation. The CODM continues to evaluate the Company’s financial performance on a consolidated basis, and the internal reporting structure does not provide discrete segment-level financial information.

Management believes a transitional period is appropriate given the timing of these operational changes. Accordingly, the Company has concluded that no change in reportable segments has occurred as of September 30, 2025. The Company will continue to monitor the CODM’s review practices and internal reporting structure and will update segment disclosures in future periods if and when discrete financial information is regularly reviewed at the segment level.

In accordance with ASC 280-10-50-34, if and when a change in reportable segments occurs in a future period, the Company will retrospectively recast prior-period segment disclosures to reflect the new segment structure, presenting historical information on the same basis as then reported. Notwithstanding the foregoing, the Company provides the entity-wide disclosures required by ASC 280, including information about products and services, geographic areas, and major customers.

Note 9 – Subsequent Events

Note payable, related party

On October 1, 2025, the Company repaid in full the unsecured, on demand working capital loan from its Chief Executive Officer, which accrued interest at 3% per annum. The repayment consisted of the outstanding principal balance of $146,432 and accrued but unpaid interest of $4,350, for an aggregate payment of $150,782. Following the repayment, no amounts remained outstanding under the loan.

Standby Equity Purchase Agreement and Pre-Paid Advance with YA II PN, Ltd. (Yorkville)

On October 24, 2025, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) and related Registration Rights Agreement with YA II PN, Ltd. (“Yorkville”), providing the Company the right, but not the obligation, to sell up to $20.0 million of common stock from time to time, subject to customary conditions, including an effective resale registration statement. Each advance is limited to 100% of the prior 5-day average daily trading volume and priced at 97% of the lowest daily volume-weighted average price (“VWAP”) over a 3-day pricing period (subject to customary exclusions/reductions and equitable adjustments). Issuances are subject to (i) a 4.99% beneficial-ownership cap (increasable on 65 days’ notice) and (ii) a Nasdaq 19.99% cap of 7,180,504 shares (the “Exchange Cap”) unless stockholder approval is obtained. The Company intends to seek such approval at its annual meeting scheduled for December 19, 2025.

In connection with the SEPA, Yorkville agreed to provide up to $6.0 million of pre-paid advances via convertible promissory notes. On October 27, 2025, the Company received $3,720,000 and issued a $4.0 million note (7% original issue discount, “OID”). A second $1,860,000 tranche is expected upon registration effectiveness and receipt of stockholder approval, against a $2.0 million note (7% OID). The notes bear interest at 8% (increasing to 18% upon default), mature on October 24, 2026, and are convertible at $1.50 per share, subject to proportional anti-dilution and price-protection adjustments (not below a contractual floor). Beginning January 7, 2026, and monthly thereafter, the Company must repay one-tenth (1/10) of the then-outstanding principal plus accrued interest (a 5% premium applies to cash repayments). Installments may be satisfied via SEPA advances without the premium, and SEPA proceeds must be applied first to repay the notes until they are repaid in full.

The Company paid a $25,000 structuring fee and issued 131,909 commitment shares with an aggregate value of $200,000. It also engaged Revere Securities LLC as finder, for which it will pay a cash fee equal to 8% of pre-paid advances and $18,000 per month for 12 months, with the aggregate monthly fees payable upon the Company raising at least $5.0 million in additional financing. While the notes are outstanding, the Company is prohibited from third-party variable-rate transactions, and Yorkville has agreed to no short sales.

The funded note will be recorded net of OID and finder’s fees as a debt discount amortized to interest. All embedded features are being evaluated under ASC 815. The commitment shares and structuring fee are expected to be deferred offering costs of future SEPA issuances. As of the date of this filing, the Company had received $3.72 million, issued the $4.0 million note, and no SEPA share sales occurred.

F-44

10,000,000 Shares of

Common Stock

JUPITER NEUROSCIENCES, INC.

PROSPECTUS

, 2025